Filed Pursuant to Rule 424(b)(5)
Registration No. 333-206258

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 10, 2015)

$381,973,000

2015-1 Pass Through Trusts

Pass Through Certificates, Series 2015-1

Delta Air Lines, Inc. (“Delta”) is creating two separate pass through trusts, which will respectively issue Delta Air Lines Class AA Pass Through Certificates, Series 2015-1 and Delta Air Lines Class A Pass Through Certificates, Series 2015-1. The Class AA Certificates and the Class A Certificates are being offered pursuant to this prospectus supplement.

As described herein, Delta may create a separate pass through trust that will issue Delta Air Lines Class B Pass Through Certificates, Series 2015-1. Delta may offer Class B Certificates at any time on or after the date of this prospectus supplement. The offering of the Class B Certificates may be made by means of this prospectus supplement and a related company free writing prospectus based on the terms and conditions described herein and therein. See “Information Relating to Class B Certificates.”

The Class AA Certificates and the Class A Certificates will represent interests in the assets of the related pass through trust. The proceeds from the sale of the Class AA Certificates and the Class A Certificates will be used by the related pass through trust on the date of issuance of such Certificates to acquire the related series of equipment notes to be issued by Delta on a full recourse basis. Payments on the equipment notes held in each such pass through trust will be passed through to the Certificateholders of such trust. Distributions on the Class AA Certificates and the Class A Certificates will be subject to certain subordination provisions described herein. The Class AA Certificates and the Class A Certificates do not represent interests in, or obligations of, Delta or any of its affiliates.

Subject to the distribution provisions described herein, the Class AA Certificates will rank generally senior to the Class A Certificates and any Class B Certificates that may be issued; and the Class A Certificates will rank generally junior to the Class AA Certificates and will rank generally senior to any Class B Certificates that may be issued.

The equipment notes to be held by the pass through trust for the Class AA Certificates, the pass through trust for the Class A Certificates and, if applicable, the pass through trust for any Class B Certificates will be issued for each of 15 Boeing 737-932ER aircraft delivered new from September 2013 to February 2014. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the issued and outstanding equipment notes will be payable semiannually on January 30 and July 30 of each year, commencing on January 30, 2016, and principal on such equipment notes is scheduled for payment on January 30 and July 30 of certain years, commencing on January 30, 2016.

Commonwealth Bank of Australia, New York Branch, will provide a separate liquidity facility for each of the Class AA Certificates and the Class A Certificates, in each case in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Certificates of such class.

The Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See “Risk Factors” beginning on page S-21.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate		Final Expected Distribution Date	Price to Public(1)
Class AA	$312,524,000		%	July 30, 2027	100%
Class A	$69,449,000		%	July 30, 2027	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class AA Certificates and the Class A Certificates if any are purchased. The aggregate proceeds from the sale of the Class AA Certificates and the Class A Certificates will be $381,973,000. Delta will pay the underwriters a commission of $            . Delivery of the Class AA Certificates and the Class A Certificates in book-entry form will be made on or about                     , 2015 against payment in immediately available funds.

Joint Lead Bookrunners

MORGAN STANLEY Sole Structuring Agent	CREDIT SUISSE

CITIGROUP	DEUTSCHE BANK SECURITIES	GOLDMAN, SACHS & CO.

Passive Bookrunners

BNP PARIBAS	CREDIT AGRICOLE SECURITIES	NATIXIS

The date of this prospectus supplement is             , 2015.

We have not, and the Underwriters have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts or the Liquidity Provider, since the date of this prospectus supplement.

Prospectus Supplement

i

Index of Defined Terms	Appendix I
Appraisal Letters	Appendix II
Loan to Value Ratios of Equipment Notes	Appendix III
Equipment Note Principal Amounts and Amortization Schedules	Appendix IV

Prospectus

CERTAIN VOLCKER RULE CONSIDERATIONS

Each of the Class AA Trust and the Class A Trust is, and, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Trust will be, structured so as to, immediately following the issuance of the related class of Certificates pursuant to the applicable Pass Through Trust Agreement, not constitute a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule”. In reaching this conclusion, although other statutory or regulatory exemptions or exclusions from registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), may be available to each Trust, each Trust is or will be relying on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Class AA Certificates and the Class A Certificates that we are currently offering and information about us, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class AA Certificates, the Class A Certificates or the Class B Certificates. This prospectus supplement contains information that supplements or replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “Delta”, the “Company”,“we”, “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

INFORMATION RELATING TO CLASS B CERTIFICATES

As described in this prospectus supplement, Delta may create a separate pass through trust that will issue Class B Certificates. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates.” Delta may offer Class B Certificates at any time on or after the date of this prospectus supplement. The offering of the Class B Certificates may be made by means of this prospectus supplement and a related company free writing prospectus based on the terms and conditions described herein and therein. Delta reserves the right to offer Class B Certificates, if it does so at all, by means other than this prospectus supplement. The terms relating to Class B Certificates that are described in this prospectus supplement assume, among other things, that the Class B Certificates would be issued concurrently with the Class AA Certificates and the Class A Certificates, and that the Class B Certificates would have the benefit of credit support with respect to interest payable thereon as described under “Description of the Liquidity Facilities.” If the Class B Certificates are not so issued, the terms relating to the Class B Certificates that are described in this prospectus supplement may not be applicable to the Class B Certificates and the Class B Trust, if and when Class B Certificates are offered and issued.

There is no assurance that Class B Certificates will be offered or issued, and the Class B Certificates, if and when offered and issued, may have terms different from the terms of the Class B Certificates described in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects”, “believes”, “plans”, “anticipates”, and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. Known material risk factors applicable to Delta, other than risks that could apply to any issuer or offering, are described under the heading “Risk Factors” in this prospectus supplement. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and at our website at http://www.delta.com. The contents of our website are not incorporated into this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.

We “incorporate by reference” in this prospectus supplement certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we file later with the SEC will automatically update and supersede this prospectus supplement.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015; and

•	Current Reports on Form 8-K filed on February 20, 2015, July 13, 2015, July 24, 2015 and July 27, 2015.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement.

Any party to whom this prospectus supplement is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus supplement), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about our company and this offering. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by Delta with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

Summary of Terms of Certificates

	Class AA Certificates	Class A Certificates	Class B Certificates(1)
Aggregate face amount	$312,524,000	$69,449,000	$118,027,000
Initial loan to Aircraft value ratio (cumulative)(2)(3)	45.0%	55.0%	72.0%
Expected maximum loan to Aircraft value ratio (cumulative)(3)	45.0%	55.0%	72.0%
Expected principal distribution window (in years from Issuance Date)	0.4-11.9	0.4-11.9	0.4-7.9
Initial average life (in years from Issuance Date)	8.9	8.9	5.9
Regular Distribution Dates	January 30 and July 30	January 30 and July 30	January 30 and July 30
Final expected Regular Distribution Date(4)	July 30, 2027	July 30, 2027	July 30, 2023
Final Legal Distribution Date(5)	January 30, 2029	January 30, 2029	January 30, 2025
Minimum denomination(6)	$2,000	$2,000	$2,000
Section 1110 protection	Yes	Yes	Yes
Liquidity Facility coverage	3 semiannual interest payments	3 semiannual interest payments	3 semiannual interest payments

(1)	Certain terms relating to the Class B Certificates described in this summary table are based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificate on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates”.
(2)	These percentages are calculated as of the Issuance Date. In calculating these percentages, we have assumed that the aggregate appraised value of all such Aircraft is $694,490,000 as of the Issuance Date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals”.
(3)	See “—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.
(4)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust to hold such Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments”.
(5)	The Final Legal Distribution Date for each of the Class AA Certificates, Class A Certificates and Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.
(6)	The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Trusts will hold Equipment Notes issued for, and secured by, each of 15 Boeing 737-932ER aircraft delivered new to Delta from September 2013 to February 2014 (each an “Aircraft” and, collectively, the “Aircraft”). Each Aircraft is owned and is being operated by Delta. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes to be held in the Trusts and each of the Aircraft that will secure such Equipment Notes.

On and subject to the terms and conditions of the Indenture and the Participation Agreement relating to each Aircraft, Delta will issue on the Issuance Date the Equipment Notes relating to such Aircraft to be held in the Trusts. See “Description of the Aircraft and the Appraisals—General”.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Initial Principal Amount of Series AA Equipment Notes	Initial Principal Amount of Series A Equipment Notes	Initial Principal Amount of Series B Equipment Notes(1)	Appraised Value(2)
Boeing 737-932ER	N801DZ	31912	September 2013	$20,826,000	$4,628,000	$7,865,000	$46,280,000
Boeing 737-932ER	N802DN	31917	October 2013	20,615,000	4,581,000	7,786,000	45,810,000
Boeing 737-932ER	N803DN	31919	October 2013	20,358,000	4,524,000	7,689,000	45,240,000
Boeing 737-932ER	N804DN	31918	October 2013	20,615,000	4,581,000	7,786,000	45,810,000
Boeing 737-932ER	N805DN	31913	November 2013	20,471,000	4,549,000	7,731,000	45,490,000
Boeing 737-932ER	N806DN	31914	November 2013	21,051,000	4,678,000	7,950,000	46,780,000
Boeing 737-932ER	N807DN	31921	November 2013	20,727,000	4,606,000	7,828,000	46,060,000
Boeing 737-932ER	N808DN	31920	November 2013	21,051,000	4,678,000	7,950,000	46,780,000
Boeing 737-932ER	N809DN	31915	December 2013	21,168,000	4,704,000	7,995,000	47,040,000
Boeing 737-932ER	N810DN	31922	December 2013	20,844,000	4,632,000	7,872,000	46,320,000
Boeing 737-932ER	N811DZ	31916	December 2013	20,588,000	4,575,000	7,775,000	45,750,000
Boeing 737-932ER	N812DN	31923	December 2013	20,588,000	4,575,000	7,775,000	45,750,000
Boeing 737-932ER	N814DN	31924	January 2014	21,281,000	4,729,000	8,036,000	47,290,000
Boeing 737-932ER	N813DN	31925	January 2014	20,939,000	4,653,000	7,907,000	46,530,000
Boeing 737-932ER	N815DN	31926	February 2014	21,402,000	4,756,000	8,082,000	47,560,000

Total:				$312,524,000	$69,449,000	$118,027,000	$694,490,000

(1)	The initial principal amount of Series B Equipment Notes for each Aircraft set forth above is based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates”.
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”, and together with AISI and BK, the “Appraisers”)). Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. The AISI appraisal is dated June 25, 2015; the BK appraisal is dated July 29, 2015; and the MBA appraisal is dated July 29, 2015. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals”. An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security”. The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Delta’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(4)	Pool Balance(1)(2)			LTV(1)(3)
		Class AA Certificates	Class A Certificates	Class B Certificates(1)	Class AA Certificates	Class A Certificates	Class B Certificates(1)
At Issuance	$694,490,000	$312,524,000	$69,449,000	$118,027,000	45.0%	55.0%	72.0%
January 30, 2016	684,985,145	306,333,938	68,074,209	114,315,108	44.7	54.7	71.3
July 30, 2016	674,007,896	299,484,800	66,552,178	110,349,478	44.4	54.3	70.7
January 30, 2017	663,030,647	292,635,661	65,030,147	106,383,848	44.1	53.9	70.0
July 30, 2017	652,053,398	285,786,522	63,508,116	102,418,219	43.8	53.6	69.3
January 30, 2018	641,076,150	278,937,384	61,986,085	98,452,589	43.5	53.2	68.5
July 30, 2018	630,098,901	272,088,245	60,464,054	94,486,959	43.2	52.8	67.8
January 30, 2019	619,121,652	265,239,106	58,942,024	90,521,330	42.8	52.4	67.0
July 30, 2019	608,144,403	258,389,968	57,419,993	86,555,700	42.5	51.9	66.2
January 30, 2020	597,167,154	251,540,829	55,897,962	82,590,070	42.1	51.5	65.3
July 30, 2020	586,189,906	244,691,690	54,375,931	78,624,441	41.7	51.0	64.4
January 30, 2021	575,212,657	237,842,552	52,853,900	74,658,811	41.3	50.5	63.5
July 30, 2021	564,235,408	230,993,413	51,331,870	70,693,181	40.9	50.0	62.6
January 30, 2022	553,258,159	224,144,274	49,809,839	66,727,552	40.5	49.5	61.6
July 30, 2022	542,280,910	217,295,136	48,287,808	62,761,922	40.1	49.0	60.5
January 30, 2023	531,303,662	210,445,997	46,765,777	58,796,292	39.6	48.4	59.5
July 30, 2023	520,326,413	203,596,858	45,243,746	0	39.1	47.8	0.0
January 30, 2024	509,349,164	196,747,720	43,721,716	0	38.6	47.2	0.0
July 30, 2024	498,371,915	189,898,581	42,199,685	0	38.1	46.6	0.0
January 30, 2025	487,394,666	183,049,442	40,677,654	0	37.6	45.9	0.0
July 30, 2025	476,417,418	176,200,304	39,155,623	0	37.0	45.2	0.0
January 30, 2026	465,440,169	169,351,165	37,633,592	0	36.4	44.5	0.0
July 30, 2026	454,462,920	162,502,026	36,111,561	0	35.8	43.7	0.0
January 30, 2027	443,485,671	155,652,888	34,589,531	0	35.1	42.9	0.0
July 30, 2027	432,508,422	0	0	0	0.0	0.0	0.0

(1)	The Pool Balance and LTV schedules relating to the Class B Certificates set forth above are based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates”. The Class B Certificates, if and when offered and issued, may have Pool Balance and LTV schedules different from those set forth above.
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to the Certificateholders of such class.
(3)

We obtained the LTVs for each class of Certificates for the Issuance Date and each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates and, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date could change if, among other things, (x) any Equipment Notes are redeemed or purchased, or (y) a default in payment on any Equipment Notes occurs.
(4)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes”. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

Cash Flow Structure

This diagram illustrates the structure for the Certificates and certain cash flows.(1)

(1)	The structure and terms relating to the Class B Certificates described in this chart are based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates”. The Class B Certificates, if and when offered and issued, may have a structure and terms different from those described in this chart.
(2)	Delta will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes will be issued under a separate Indenture with respect to each Aircraft.
(3)	The separate Liquidity Facility for each of the Class AA Certificates, Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, respectively. Certain distributions to the Liquidity Provider for each class of Certificates will be made prior to distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions”.

The Offering

Certificates Offered	• Class AA Certificates. • Class A Certificates.

Possible Issuance of Class B Certificates

Delta may offer Class B Certificates at any time on or after the date of this prospectus supplement. The offering of the Class B Certificates may be made by means of this prospectus supplement and a related company free writing prospectus based on the terms and conditions described herein and therein. Delta reserves the right to offer Class B Certificates, if it does so at all, by means other than this prospectus supplement. The terms relating to Class B Certificates that are described in this prospectus supplement are based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates and on certain other assumptions described in this prospectus supplement. See “Information Relating to Class B Certificates”.

If Class B Certificates are issued after the Class AA Certificates and the Class A Certificates, the issuance of Class B Certificates will be subject to satisfaction of certain conditions, including receipt of written confirmation from each Rating Agency then rating the Class AA Certificates and the Class A Certificates to the effect that such issuance will not result in a withdrawal, suspension or downgrading of its rating of the Class AA Certificates or the Class A Certificates. No consent of the Class AA Trustee, the Class A Trustee, any Class AA Certificateholder or any Class A Certificateholder will be required for such issuance of Class B Certificates if, among other things, the foregoing condition is satisfied. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

Trusts	Each of the Class AA Trust, Class A Trust and Class B Trust will be formed pursuant to a separate trust supplement to be entered into between Delta and U.S. Bank Trust National Association to a basic pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as Trustee under each Trust. Each class of Certificates will represent fractional undivided interests in the related Trust.

Use of Proceeds

The proceeds from the sale of the Certificates of each Trust will be used by such Trust on the Issuance Date to acquire from Delta the related series of Equipment Notes to be issued with respect to each Aircraft under the related Indenture.

The Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Equipment Notes with respect to the Aircraft for a portion of the prepayment of the term loan facility under the senior secured credit facilities of Delta as described under “Use of Proceeds”. Delta will use the balance (if any) of any such proceeds not used in connection with the foregoing to pay fees and expenses relating to this offering and for general corporate purposes. See “Use of Proceeds”.

Subordination Agent, Trustee and Loan Trustee	U.S. Bank Trust National Association.

Liquidity Provider	For the Class AA Certificates, the Class A Certificates and the Class B Certificates (assuming that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement), initially, Commonwealth Bank of Australia, New York Branch.

Trust Property

The property of each Trust will include:

•      subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•      the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•      all monies receivable under the separate Liquidity Facility for such Trust; and

•      funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	January 30 and July 30 of each year, commencing on January 30, 2016.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•      Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•      payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement will prescribe how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also will set forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination

Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•      first, to the holders of the Class AA Certificates to make distributions in respect of interest on the Class AA Certificates;

•      second, to the holders of the Class A Certificates to make distributions in respect of interest on the Eligible A Pool Balance;

•      third, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•      fourth, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates;

•      fifth, to the holders of the Class A Certificates to make distributions in respect of interest on the Pool Balance of the Class A Certificates not previously distributed under clause “second” above;

•      sixth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•      seventh, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “third” above; and

•      eighth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions”. In addition, if any Additional Certificates are issued, the priority of distributions may be revised. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

Control of Loan Trustee

The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•      if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•      if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•      if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•      if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•      under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of Delta, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or Delta’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates

If Delta is in bankruptcy and certain other specified events have occurred:

•      the Class A Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates;

•      the Class B Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates; and

•      if one or more classes of Additional Certificates have been issued and are outstanding, the holders (other than Delta or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class AA Certificates,

Class A Certificates and Class B Certificates and, if applicable, any other class of Additional Certificates generally ranking senior in priority of payment to such class of Additional Certificates. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities

Under the Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust, the applicable Liquidity Provider will be required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates of a Trust will be entitled to receive and retain the proceeds of interest drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided for in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to other Liquidity Facilities and will rank senior to all of the Certificates in right of payment.

Possible Issuance of Additional Certificates

One or more classes of additional pass through certificates may be issued at any time and from time to time. Each class of additional pass through certificates will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class AA Certificates, Class A Certificates and Class B Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders”. In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, Class A Certificates and Class B Certificates. In addition, the Additional Certificates may have the benefit of credit support (including a liquidity facility). See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

Possible Refinancing of Certificates

Delta may elect at any time and from time to time to:

•      redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•      following the payment in full of all (but not less than all) of the Series A Equipment Notes or the Series B

Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full.

In either such case, Delta will fund the sale of any such series of Equipment Notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

Equipment Notes

(a) Issuer	Under each Indenture, Delta will issue Series AA Equipment Notes, Series A Equipment Notes and, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement, Series B Equipment Notes, which will be acquired, respectively, by the Class AA Trust, Class A Trust and Class B Trust.

(b) Interest	The issued and outstanding Equipment Notes held in each Trust will accrue interest at the Stated Interest Rate for the Certificates issued by such Trust. Interest on the issued and outstanding Equipment Notes will be payable on January 30 and July 30 of each year, commencing on January 30, 2016, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on January 30 and July 30 in certain years, commencing on January 30, 2016 and ending on July 30, 2027 in the case of the Series AA Equipment Notes and the

Series A Equipment Notes and on July 30, 2023 in the case of the Series B Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments”.

(d) Rankings

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•      the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•      the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•      if Delta issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”); and

•      the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions”.

(e) Redemption

Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, Delta will either:

•      substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•      redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. Delta may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Delta may elect to redeem all of the outstanding Series A Equipment Notes or all of the outstanding Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”. The redemption price in each such case will be the unpaid principal amount of such Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption”.

(f) Security and cross-collateralization

The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination”. This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of Title 11 of the United States Code, the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution

Delta may, at any time and from time to time, with respect to any Aircraft, substitute for the related Airframe an airframe of the same model or a comparable or improved model of the manufacturer of the Aircraft, free and clear of all liens (other than permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•      no Indenture Event of Default has occurred and is continuing at the time of substitution;

•      the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series AA Equipment Notes under such related Indenture; and

•      the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted has been maintained in accordance with such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Airframe”.

(h) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Delta’s internal counsel will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	The Trusts themselves will not be subject to U.S. federal income tax. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations

Each person who purchases or holds a Certificate or an interest therein will be deemed to have represented that either:

•      no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein; or

•      the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions and do not violate Similar Law.

See “Certain ERISA Considerations”.

Governing Law	The Certificates and the Equipment Notes will be governed by the laws of the State of New York.

Summary Historical Consolidated Financial and Operating Data

The following tables present our summary historical consolidated financial and operating data. We derived the statement of operations data for the six months ended June 30, 2015 and 2014 and the balance sheet data as of June 30, 2015 from our unaudited condensed consolidated financial statements for the quarter ended June 30, 2015 and the related notes thereto incorporated by reference herein. We derived the balance sheet data as of June 30, 2014 from our unaudited condensed consolidated financial statements for the quarter ended June 30, 2014 and the related notes thereto, which are not incorporated by reference. The unaudited statement of operations data for the interim periods may not be indicative of results for the year as a whole. We derived the statement of operations data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2014 and 2013 from our audited consolidated financial statements for the year ended December 31, 2014 and the related notes thereto incorporated by reference herein.

You should read the following tables in conjunction with (1) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the condensed consolidated financial statements and the related notes thereto incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 and (2) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2014. See “Where You Can Find More Information” in this prospectus supplement.

Statement of Operations Data

	Six Months Ended June 30,		Year Ended December 31,
(in millions)	2015	2014	2014	2013
Operating revenue	$20,095	$19,537	$40,362	$37,773
Operating expense	16,223	17,338	38,156	34,373
Operating income	3,872	2,199	2,206	3,400
Interest expense, net	(258)	(359)	(650)	(852)
Net income	2,231	1,014	659	10,540

	June 30,		December 31,
	2015	2014	2014	2013
Balance Sheet Data (in millions)
Cash, cash equivalents and short-term investments	$3,787	$4,081	$3,305	$3,803
Restricted cash, cash equivalents and short-term investments	3,852	4,202	3,366	3,925
Total assets	52,781	52,191	54,121	52,252
Long-term debt and capital leases (including current maturities)	9,257	10,322	9,777	11,342
Stockholders’ equity	9,563	12,203	8,813	11,643

	Six Months Ended June 30,				Year Ended December 31,
	2015		2014		2014		2013
Other Financial and Statistical Data(1)
Revenue passenger miles (millions)	100,976		97,942		202,925		194,988
Available seat miles (millions)	120,534		115,721		239,676		232,740
Passenger mile yield	16.90	¢	17.30	¢	17.22	¢	16.89	¢
Passenger revenue per available seat mile	14.16	¢	14.64	¢	14.58	¢	14.15	¢
Operating cost per available seat mile	13.46	¢	14.98	¢	15.92	¢	14.77	¢
Passenger load factor	83.8%		84.6%		84.7%		83.8%
Fuel gallons consumed (millions)	1,947		1,882		3,893		3,828
Average price per fuel gallon(2)	$1.98		$2.99		$3.47		$3.00

(1)	Includes the operations of our regional carriers.
(2)	Includes the impact of fuel hedge activity and refinery segment results.

Recent Developments

We have recently received commitments for a $1.5 billion first-lien revolving credit facility that we expect will be used to refinance a portion of our $2.5 billion existing senior secured credit facilities. The existing facilities consist of a $1.2 billion first-lien revolving credit facility and a $1.3 billion first-lien term loan facility. In addition to the new revolving credit facility, we expect the existing facilities will be refinanced through a combination of a new first-lien term loan facility and this offering and a portion will be repaid utilizing existing cash. We currently expect to close the new credit facilities during the third quarter of 2015.

RISK FACTORS

In considering whether to purchase the Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports filed with the SEC.

Risk Factors Relating to Delta

Our business and results of operations are dependent on the price of aircraft fuel. High fuel costs or cost increases, including in the cost of crude oil, could have a material adverse effect on our operating results.

Our operating results are significantly impacted by changes in the price of aircraft fuel. Fuel prices have increased substantially since the middle part of the last decade and have been highly volatile during the last several years. In the first six months of 2015, our average fuel price per gallon, including the impact of fuel hedges, was $1.98. In 2014, our average fuel price per gallon, including the impact of fuel hedges, was $3.47, a 16% increase from our average fuel price in 2013. In 2013, our average fuel price per gallon was $3.00, an 8% decrease from our average fuel price in 2012. In 2012, our average fuel price per gallon was $3.25, a 6% increase from our average fuel price in 2011, which in turn was significantly higher than fuel prices just a few years earlier. Fuel costs represented 35%, 33% and 36% of our operating expense in 2014, 2013 and 2012, respectively.

Our ability to pass along increasing fuel costs to our customers may be affected by the competitive nature of the airline industry. Until recently, we often were not able to increase our fares to offset fully the effect of increases in fuel costs and we may not be able to do so in the future. This is particularly the case when fuel prices increase rapidly. Because passengers often purchase tickets well in advance of their travel, a significant rapid increase in fuel price may result in the fare charged not covering that increase.

We acquire a significant amount of jet fuel from our wholly-owned subsidiary, Monroe Energy, LLC, and through strategic agreements that Monroe has with third parties. The cost of the fuel we purchase under these arrangements remains subject to volatility in the cost of crude oil and jet fuel. In addition, we continue to purchase a significant amount of aircraft fuel in addition to what we obtain from Monroe. Our aircraft fuel purchase contracts do not provide material protection against price increases as these contracts typically establish the price based on industry standard market price indices.

Significant extended disruptions in the supply of aircraft fuel, including from Monroe, could have a material adverse effect on our operations and operating results.

Weather-related events, natural disasters, political disruptions or wars involving oil-producing countries, changes in governmental policy concerning aircraft fuel production, transportation, taxes or marketing, environmental concerns and other unpredictable events may impact crude oil and fuel supply and could result in shortages in the future. Shortages in fuel supplies could have negative effects on our results of operations and financial condition.

Because we acquire a large amount of our jet fuel from Monroe, the disruption or interruption of production at the refinery could have an impact on our ability to acquire jet fuel needed for our operations. Disruptions or interruptions of production at the refinery could result from various sources including a major accident or mechanical failure, interruption of supply or delivery of crude oil, work stoppages relating to organized labor issues, or damage from severe weather or other natural or man-made disasters, including acts of terrorism. If the refinery were to experience an interruption in operations, disruptions in fuel supplies could have negative effects on our results of operations and financial condition. In addition, the financial benefits we expect to achieve from the operation of the refinery could be materially adversely affected (to the extent not recoverable through insurance) because of lost production and repair costs.

Under a strategic agreement that Monroe has with a significant counterparty, Monroe is exchanging non-jet fuel products for jet fuel for use in our airline operations. Monroe is required to deliver specified quantities of non-jet fuel products to the counterparty and the counterparty is required to deliver specified quantities of jet fuel to us. If either party does not have the specified quantity or type of product available, that party is required to procure any such shortage to fulfill its obligation under the agreement. If the refinery experiences a significant interruption in operations, Monroe may be required to expend substantial amounts to purchase the products it is required to deliver, which could have a material adverse effect on our consolidated financial results of operations.

In addition, the strategic agreements utilize market prices for the products being exchanged. If Monroe’s cost of producing the non-jet fuel products that it is required to deliver under these agreements exceeds the value it receives for those products, the financial benefits we expect to achieve through the ownership of the refinery and our consolidated results of operations could be materially adversely affected.

Our fuel hedging activities are intended to manage the financial impact of the volatility in the price of jet fuel. The effects of rebalancing our hedge portfolio or mark-to-market adjustments may have a negative effect on our financial results.

We actively manage our fuel price risk through a hedging program intended to reduce the financial impact from changes in the price of jet fuel. We utilize different contract and commodity types in this program and frequently test their economic effectiveness against our financial targets. We rebalance the hedge portfolio from time to time according to market conditions, which may result in locking in gains or losses on hedge contracts prior to their settlement dates. In addition, we record mark-to-market adjustments (“MTM adjustments”) on our fuel hedges. MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Losses from rebalancing or MTM adjustments (or both) may have a negative impact on our financial results.

Our fuel hedge contracts contain margin funding requirements. The margin funding requirements may require us to post margin to counterparties or may cause counterparties to post margin to us as market prices in the underlying hedged items change. If fuel prices decrease significantly from the levels existing at the time we enter into fuel hedge contracts, we may be required to post a significant amount of margin, which could have a material impact on the level of our unrestricted cash and cash equivalents and short-term investments.

We are at risk of losses and adverse publicity stemming from a serious accident involving our aircraft.

An aircraft crash or other accident could expose us to significant liability. Although we believe that our insurance coverage is appropriate, we may be forced to bear substantial losses from an accident in the event that the coverage was not sufficient. In addition, any accident involving an aircraft that we operate or an aircraft that is operated by an airline that is one of our regional carriers or codeshare partners could create a negative public perception, which could harm our reputation, resulting in air travelers being reluctant to fly on our aircraft and therefore harm our business.

Agreements governing our debt, including credit agreements, include financial and other covenants that impose restrictions on our financial and business operations.

Our credit facilities have various financial and other covenants that require us to maintain, depending on the particular agreement, minimum fixed charge coverage ratios, minimum liquidity and/or minimum collateral coverage ratios. The value of the collateral that has been pledged in each facility may change over time due to required appraisals of collateral required by our credit agreements and indentures. These changes could result from factors that are not under our control. Although we are in compliance with covenant and collateral requirements, a decline in the value of collateral could result in a situation where we may not be able to maintain the collateral coverage ratio. In addition, the credit facilities contain other negative covenants customary for such financings. If we fail to comply with these covenants and are unable to remedy or obtain a waiver or amendment, an event of default would result. These covenants are subject to important exceptions and qualifications.

The credit facilities also contain other events of default customary for such financings. If an event of default were to occur, the lenders could, among other things, declare outstanding amounts due and payable, and our cash may become restricted. We cannot provide assurance that we would have sufficient liquidity to repay or refinance the borrowings or notes under any of the credit facilities if such amounts were accelerated upon an event of default. In addition, an event of default or declaration of acceleration under any of the credit facilities could also result in an event of default under other of our financing agreements.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our business is labor intensive, utilizing large numbers of pilots, flight attendants, aircraft maintenance technicians, ground support personnel and other personnel. As of June 30, 2015, approximately 18% of our workforce, primarily pilots, was unionized. Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act, which provides that a collective bargaining agreement between an airline and a labor union does not expire, but instead becomes amendable as of a stated date. The Railway Labor Act generally prohibits strikes or other types of self help actions both before and after a collective bargaining agreement becomes amendable, unless and until the collective bargaining processes required by the Railway Labor Act have been exhausted. Monroe’s relations with unions representing its employees are governed by the NLRA, which generally allows self help after a collective bargaining agreement expires.

If we or our subsidiaries are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act or the NLRA, as the case may be. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct business. Likewise, if third-party regional carriers with whom we have contract carrier agreements are unable to reach agreement with their unionized work groups in current or future negotiations regarding the terms of their collective bargaining agreements, those carriers may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act, which could have a negative impact on our operations.

Extended interruptions or disruptions in service at one of our hub or gateway airports could have a material adverse impact on our operations.

Our business is heavily dependent on our operations at the Atlanta airport and at our other hub or gateway airports in Amsterdam, Detroit, Los Angeles, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or gateway to other major cities and to other Delta hubs and gateways. A significant extended interruption or disruption in service at one of our hubs or gateways could have a material impact on our business, financial condition and results of operations.

Disruptions or security breaches of our information technology infrastructure could interfere with our operations, compromise passenger or employee information and expose us to liability, possibly causing our business and reputation to suffer.

A serious internal technology error or failure impacting systems hosted internally at our data centers or externally at third-party locations, or large scale external interruption in technology infrastructure we depend on, such as power, telecommunications or the internet, may disrupt our technology network. A significant individual, sustained or repeated failure of our network, including third-party networks we utilize and on which we depend, could impact our customer service and result in increased costs.

Our technology systems and related data may also be vulnerable to a variety of sources of interruption, including natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. While we have in place, and continue to invest in, technology security initiatives and disaster recovery plans, these measures may not be adequate or implemented properly to prevent a business disruption and its adverse financial and reputational consequences to our business.

In addition, as a part of our ordinary business operations, we collect and store sensitive data, including personal information of our passengers and employees and information of our business partners. The secure operation of the networks and systems on which this type of information is stored, processed and maintained is critical to our business operations and strategy.

Our information systems are subject to an increasing threat of continually evolving cybersecurity risks. Unauthorized parties may attempt to gain access to our systems or information through fraud or other means of deception. Hardware or software we develop or acquire may contain defects that could unexpectedly compromise information security. The methods used to obtain unauthorized access, disable or degrade service or sabotage systems are constantly evolving, and may be difficult to anticipate or to detect for long periods of time. We regularly review and update procedures and processes to prevent and protect against unauthorized access to our systems and information. However, the constantly changing nature of the threats means that we may not be able to prevent all data security breaches or misuse of data. The compromise of our technology systems resulting in the loss, disclosure, misappropriation of, or access to, customers,’ employees’ or business partners’ information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disruption to our operations and damage to our reputation, any or all of which could adversely affect our business.

We are dependent on technology in our operations. If our technology does not perform reliably, our business may be adversely affected.

We have become increasingly dependent on technology initiatives to enhance customer service, reduce costs and increase operational effectiveness in order to compete in the current business environment. For example, we have made and continue to make significant investments in delta.com, mobile device applications, check-in kiosks and related initiatives, including security for these initiatives. The performance, reliability and security of the technology are critical to our ability to attract and retain customers and our ability to compete effectively. If our technology does not perform reliably, our business and operations could be negatively affected.

Our business is subject to the effects of weather, natural disasters and seasonality, which can cause our results to fluctuate.

Our results of operations are impacted by severe weather, natural disasters and seasonality. Severe weather conditions and natural disasters can significantly disrupt service and create air traffic control problems. These events decrease revenue and can also increase costs. In addition, increases in the frequency, severity or duration of thunderstorms, hurricanes, typhoons or other severe weather events, including from changes in the global climate, could result in increases in delays and cancellations, turbulence-related injuries and fuel consumption to avoid such weather, any of which would increase the potential for greater loss of revenue and higher costs. In addition, demand for air travel is typically higher in the June and September quarters, particularly in international markets, because there is more vacation travel during these periods than during the remainder of the year. The seasonal shifting of demand causes our financial results to vary on a seasonal basis. Because of fluctuations in our results from weather, natural disasters and seasonality, operating results for a historical period are not necessarily indicative of operating results for a future period and operating results for an interim period are not necessarily indicative of operating results for an entire year.

An extended disruption in services provided by our third-party regional carriers could have a material adverse effect on our results of operations.

We utilize the services of third parties in a number of areas in support of our operations that are integral to our business, including third-party carriers in the Delta Connection program. While we have agreements with these providers that define expected service performance, we do not have direct control over their operations. In particular, third-party regional carriers may face a shortage of qualified pilots due to government mandated increases in flight experience required for pilots working for airlines. If this shortage occurs, third-party regional carriers may not be able to comply with their obligations to us. To the extent that a significant disruption in our regional operations occurs because any of these providers are unable to perform their obligations over an extended period of time, our revenue may be reduced or our expenses may be increased resulting in a material adverse effect on our results of operations.

The failure or inability of insurance to cover a significant liability related to an environmental or other incident associated with the operation of the Monroe refinery could have a material adverse effect on our consolidated financial results.

Monroe’s refining operations are subject to various hazards unique to refinery operations, including explosions, fires, toxic emissions and natural catastrophes. Monroe could incur substantial losses, including cleanup costs, fines and other sanctions and third-party claims, and its operations could be interrupted, as a result of such an incident. Monroe’s insurance coverage does not cover all potential losses, costs or liabilities and Monroe could suffer losses for uninsurable or uninsured risks or in amounts greater than its insurance coverage. In addition, Monroe’s ability to obtain and maintain adequate insurance may be affected by conditions in the insurance market over which it has no control. If Monroe were to incur a significant liability for which it is not fully insured or for which insurance companies do not or are unable to provide coverage, this could have a material adverse effect on our consolidated financial results of operations or consolidated financial position.

The operation of the refinery by Monroe is subject to significant environmental regulation. Failure to comply with environmental regulations or the enactment of additional regulation could have a negative impact on our consolidated financial results.

Monroe’s operations are subject to extensive environmental, health and safety laws and regulations, including those relating to the discharge of materials into the environment, waste management, pollution prevention measures and greenhouse gas emissions. Monroe could incur fines and other sanctions, cleanup costs and third-party claims as a result of violations of or liabilities under environmental, health and safety requirements, which if significant, could have a material adverse effect on our financial results. In addition, the enactment of new environmental laws and regulations, including any laws or regulations relating to greenhouse gas emissions, could significantly increase the level of expenditures required for Monroe or restrict its operations.

Under the Energy Independence and Security Act of 2007, the EPA has adopted RFS that mandate the blending of renewable fuels into Transportation Fuels. RINs are assigned to renewable fuels produced or imported into the U.S. that are blended into Transportation Fuels to demonstrate compliance with this obligation. A refinery may meet its obligation under RFS by blending the necessary volumes of renewable fuels with Transportation Fuels or by purchasing RINs in the open market or through a combination of blending and purchasing RINs.

Because the refinery operated by Monroe does not blend renewable fuels, it must purchase its entire RINs requirement in the secondary market or obtain a waiver from the EPA. As a result, Monroe is exposed to the market price of RINs. Market prices for RINs have recently been volatile, increasing significantly during 2013 before returning to more moderate levels and then increasing again in late 2014. We cannot predict the future prices of RINs. Purchasing RINs at elevated prices could have a material impact on our results of operations and cash flows.

Existing laws or regulations could change and the minimum volumes of renewable fuels that must be blended with refined petroleum products may increase. Increases in the volume of renewable fuels that must be blended into Monroe’s products could limit the refinery’s production if sufficient numbers of RINs are not available for purchase or relief from this requirement is not obtained, which could have an adverse effect on our consolidated financial results.

If we lose senior management personnel and other key employees, our operating results could be adversely affected.

We are dependent on the experience and industry knowledge of our officers and other key employees to design and execute our business plans. If we experience a substantial turnover in our leadership and other key employees, and these persons are not replaced by individuals with equal or greater skills, our performance could be materially adversely impacted. Furthermore, we may be unable to attract and retain additional qualified executives as needed in the future.

Risk Factors Relating to the Airline Industry

The global airline industry is highly competitive and, if we cannot successfully compete in the marketplace, our business, financial condition and operating results will be materially adversely affected.

The airline industry is highly competitive, marked by significant competition with respect to routes, fares, schedules (both timing and frequency), services, products, customer service and frequent flyer programs. Consolidation in the domestic airline industry, the rise of well-funded government sponsored international carriers, changes in international alliances and the creation of immunized joint ventures have altered and will continue to alter the competitive landscape in the industry by resulting in the formation of airlines and alliances with increased financial resources, more extensive global networks and competitive cost structures.

Our domestic operations are subject to competition from traditional network carriers, including American Airlines and United Airlines, national point-to-point carriers, including Alaska Airlines, JetBlue Airways and Southwest Airlines, and discount carriers, some of which may have lower costs than we do and provide service at low fares to destinations served by us. Point-to-point, discount and ultra low-cost carriers, including Spirit Airlines and Allegiant Air, place significant competitive pressure on network carriers in the domestic market. In particular, we face significant competition at our domestic hub and gateway airports either directly at those airports or at the hubs of other airlines that are located in close proximity to our hubs and gateways. We also face competition in smaller to medium-sized markets from regional jet operations of other carriers. Our ability to compete in the domestic market effectively depends, in part, on our ability to maintain a competitive cost structure. If we cannot maintain our costs at a competitive level, then our business, financial condition and operating results could be materially adversely affected.

Our international operations are subject to competition from both foreign and domestic carriers. Competition is increasing from well-funded carriers in the Gulf region, including Emirates, Etihad Airways and Qatar Airways. These carriers have large numbers of international widebody aircraft on order and are increasing service to the United States from their hubs in the Middle East. Several of these carriers, along with carriers from China, India and Latin America, are government supported or funded, which has allowed them to grow quickly, reinvest in their product and expand their global presence at the expense of U.S. airlines.

Through alliance and other marketing and codesharing agreements with foreign carriers, U.S. carriers have increased their ability to sell international transportation, such as services to and beyond traditional European and Asian gateway cities. Similarly, foreign carriers have obtained increased access to interior U.S. passenger traffic beyond traditional U.S. gateway cities through these relationships.

In addition, several joint ventures among U.S. and foreign carriers, including our transatlantic and transpacific joint ventures, have received grants of antitrust immunity allowing the participating carriers to coordinate schedules, pricing, sales and inventory. Other joint ventures that have received antitrust immunity include a transatlantic alliance among United Airlines, Air Canada and Lufthansa German Airlines, a transpacific joint venture between United Airlines and All Nippon Airways, a transatlantic joint venture among American Airlines, British Airways and Iberia and a transpacific joint venture between American Airlines and Japan Air Lines.

Increased competition in both the domestic and international markets may have a material adverse effect on our business, financial condition and operating results.

The airline industry is subject to extensive government regulation, and new regulations may increase our operating costs.

Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. For instance, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that necessitate significant expenditures. We expect to continue incurring expenses to comply with the FAA’s regulations.

Other laws, regulations, taxes and airport rates and charges have also been imposed from time to time that significantly increase the cost of airline operations or reduce revenues. The industry is heavily taxed. For example, the Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes security requirements on airports and airlines, most of which are funded by a per ticket tax on passengers and a tax on airlines. The federal government adopted a significant increase in the per ticket tax effective in July 2014 and has proposed additional fees. Additional taxes and fees, if implemented, could negatively impact our results of operations.

Proposals to address congestion issues at certain airports or in certain airspace, particularly in the Northeast U.S., have included concepts such as “congestion-based” landing fees, “slot auctions” or other alternatives that could impose a significant cost on the airlines operating in those airports or airspace and impact the ability of those airlines to respond to competitive actions by other airlines. In addition, the failure of the federal government to upgrade the U.S. air traffic control system has resulted in delays and disruptions of air traffic during peak travel periods in certain congested markets. The failure to improve the air traffic control system could lead to increased delays and inefficiencies in flight operations as demand for U.S. air travel increases, having a material adverse effect on our operations. Failure to update the air traffic control system in a timely manner, and the substantial funding requirements of an updated system that may be imposed on air carriers, may have an adverse impact on our financial condition and results of operations.

Future regulatory action concerning climate change, aircraft emissions and noise emissions could have a significant effect on the airline industry. For example, the European Commission adopted an emissions trading scheme applicable to all flights operating in the European Union, including flights to and from the U.S. While enforcement of the scheme has been deferred until April 2017, if fully implemented, we expect that this system would impose additional costs on our operations in the European Union. Other laws or regulations such as this emissions trading scheme or other U.S. or foreign governmental actions may adversely affect our operations and financial results, either through direct costs in our operations or through increases in costs for jet fuel that could result from jet fuel suppliers passing on increased costs that they incur under such a system.

We and other U.S. carriers are subject to domestic and foreign laws regarding privacy of passenger and employee data that are not consistent in all countries in which we operate. In addition to the heightened level of concern regarding privacy of passenger data in the U.S., certain European government agencies are initiating inquiries into airline privacy practices. Compliance with these regulatory regimes is expected to result in additional operating costs and could impact our operations and any future expansion.

Prolonged periods of stagnant or weak economic conditions could have a material adverse effect on our business, financial condition and operating results.

As a result of the discretionary nature of air travel, the airline industry has been cyclical and particularly sensitive to changes in economic conditions. Because we operate globally, with almost 35% of our revenues from operations outside of the U.S., our business is subject to economic conditions throughout the world. During periods of unfavorable economic conditions in the global economy, demand for air travel can be significantly impacted as business and leisure travelers choose not to travel, seek alternative forms of transportation for short trips or conduct business through videoconferencing. If unfavorable economic conditions occur, particularly for an extended period, our business, financial condition and results of operations may be adversely affected. In addition, significant or volatile changes in exchange rates between the U.S. dollar and other currencies, and the imposition of exchange controls or other currency restrictions, may have a material adverse effect on our liquidity, financial conditions and results of operations.

Terrorist attacks, geopolitical conflict or security breaches may adversely affect our business, financial condition and operating results.

Potential terrorist attacks, geopolitical conflict or security breaches, or fear of such events, even if not made directly on or involving the airline industry, could negatively affect us and the airline industry. The potential negative effects include increased security, insurance costs, impacts from avoiding flight paths over areas in which conflict is occurring, reputational harm and other costs and lost revenue from increased ticket refunds and decreased ticket sales. If any or all of these events occur, they could have a material adverse effect on our business, financial condition and results of operations.

The rapid spread of contagious illnesses can have a material adverse effect on our business and results of operations.

The rapid spread of a contagious illness, or fear of such an event, can have a material adverse effect on the demand for worldwide air travel and therefore have a material adverse effect on our business and results of operations. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness. Similarly, travel restrictions or operational issues resulting from the rapid spread of contagious illnesses in a part of the world in which we operate may have a materially adverse impact on our business and results of operations.

Risk Factors Relating to the Certificates and the Offering

In addition to the risks related to the Class AA Certificates and the Class A Certificates, the following risk factors discuss risks related to the potential offering of the Class B Certificates, based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement.

Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated June 25, 2015; the BK appraisal is dated July 29, 2015; and the MBA appraisal is dated July 29, 2015. The appraised values provided by each of AISI, BK and MBA are presented as of June 2015. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value”, which is the theoretical value for an aircraft assuming a balanced market, while “current market value” is the value for an aircraft in the actual market. In particular, each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. Appraisals that are more current or are based on other assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals”.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the Aircraft may not be airworthy and/or the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be a lesser amount of proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation”.

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, Delta is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. However, inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance”.

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange, pooling, borrowing or other similar arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession”.

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

In connection with the repossession of an Aircraft, Delta may be required to pay outstanding mechanics’ liens, hangar keepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft. Moreover, Delta or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class A Certificates rank generally junior to the Class AA Certificates, and the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions”.

In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class A Certificates prior to making distributions in full on the Class AA Certificates, on the Class B Certificates prior to making distributions in full on the Class AA Certificates and Class A Certificates, and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class AA Certificates, Class A Certificates and Class B Certificates. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

Finally, the Class A Certificates rank generally junior to the Class AA Certificates, and the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, the Class A Certificateholders and the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against Delta of the same amount.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”.

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class AA Certificateholders and the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of Delta or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facilities for the benefit of the holders of the Class AA Certificates, Class A Certificates and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting Delta or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase our common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates.

Each class of Certificates is a new issue of securities. Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither Delta nor any Trust intends to apply for listing of the Certificates on any securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of Delta’s financial performance and prospects. See also “—The market for Certificates could be negatively affected by legislative and regulatory changes”.

The market for Certificates could be negatively affected by legislative and regulatory changes.

The Class AA Certificates and the Class A Certificates are sold, and the Class B Certificates (if Class B Certificates are issued concurrently with the Class AA Certificate and the Class A Certificates on the terms and conditions described in this prospectus supplement) will be sold, to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Trusts to issue the Certificates to investors generally without registering as an investment company; provided that the Certificates have an investment grade credit rating at the time of original issuance. Events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (as amended, the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Trusts to sell the Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or otherwise modifies it, or if other legislative or regulatory changes are enacted that affect the ability of the Trusts to issue the Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Certificates, or to resell their Certificates to other investors generally and, in each case, the Trusts are unable to rely on, or satisfy, such modified exemption or changes, or are unable to rely on an alternative exemption (if any), the secondary market for the Certificates could be negatively affected and, as a result, the market price of the Certificates could decrease.

USE OF PROCEEDS

The proceeds from the sale of the Class AA Certificates, the Class A Certificates and the Class B Certificates (if Class B Certificates are issued concurrently with the Class AA Certificate and the Class A Certificates on the terms and conditions described in this prospectus supplement) will be used by the relevant Trust on the Issuance Date to acquire from Delta the related series of Equipment Notes to be issued with respect to each Aircraft under the related Indenture. See “Information Relating to Class B Certificates”.

The Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Equipment Notes with respect to the Aircraft for a portion of the prepayment of the term loan facility under the senior secured credit facilities described below. Delta will use any proceeds not used in connection with the foregoing to pay fees and expenses relating to this offering and for general corporate purposes.

Our existing senior secured credit facilities consist of a first-lien term loan facility maturing in April 2017 and a first-lien revolving credit facility maturing in April 2016. The existing senior secured credit facilities are secured by liens on certain of the assets of Delta, including certain accounts receivable, tooling, flight equipment, ground property and equipment, non-Pacific international routes, domestic slots, real estate and investments. At the time of prepayment, it is expected that $1.32 billion will be outstanding under the existing term loan and the revolving credit facility will be undrawn. The term loan currently bears interest at a rate equal to LIBOR plus 2.5%. When Delta prepays the existing term loan facility and terminates the existing revolving credit facility, it expects to enter into new senior secured credit facilities consisting of a first-lien term loan facility maturing in July 2020 and a first-lien revolving credit facility maturing in July 2022.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings represents income before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt costs, the portion of rent expense representative of the interest factor and preferred stock dividends.

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	12.60	5.08	2.41	3.64	1.90	1.63	1.46

THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. Our global route network gives us a presence in every major domestic and international market. Our route network is centered around a system of hub and international gateway airports that we operate in Amsterdam, Atlanta, Detroit, Los Angeles, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or gateway to domestic and international cities and to other hubs or gateways. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network.

Other key characteristics of our route network include:

•	our international joint ventures, particularly our transatlantic joint venture with Air France-KLM and Alitalia and our transatlantic joint venture with Virgin Atlantic;

•	our alliances with other foreign airlines, including Aeroméxico and GOL and our membership in SkyTeam, a global airline alliance; and

•	agreements with multiple domestic regional carriers, which operate as Delta Connection®.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to Delta’s Registration Statement on Form S-4, File No. 333-106952, and to all of the provisions of the Class AA Certificates, Class A Certificates, the Trust Supplement with respect to Class AA Certificates, the Trust Supplement with respect to Class A Certificates, the Class AA Liquidity Facility, the Class A Liquidity Facility and the Intercreditor Agreement and, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Certificates, the Trust Supplement with respect to Class B Certificates and the Class B Liquidity Facility, copies of which, to the extent applicable, will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “—Subordination” below and elsewhere in this prospectus supplement, and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

To the extent the following summary describes the Class B Certificates, it is based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. If the Class B Certificates are not so issued, the terms relating to the Class B Certificates that are described in this summary may not be applicable to the Class B Certificates and the Class B Trust, if and when Class B Certificates are offered and issued.

There is no assurance the Class B Certificates will be offered and issued, and the Class B Certificates, if and when offered and issued, may have terms different from the terms of the Class B Certificates described in this prospectus supplement.

General

Each pass through certificate (each, a “Certificate” and, collectively, the “Certificates”) will represent a fractional undivided interest in one of three Delta Air Lines 2015-1 Pass Through Trusts: the “Class AA Trust”, the “Class A Trust” and the “Class B Trust“and, collectively, the “Trusts”. The Trusts will be formed pursuant to a pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated as of November 16, 2000 (the “Basic Agreement”), and three separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class AA Trust, the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class AA Trustee”, “Class A Trustee” and the “Class B Trustee”, and collectively as the “Trustees”. The Certificates to be issued by the Class AA Trust, the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class AA Certificates”, “Class A Certificates” and the “Class B Certificates”.The Class AA Trust will purchase all of the Series AA Equipment Notes, the Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes. The holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class AA Certificateholders”, “Class A Certificateholders” and the “Class B Certificateholders”, and collectively as the “Certificateholders”. The sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of Delta, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form”. The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement”.

Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

January 30 and July 30 of each year, commencing on January 30, 2016, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The issued and outstanding Equipment Notes held in each Trust will accrue interest at the rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date, except as described under “Description of the Equipment Notes—Redemption”. The rate per annum applicable to the Class AA Certificates and the rate per annum applicable to the Class A Certificates are set forth on the cover page of this prospectus supplement and the rate per annum applicable to the Class B Certificates will be determined at the time of issuance of the Class B Certificates. The interest rate applicable to each class of Certificates, as described in the immediately preceding sentence, is referred to as the “Stated Interest Rate” for the relevant Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class AA Certificates, the Class A Certificates and Class B Certificates will be each supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. Each such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the applicable class of Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any class of Certificates will not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class AA Certificates, Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities”.

Principal

Payments of principal on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes will be scheduled to be made in specified amounts on January 30 and July 30 in certain years, commencing on January 30, 2016 and ending on July 30, 2027 in the case of the Series AA Equipment Notes and the Series A Equipment Notes and on July 30, 2023 in the case of the Series B Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments”.

Distributions

Payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments”. See “Description of the Equipment Notes—Principal and Interest Payments”. The “Final Legal Distribution Date” for the Class AA Certificates is January 30, 2029, for the Class A Certificates is January 30, 2029 and for the Class B Certificates is January 30, 2025.

Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date, and each Certificateholder of such Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of such distribution. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01)

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption, a purchase or a prepayment of any Equipment Note, the date of such early redemption, purchase or prepayment (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Each Trustee will send a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption, purchase or prepayment of the Equipment Notes held in the related Trust, such notice will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be sent as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption”.

Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01 and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust so received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, Wilmington, Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the related Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes to be held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, (i) any Equipment Notes held in such Trust are redeemed or purchased, or (ii) a default in payment on any Equipment Note occurs.

	Class AA		Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
January 30, 2016	6,190,061.54	0.9801933	1,374,791.46	0.9802043	3,711,892.30	0.9685505
July 30, 2016	6,849,138.68	0.9582778	1,522,030.82	0.9582885	3,965,629.70	0.9349511
January 30, 2017	6,849,138.70	0.9363622	1,522,030.81	0.9363727	3,965,629.65	0.9013518
July 30, 2017	6,849,138.64	0.9144466	1,522,030.81	0.9144569	3,965,629.69	0.8677525
January 30, 2018	6,849,138.68	0.8925311	1,522,030.83	0.8925411	3,965,629.63	0.8341531
July 30, 2018	6,849,138.66	0.8706155	1,522,030.78	0.8706253	3,965,629.66	0.8005538
January 30, 2019	6,849,138.68	0.8487000	1,522,030.83	0.8487095	3,965,629.67	0.7669544
July 30, 2019	6,849,138.68	0.8267844	1,522,030.83	0.8267937	3,965,629.69	0.7333551
January 30, 2020	6,849,138.65	0.8048688	1,522,030.79	0.8048779	3,965,629.69	0.6997557
July 30, 2020	6,849,138.69	0.7829533	1,522,030.85	0.7829620	3,965,629.68	0.6661564
January 30, 2021	6,849,138.69	0.7610377	1,522,030.81	0.7610462	3,965,629.68	0.6325571
July 30, 2021	6,849,138.67	0.7391222	1,522,030.81	0.7391304	3,965,629.63	0.5989577
January 30, 2022	6,849,138.66	0.7172066	1,522,030.80	0.7172146	3,965,629.68	0.5653584
July 30, 2022	6,849,138.66	0.6952910	1,522,030.83	0.6952988	3,965,629.69	0.5317590
January 30, 2023	6,849,138.72	0.6733755	1,522,030.81	0.6733830	3,965,629.67	0.4981597
July 30, 2023	6,849,138.66	0.6514599	1,522,030.82	0.6514672	58,796,292.29	0.0000000
January 30, 2024	6,849,138.64	0.6295444	1,522,030.81	0.6295514	0.00	0.0000000
July 30, 2024	6,849,138.69	0.6076288	1,522,030.82	0.6076356	0.00	0.0000000
January 30, 2025	6,849,138.68	0.5857132	1,522,030.82	0.5857198	0.00	0.0000000
July 30, 2025	6,849,138.67	0.5637977	1,522,030.83	0.5638040	0.00	0.0000000
January 30, 2026	6,849,138.68	0.5418821	1,522,030.81	0.5418882	0.00	0.0000000
July 30, 2026	6,849,138.67	0.5199666	1,522,030.81	0.5199724	0.00	0.0000000
January 30, 2027	6,849,138.69	0.4980510	1,522,030.81	0.4980566	0.00	0.0000000
July 30, 2027	155,652,887.62	0.0000000	34,589,530.60	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”, “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates” and “Description of the Equipment Notes—Redemption”. Promptly following the date of any such redemption, purchase or default, notice of such recomputed Pool Factors and Pool Balances will be mailed to the Certificateholders of the applicable Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders” and “—Certificate Buyout Right of Certificateholders”.

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider; and

(4)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will send electronically, in accordance with DTC’s applicable procedures, to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder (including, subject to certain limitations, the foreclosure and sale of the Aircraft and other Collateral under such Indenture). In addition, under such circumstances, the Controlling Party may sell all (but not less than all) of such Equipment Notes to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The proceeds of any such sale of the Aircraft, other Collateral or Equipment Notes will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, can take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default exists with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement will provide that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) certain bankruptcy or insolvency events involving Delta. (Intercreditor Agreement, Section 1.01)

Each Pass Through Trust Agreement will contain a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications to be set forth in each Pass Through Trust Agreement and to certain limitations to be set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Subject to the Intercreditor Agreement, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of all Certificateholders of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee and each other Class A Certificateholder, and so long as no holder of Class B Certificates or Additional Certificates (if any) shall have elected to exercise its Class B Buyout Right or Additional Holder Buyout Right, as the case may be, and given notice of such election, each Class A Certificateholder (other than Delta or any of its affiliates) will have the right (the “Class A Buyout Right”) to purchase all, but not less than all, of the Class AA Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class A Buyout Right shall terminate upon notification of an election to exercise a Class B Buyout Right or an Additional Holder Buyout Right, but shall be revived if the exercise of such Class B Buyout Right or such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than Delta or any of its affiliates) will have the right (the “Class B Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder—to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than Delta or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder, Class B Certificateholder or Senior Additional Certificateholder (if any)—to purchase all but not less than all of the Class AA Certificates, Class A Certificates, Class B Certificates and each Senior Additional Certificates (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced or otherwise replaced. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date).

Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) (other than Delta or any of its affiliates) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If Delta or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that a Delta Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) Delta has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Delta will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Junior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Delta will be prohibited from consolidating with or merging into any other entity where Delta is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•	Delta has delivered a certificate indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e))

None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Delta.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement will contain provisions permitting Delta and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Delta, permitting or requesting the execution of amendments or agreements supplemental to the Intercreditor Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates (including Class B Certificates if such Class B Certificates are issued after the Class AA Certificates and the Class A Certificates) or Refinancing Certificates, without the consent of any Certificateholder of such Trust to, among other things:

•	evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of the covenants of Delta contained in such Pass Through Trust Agreement or of Delta’s obligations under the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates;

•	add to the covenants of Delta for the benefit of holders of any Certificates or surrender any right or power conferred upon Delta in such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates;

•	cure any ambiguity or correct any mistake or inconsistency contained in, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates;

•

make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, any Participation

Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider, to provide for any Replacement Facility or to incorporate appropriate mechanics for multiple instruments for a Replacement Facility for a single Trust, all as provided in the Intercreditor Agreement, or (iii) add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to the extent necessary to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement or any Participation Agreement to reflect the substitution of a substitute aircraft for any Aircraft; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more classes to be hereafter issued;

provided, however, that no such supplemental agreement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement will also contain provisions permitting Delta and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Delta, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the Intercreditor Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates (including Class B Certificates if such Class B Certificates are issued after the Class AA Certificates and the Class A Certificates) or Refinancing Certificates, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Refinancing Certificates, and other matters incidental thereto, all as provided in, and subject to certain terms and conditions set forth in, the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

Each Pass Through Trust Agreement will also contain provisions permitting the execution, with the consent of the Certificateholders of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates (including Class B Certificates if such Class B Certificates are issued after the Class AA Certificates and the Class A Certificates) or Refinancing Certificates to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or Refinancing Certificates, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the applicable Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances.

Termination of the Trusts

With respect to each Trust, the obligations of Delta and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money or property held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from Delta, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money or property relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to Delta. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust initially will be U.S. Bank Trust National Association. Each Trustee’s address is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Services (Reference: Delta 2015-1 EETC).

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class AA Certificates, Class A Certificates and Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed Delta as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

Delta expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners”. DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised Delta that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither Delta nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

Delta expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. Delta also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by Delta to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) Delta, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither Delta nor any Trustee will be liable if Delta or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) Delta, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee, in accordance with the procedures set forth in the applicable Pass Through Trust Agreement, directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04).

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Class AA Liquidity Facility, the Class A Liquidity Facility and the Intercreditor Agreement and, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Liquidity Facility, copies of which, to the extent applicable, will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

To the extent the following summary describes the Class B Liquidity Facility, it is based on the assumption that Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates, and the Class B Liquidity Facility will be entered into on the terms and conditions described in this prospectus supplement. The Class B Liquidity Facility, if and when Class B Certificates are offered and issued, may have terms (including, without limitation, the amount of Maximum Commitment and interest rates with respect to Drawings) different from the terms of the Class B Liquidity Facility described in this prospectus supplement. Moreover, there is no assurance that Class B Certificates, if and when offered and issued, will have the benefit of any credit support or that such credit support will be in the form of a revolving credit agreement.

General

The liquidity provider for each of the Class AA Trust (the “Class AA Liquidity Provider”), Class A Trust (the “Class A Liquidity Provider”) and Class B Trust (the “Class B Liquidity Provider” and, together with the Class AA Liquidity Provider and the Class A Liquidity Provider, the “Liquidity Providers”) will enter into a separate revolving credit agreement with the Subordination Agent with respect to each of the Class AA Trust (the “Class AA Liquidity Facility”), Class A Trust (the “Class A Liquidity Facility”)and Class B Trust (the “Class B Liquidity Facility” and, together with the Class AA Liquidity Facility and the Class A Liquidity Facility, the “Liquidity Facilities”). Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust, Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class AA Trust, Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means (i) for the Class AA Liquidity Facility, initially $        , (ii) for the Class A Liquidity Facility, initially $        , and (iii) for the Class B Liquidity Facility, initially an amount to be determined at the time of issuance of the Class B Certificates, in each case as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates will not provide for drawings thereunder to pay for principal of, or Make-Whole Amount (if any) on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount (if any) with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05)

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by Moody’s Investor Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s” and, together with Moody’s, the “Rating Agencies”) such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider for such Liquidity Facility has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and Delta, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider to make advances shall be reinstated in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b)(ii) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(f))

“Liquidity Threshold Rating” means: (a) for the Class AA Liquidity Provider, (i) in the case of Moody’s, a Long-Term Rating of Baa2 and (ii) in the case of Standard & Poor’s, a Long-Term Rating of AA-, (b) for the Class A Liquidity Provider, (i) in the case of Moody’s, a Long-Term Rating of Baa2 and (ii) in the case of Standard & Poor’s, a Long-Term Rating of BBB and (c) for the Class B Liquidity Provider, (i) in the case of Moody’s, a Long-Term Rating of Baa2 and (ii) in the case of Standard & Poor’s, a Long-Term Rating of BBB-. (Intercreditor Agreement, Section 1.01)

“Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties), or any combination thereof, as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated

Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency; provided, without limiting the foregoing, that in the case of the Class AA Liquidity Facility following a Downgrade Event by S&P, a Replacement Facility may consist of a combination of (i) an irrevocable revolving credit agreement in substantially the form of the Class AA Liquidity Facility issued by a Person having the minimum Long-Term Rating of BBB+ issued by S&P (which may be the initial Class AA Liquidity Provider so long as it has such a rating) and (ii) a second irrevocable revolving credit agreement issued by a Person (other than the Person that issues the agreement described in clause (i)) having the minimum Long-Term Rating of BBB+ issued by S&P, which second irrevocable revolving credit agreement shall provide that the Subordination Agent may request Drawings thereunder on the same terms as under the agreement described in clause (i), if Drawings are not timely honored under such agreement. (Intercreditor Agreement, Section 1.01) The provider or providers of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust will provide that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent and Delta of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility will provide, in the event that before the 60th day prior to any anniversary date of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date for the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent and Delta in writing that its obligations to make advances under such Liquidity Facility shall not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Provider shall not have been replaced on or before the 25th day prior to such anniversary date, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d)(iii))

Subject to certain limitations, Delta may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a

Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility so long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default”, the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions”.

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 3.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period provided for in the affected Liquidity Facility plus 3.00% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus (b) one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if LIBOR determined as provided above with respect to any interest period would be less than 1.25% per annum, then LIBOR for such interest period shall be deemed to be 1.25% per annum. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for the next succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and Delta. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments. (Intercreditor Agreement, Section 3.02)

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement Drawings—Interest Drawings and Final Drawings”, the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement Drawings—Interest Drawings and Final Drawings”, the Base Rate) plus a specified margin and (iii) in the case of Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings”, the Base Rate) plus 3.00% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default”, at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes; or

•	certain bankruptcy or similar events involving Delta. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold by the Subordination Agent or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the obligation of the related Liquidity Provider to make advances under the related Liquidity Facility will terminate on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and Delta;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	in the event of a Final Drawing, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each Trust will be Commonwealth Bank of Australia, New York Branch, an Australian corporation acting through its New York branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Class AA Trustee, the Class A Trustee, the Class AA Liquidity Provider, the Class A Liquidity Provider and U.S. Bank Trust National Association, as subordination agent (the “Subordination Agent”), and, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Trustee and the Class B Liquidity Provider. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC.

To the extent the following summary describes provisions applicable to Class B Certificates or Class B Liquidity Facility, it is based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. If Class B Certificates are issued after the Class AA Certificates and the Class A Certificates, the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as parties to the Intercreditor Agreement, and the Intercreditor Agreement will be revised, as appropriate, to reflect the issuance of the Class B Certificates. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates.”

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for which the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, in the event of a bankruptcy proceeding under the Bankruptcy Code in which Delta is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of a Delta Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility, in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Delta exists with respect to interest on any Series AA Equipment Notes, Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Delta on the overdue scheduled interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if any Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including Delta) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to Delta described in the Intercreditor Agreement (a “Delta Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Delta to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Delta unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain a desktop appraisal from each of the three appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Delta Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section  1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•	to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee (a) to the extent required to pay unpaid Class A Adjusted Interest on the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class A Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If Class B Certificates are issued after the Class AA Certificates and the Class A Certificates, such Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, as provided above. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates—Additional Liquidity Facilities”.

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, the Class A Certificates and the Class B Certificates. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” may be revised if any Additional Certificates or Refinancing Certificates are issued. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class A Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class A Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible A Pool Balance on such Distribution Date and (y) the sum of interest for each Series A Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), determined at the Stated Interest Rate for the Class A Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note or Aircraft, as the case may be, on the principal amount of such Series A Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible A Pool Balance. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible A Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series A Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series A Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series A Equipment Note relates, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series A Equipment Note, (iii) if such Series A Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series A Equipment Note over (y) the purchase price received with respect to such sale of such Series A Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series A Equipment Note, the outstanding principal amount of such Series A Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class AA Trust, the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and  3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by Delta under any Equipment Note. In addition, see “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements”, including for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communication with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives notice of substitution of a related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe”, or a notice of replacement of related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indenture—Events of Loss”, the Subordination

Agent shall promptly (i) provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and (ii) direct each Trustee to post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Delta to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and Delta a statement setting forth the following information:

•	after a Delta Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period of Section 1110, (ii) subject to an election by Delta under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from Delta, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. Delta has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Participation Agreements, Section 6.02(g));

•	the current Pool Balance of each class of Certificates, the Eligible A Pool Balance, the Eligible B Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after a Delta Bankruptcy Event, any operational reports filed by Delta with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

U.S. Bank Trust National Association will be the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking, credit card processing, trustee and other relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Class AA Trust and the Class A Trust and, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Trust will hold, respectively, the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued for, and secured by the Aircraft, consisting of 15 Boeing 737-932ER aircraft delivered new to Delta from September 2013 to February 2014. The airframe constituting part of an Aircraft is referred to herein as an “Airframe”, and each engine constituting part of an Aircraft is referred to herein as an “Engine”. Each Aircraft is owned and is being operated by Delta. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” designation is provided by the Aircraft manufacturer and is not recognized by the FAA.

The Boeing 737-932ER is a single-aisle commercial jet aircraft. Seating capacity is 180 seats in Delta’s standard configuration. The 737-932ER is currently deployed primarily on Delta’s North American routes. The 737-932ER aircraft are powered by two CFM56-7B26E jet engines manufactured by CFM International, Inc.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Appraiser’s Valuations			Appraised Value(1)
				AISI	BK	MBA
Boeing 737-932ER	N801DZ	31912	September 2013	$44,800,000	$49,435,882	$46,280,000	$46,280,000
Boeing 737-932ER	N802DN	31917	October 2013	44,130,000	48,842,553	45,810,000	45,810,000
Boeing 737-932ER	N803DN	31919	October 2013	43,680,000	48,222,949	45,240,000	45,240,000
Boeing 737-932ER	N804DN	31918	October 2013	44,220,000	48,896,398	45,810,000	45,810,000
Boeing 737-932ER	N805DN	31913	November 2013	43,780,000	48,363,240	45,490,000	45,490,000
Boeing 737-932ER	N806DN	31914	November 2013	44,870,000	49,599,243	46,780,000	46,780,000
Boeing 737-932ER	N807DN	31921	November 2013	44,260,000	48,964,839	46,060,000	46,060,000
Boeing 737-932ER	N808DN	31920	November 2013	44,830,000	49,557,519	46,780,000	46,780,000
Boeing 737-932ER	N809DN	31915	December 2013	44,810,000	49,562,938	47,040,000	47,040,000
Boeing 737-932ER	N810DN	31922	December 2013	44,290,000	49,019,063	46,320,000	46,320,000
Boeing 737-932ER	N811DZ	31916	December 2013	43,910,000	48,462,345	45,750,000	45,750,000
Boeing 737-932ER	N812DN	31923	December 2013	43,910,000	48,427,146	45,750,000	45,750,000
Boeing 737-932ER	N814DN	31924	January 2014	46,710,000	49,922,051	47,290,000	47,290,000
Boeing 737-932ER	N813DN	31925	January 2014	46,180,000	49,160,636	46,530,000	46,530,000
Boeing 737-932ER	N815DN	31926	February 2014	46,740,000	49,931,195	47,560,000	47,560,000

Total:							$694,490,000

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft. The AISI appraisal is dated June 25, 2015; the BK appraisal is dated July 29, 2015; and the MBA appraisal is dated July 29, 2015. The appraised values provided by each of AISI, BK and MBA are presented as of June 2015. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the Appraisers. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. Appraisals that are more current or are based on different assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the form of Equipment Notes, the form of Indenture and the form of Participation Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

To the extent the following summary describes the Series B Equipment Notes, it is based on the assumption that Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. The Series B Equipment Notes, if and when Class B Certificates are offered and issued, may have terms (including, without limitation, principal amount and amortization schedules) different from those described in this prospectus supplement.

General

Pursuant to the terms of a participation agreement among Delta, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from Delta the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in three series with respect to each Aircraft, the “Series AA Equipment Notes”, the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, together with the Series AA Equipment Notes and the Series A Equipment Notes, the “Equipment Notes”). Delta may elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time, which will be funded from sources other than this offering. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”. The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between Delta and U.S. Bank Trust National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of Delta.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and Series A Equipment Notes issued under such Indenture;

•

if Delta issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the most senior ranking series of Additional Equipment Notes described in clause (i)) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A

Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”); and

•	the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and shall be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies”, then after payment in full of first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series AA Equipment Notes under such Indenture; third, the Series A Equipment Notes under such Indenture; fourth, the Series B Equipment Notes under such Indenture; and, if applicable, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified Delta that it intends to exercise remedies under such Indenture (see “—Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section  3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on January 30 and July 30 of each year, commencing on January 30, 2016. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Equipment Notes will be made on January 30 and July 30 in certain years, commencing on January 30, 2016 and ending on July 30, 2027 in the case of the Series AA Equipment Notes and the Series A Equipment Notes and on July 30, 2023 in the case of the Series B Equipment Notes (each such date for a particular series of Equipment Notes, a “Final Maturity Date”). See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Delta is also required to pay under each Indenture the pro rata share allocated thereto of (i) the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by Delta under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Delta; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Delta may elect to redeem all of the outstanding Series A Equipment Notes or Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”. The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from Delta to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Delta (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus     % in the case of Series AA Equipment Notes,     % in the case of Series A Equipment Notes, and a percentage to be determined at the time of issuance of the Class B Certificates in the case of Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such

Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of Delta’s existing warranty rights under its purchase agreement with the Aircraft manufacturer. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “––Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

Delta may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the manufacturer of such Aircraft, free and clear of liens (other than permitted liens), and release the Airframe being substituted from the liens of the related Indenture, so long as:

•	no Event of Default under such related Indenture shall have occurred and be continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of issuance of Series AA Equipment Notes under such Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such Aircraft);

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with such related Indenture).

If Delta elects to substitute an Airframe, Delta will, among other things, provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Delta, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section  1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix III to this prospectus supplement set forth the LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date thereafter.

The LTVs for the Issuance Date and each Regular Distribution Date listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix III are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by Delta to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by Delta to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related operative document for more than 30 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by Delta to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by Delta to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related operative document that continues for a period of 60 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

•	any representation or warranty made by Delta in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Delta receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of Delta to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as Delta is continuing to comply with all terms set forth under “—Events of Loss”. (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to Delta, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of the type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo”.

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that Delta’s internal counsel provide an opinion to the Trustees that, if Delta were to become a debtor under Chapter

11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of Delta’s internal counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon, among other things, the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss”. The opinion of Delta’s internal counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Delta.

In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to Delta and the assumption by any such successor of the covenants of Delta contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of Delta for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon Delta under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Facility for the applicable Trust; (xiii) provide for the issuance of Series B Equipment Notes (if Class B Certificates are issued after Class AA Certificates and the Class A Certificates), one or more series of Additional Equipment Notes or any Refinancing Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes, Additional Equipment Notes or Refinancing Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among such Series B Equipment Notes and different series of Additional Equipment Notes) and provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes, Additional Equipment Notes or Refinancing Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust)); provided that such Series B Equipment Notes, Additional Equipment Notes or Refinancing Equipment Notes, as the case may be, are issued in accordance with the applicable Participation Agreement and the Intercreditor Agreement; or (xiv) whether or not any Series B Equipment Notes (if Class B Certificates are issued after Class AA Certificates and the Class A Certificates), Additional Equipment Notes or Refinancing Equipment Notes are then being issued under such Indenture, provide for the issuance of Series B Equipment Notes (if Class B Certificates are issued after Class AA Certificates and the Class A Certificates), one or more series of Additional Equipment Notes or Refinancing Equipment Notes under any and all other Indentures and other matters incidental or relating thereto. (Indentures, Section 9.01) See “Possible Issuance of Class B Certificates and Additional Certificates and Refinancing of Certificates”.

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

Delta will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements,

Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from Delta’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft and, as applicable, the related Airframe and Engines subject thereto.

Maintenance; Operation; Alterations, Modifications and Additions

Delta will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than (i) during temporary periods of storage, maintenance, testing or modification; (ii) during periods of grounding by applicable governmental authorities; (iii) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft; (iv) with respect to minor or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof; and (v) to the extent Delta (or any lessee) is promptly contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

Delta will agree not to maintain, use, or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except, (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof by Delta (or any lessee), or (ii) to the extent Delta (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

Delta will (or cause a lessee to) make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by Delta (or any lessee) upon discovery thereof and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by Delta (or any lessee) in any manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under the Indenture. Delta (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as Delta (or any such lessee) deems desirable in the proper conduct of its business, including without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta (or any such lessee) deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. For the avoidance of doubt, Delta may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. Delta (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to Delta or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

Except as set forth above, or in certain cases of Event of Loss, Delta will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although Delta has certain re-registration rights, as described below, Delta generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, Delta will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although Delta has no current intention to do so, Delta will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) Delta also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, Delta (or any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by Delta or any lessee in connection with certain interchange, pooling, borrowing or other similar arrangements, “wet leases”, transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on Delta’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive”.

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive”.

Liens

Delta is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Delta; (v) any other lien as to which Delta (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its or any lessee’s expense, all risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk hull insurance if and to the extent the same is maintained by Delta (or any permitted lessee) with respect to other similar aircraft operated by Delta (or such permitted lessee) on the same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $10,000,000, proceeds in excess of such specified amount up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amount and proceeds in excess of the Loan Amount will be payable directly to Delta unless an Indenture Event of Default exists, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(c) and (f))

In addition, subject to certain exceptions, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its or any permitted lessee’s expense, including, without limitation, passenger, contractual, bodily injury, personal injury, property damage and products liability insurance (exclusive of manufacturer’s product liability insurance and war risk, hijacking and allied perils insurance) with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines in Delta’s (or permitted lessee’s) fleet on which Delta (or permitted lessee) carries insurance and operated by Delta (or permitted lessee) on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

Delta is also required to maintain or cause to be maintained war risk, hijacking and allied perils liability insurance with respect to the Aircraft if the Aircraft, the related Airframe or any related Engine is being operated in any war zone or area of recognized or, in Delta’s (or permitted lessee’s) judgment, threatened hostilities, (i) in an amount that is not less than the aircraft liability insurance applicable to similar aircraft and engines in Delta’s fleet on which Delta carries insurance and operated by Delta (or if a lease is in effect, in such permitted lessee’s fleet on which such permitted lessee carries insurance and operated by such permitted lessee) on the same or similar routes as the Aircraft, the Airframe or such Engine; provided that such liability insurance shall not be less than the minimum insurance amount specified in the Indenture, (ii) that is maintained in effect with insurers of recognized responsibility, and (iii) which shall cover the perils set forth in the insurance policies maintained in connection with the CRAF Program (as such insurance policies maintained in connection with the CRAF Program may be amended from time to time). Except with respect to any war risk, hijacking or allied perils liability insurance maintained on any aircraft operated by Delta in connection with the CRAF Program (or if a lease is in effect, by such permitted lessee), if war risk, hijacking or allied perils liability insurance is maintained by Delta (or if a lease is in effect, by such permitted lessee) with respect to any aircraft owned or operated by Delta (or such permitted lessee) of the same or similar type operated by Delta (or such permitted lessee) on the same or similar routes as operated by such Aircraft, the Airframe or such Engine, then Delta shall maintain or cause to be maintained with respect to the Aircraft war risk, hijacking and allied perils liability insurance in scope and coverage no less comprehensive, in an amount not less than the insurance maintained by Delta (or such permitted lessee) with respect to such other aircraft, and with insurers of recognized responsibility. (Indentures, Section 7.06(b))

Delta may self-insure for the above described risks, but the amount of such self-insurance with respect to all of the aircraft and engines in the combined fleet of Delta and its affiliates may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft in the combined fleets of Delta and its affiliates on which Delta and its affiliates carry insurance, unless an insurance broker of national standing certifies that the standard among other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level. In addition, Delta may self-insure to the extent of (i) any applicable deductible per occurrence for an Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(d))

Delta is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Indenture with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated by any action or inaction of Delta (or any permitted lessee or any other insured (other than such additional insured)). (Indentures, Section 7.06(a), (b) and (c))

Subject to certain customary exceptions, Delta may not operate (or permit any lessee to operate) the Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to the Aircraft and required by the Indenture or in any war zone or recognized (or, in Delta’s judgment, threatened) areas of hostility. (Indentures, Section 7.02(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued but unpaid interest thereon, but without any premium. Depending upon Delta’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Delta elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. Delta is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If Delta elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of Delta thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Delta will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to Delta. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, Delta will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, Delta will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any permitted lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by Delta (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless Delta elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF CLASS B CERTIFICATES AND ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Class B Certificates and Additional Certificates

Delta may elect to offer Class B Certificates at any time on or after the date of this prospectus supplement. The offering of the Class B Certificates may be made by means of this prospectus supplement and a related company free writing prospectus based on the terms and conditions described herein and therein, in which event the Class B Certificates will be issued concurrently with the Class AA Certificates and the Class A Certificates. If Class B Certificates are not issued concurrently with the Class AA Certificates and the Class A Certificates, Delta may elect to issue Series B Equipment Notes with respect to any or all of the Aircraft at any time, which Series B Equipment Notes will be funded from sources other than from the offering of the Class AA Certificates and the Class A Certificates but will be issued under the same Indenture as the Series AA Equipment Notes and the Series A Equipment Notes for such Aircraft. Any Series B Equipment Notes issued under any Indenture will be subordinated in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture. Delta will fund the sale of any Series B Equipment Notes through the sale of Class B Certificates to be issued by the Class B Trust.

If Class B Certificates are issued after the Class AA Certificates and the Class A Certificates, such Class B Certificates may have the benefit of credit support as described in “—Additional Liquidity Facilities” and, upon issuance of such Class B Certificates, each of the Class B Trustee and the provider of any such credit support (if applicable) will be added as a party to the Intercreditor Agreement, and the Intercreditor Agreement will be revised, as appropriate, to reflect the issuance of such Class B Certificates. The priority of distributions under the Intercreditor Agreement with respect to such Class B Certificates is expected to be as described in this prospectus supplement under “Description of the Intercreditor Agreement – Priority of Distributions”.

Unless the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates, any issuance of Series B Equipment Notes and Class B Certificates, and any amendment of the Intercreditor Agreement, any Indenture and any Participation Agreement in connection with, and to give effect to, such issuance, is contingent upon each Rating Agency then rating the Class AA Certificates and the Class A Certificates providing written confirmation to the effect that such issuance will not result in a withdrawal, suspension or downgrading of its rating of the Class AA Certificates or the Class A Certificates. The Class B Certificates may be rated by the Rating Agencies. The issuance of the Class B Certificates in compliance with the foregoing conditions will not require the consent of the Class AA Trustee, the Class A Trustee, any Class AA Certificateholders or any Class A Certificateholders. (Intercreditor Agreement, Section 8.01(d)) For the avoidance of doubt, no Rating Agency confirmation is required if the issuance of the Class B Certificates occurs concurrently with the issuance of the Class AA Certificates and the Class A Certificates.

In addition, Delta may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of the Aircraft concurrently with the initial issuance of Series B Equipment Notes (if Class B Certificates are issued after the issuance of the Class AA Certificates and the Class A Certificates) or at any time thereafter, which Additional Equipment Notes will be funded from sources other than from the offering of the Class AA Certificates and the Class A Certificates or the offering of Class B Certificates, but will be issued under the same Indenture as the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. Delta will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest, as described in this prospectus supplement) after Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any Additional Certificates that generally rank senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates), but before Expected Distributions on the Class AA Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

Refinancing of Certificates

Delta may, at any time and from time to time, (i) redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) following the payment in full of all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes in each case, the “Refinancing Equipment Notes”). In such case, Delta will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a related pass through trust (each, a “Refinancing Trust”).

The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the Refinancing Certificates to (i) in the case of Refinancing Certificates issued in respect of Class A Certificates, the Administration Expenses, the Liquidity Obligations and the Class AA Certificates, (ii) in the case of Refinancing Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates and the Class A Certificates and (iii) in the case of Refinancing Certificates issued in respect of any Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Refinancing Certificates, in each case in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Equipment Notes and Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Refinancing Certificates issued in respect of Class A Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider and the Class B Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Refinancing Certificates issued in respect of Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider and the Class A Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and any Refinancing Certificates issued in respect of Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated, at least, to the Administration Expense, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c) and 8.01(d))

If Class B Certificates are issued after the Class AA Certificates and the Class A Certificates, such Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider and the Class A Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(d))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

To the extent the following summary describes U.S. federal income tax consequences relating to Class B Certificates and the Class B Trust, it is based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. If the Class B Certificates are not so issued, the following summary may not be applicable to Class B Certificates and the Class B Trust, if and when Class B Certificates are offered and issued.

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates by a Certificate Owner that purchases such Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners in light of their particular circumstances or to Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “—Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders”, “—FATCA Withholding” and “—Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Certificates.

This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Trusts, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners.

PERSONS CONSIDERING AN INVESTMENT IN CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Trusts

Although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities as of the date hereof and the terms of the Pass Through Trust Agreements, the Liquidity Facilities, the Indentures, the Participation Agreements and the Intercreditor Agreement, which, in each case, are summarized in this prospectus supplement, each Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Certificate, by its acceptance of such Certificate or interest, agrees to treat the Trust that issued such Certificate as a grantor trust for U.S. federal, state and local income tax purposes. Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “—Taxation of Certificate Owners—Trusts Classified as Partnerships” below, the discussion below assumes that each Trust will be so classified as a grantor trust.

If a Trust were not classified as a grantor trust for U.S. federal income tax purposes, such Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation and, accordingly, would not itself be subject to U.S. federal income tax, provided that at least 90% of such Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming each Trust operates in accordance with the terms of the related Pass Through Trust Agreement and the other agreements to which it is a party, income derived by such Trust from the Equipment Notes owned by such Trust will constitute “qualifying income” for these purposes.

Taxation of Certificate Owners

General

Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the applicable Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting. A Certificate Owner using the cash method of accounting generally must take into account its pro rata share of income as and when received by the applicable Trustee. A Certificate Owner using the accrual method of accounting generally must take into account its pro rata share of income as it accrues or is received by the applicable Trustee, whichever is earlier.

It is anticipated that the Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of the related class of Certificates generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.

Under aggregation rules set forth in the U.S. Treasury regulations, if a Certificate Owner purchases Certificates of more than one class, certain of that Certificate Owner’s interests in the Equipment Notes held by the related Trusts must, in certain circumstances, be treated together as a single debt instrument which, for OID purposes, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a Certificate Owner, such Equipment Notes could be treated with respect to such Certificate Owner as having been issued with OID, even if the related Equipment Notes would not otherwise be so treated. Certificate Owners that purchase Certificates of more than one class should consult their own tax advisors regarding the aggregation rules.

Each Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the applicable Trust as provided in Section 162 or 212 of the

Code. Certain fees and expenses, including fees paid to the Trustees and the Liquidity Providers, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the applicable Trust, in which event a Certificate Owner of such Trust will be required to include in income and may be entitled to deduct its pro rata share of such fees and expenses. If such Certificate Owner is an individual, estate or trust, the deduction for such Certificate Owner’s share of such fees and expenses will be allowed only to the extent that all of such Certificate Owner’s miscellaneous itemized deductions, including such Certificate Owner’s share of such fees and expenses, exceed 2% of such Certificate Owner’s adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

In addition to regular federal income tax, certain Certificate Owners that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their income from ownership or disposition of the Certificates.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust”) receives less than the full amount of interest, principal or Make-Whole Amount paid with respect to the Equipment Notes held by it because of the subordination provisions of the Intercreditor Agreement, the Certificate Owners of such Trust (the “Subordinated Certificateholders”, and such Certificates, the “Subordinated Certificates”)) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of such interest, principal or Make-Whole Amount;

•	paid over to the relevant senior class of Certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the related Subordinated Trust that was a component of such shortfall, even though that amount was in fact paid to the relevant senior class of Certificateholders;

•	any resulting loss generally would be allowed to Subordinated Certificateholders only when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•	reimbursement of such shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale, Exchange or Other Disposition of Certificates

A Certificate Owner that sells, exchanges or otherwise disposes of a Certificate generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner’s adjusted tax basis in the Equipment Notes and any other property held by the applicable Trust. Any such gain or loss generally will be long-term capital gain or loss if such Certificate was held for more than one year (except to the extent attributable to any property held by the applicable Trust for one year or less). Any long-term capital gains with respect to the Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.

Trusts Classified as Partnerships

If a Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust would be calculated at the trust level, but such Trust itself would not be subject to U.S. federal income tax. A Certificate Owner of a Certificate issued by such Trust would be required to report its share of such Trust’s items of income and deduction on its tax return for its taxable year within which such Trust’s taxable year (which should be the calendar year) ends. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the related Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

Income and Withholding Tax

Payments of principal, Make-Whole Amount, if any, and interest on Equipment Notes to, or on behalf of, any Certificate Owner that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

(i) such amount is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Certificateholder;

(ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta entitled to vote;

(iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to Delta;

(iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v) the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or W-8BEN-E). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Certificates held through one or more intermediaries or pass-through entities.

Any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Certificate or with respect to any associated Equipment Note generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.

Any interest (including OID, if applicable) on the Equipment Notes or gain from the sale, exchange or other disposition of a Certificate or the associated Equipment Notes generally will be subject to regular U.S. federal income tax at graduated rates (and, in the case of a Non-U.S. Certificateholder that is treated as a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN or W-8BEN-E as described above, such Non-U.S. Certificateholder generally is required to provide an IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

The foregoing is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding”.

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of the Certificates under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, neither Delta nor any Trust will be required to pay any additional amount to such Non-U.S. Certificateholder.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) interest on the Equipment Notes and (ii) on or after January 1, 2017, gross proceeds from the sale or other disposition of a Certificate or any associated Equipment Note. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Certificate is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the Certificates and the associated Equipment Notes.

Information Reporting and Backup Withholding

In general, payments made on the Certificates, and proceeds from the sale, exchange or other disposition of the Certificates to or through certain brokers, will be subject to information reporting requirements, unless the Certificate Owner is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner provides appropriate documentation to the applicable withholding agent or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.

The amount of interest (including OID, if applicable) paid on the Equipment Notes to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder by the applicable withholding agent.

CERTAIN DELAWARE TAXES

To the extent the following summary describes Delaware tax consequences relating to Class B Certificates and the Class B Trust, it is based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. If the Class B Certificates are not so issued, the following summary may not be applicable to Class B Certificates and the Class B Trust, if and when Class B Certificates are offered and issued.

The Trustee of each Trust is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Richards, Layton & Finger, PA, special Delaware counsel to the Trustees, has advised Delta that, in its opinion, under currently applicable law, assuming that neither Trust will be taxable as a corporation for U.S. federal income tax purposes, but, rather, that each will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

To the extent the following summary describes ERISA considerations relating to Class B Certificates and the Class B Trust, it is based on the assumption that the Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. If the Class B Certificates are not so issued, the following summary may not be applicable to Class B Certificates and the Class B Trust, if and when Class B Certificates are offered and issued.

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or provisions of Similar Law unless a prohibited transaction statutory or administrative exemption or similar exemption under

Similar Law is applicable to the transaction. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If a Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee to invest in the assets held in the related Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

In addition, whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, Delta, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the ERISA Plan fiduciary making the decision to purchase or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to, and take all other actions contemplated by, the terms and conditions described herein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the underwriters named below (collectively, the “Underwriters”) have severally agreed with Delta to purchase from the Class AA Trustee and the Class A Trustee the following aggregate face amounts of the Class AA Certificates and the Class A Certificates, respectively:

Underwriter	Face Amount of Class AA Certificates		Face Amount of Class A Certificates
Morgan Stanley & Co. LLC	$		$
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Natixis Securities Americas LLC

Total		$312,524,000		$69,449,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Class AA Certificates and the Class A Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Class AA Certificates and the Class A Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class AA Certificates and Class A Certificates may be terminated. The offering of Class AA Certificates and Class A Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

This offering of the Class AA Certificates and the Class A Certificates is one in a series of secured debt financings which Delta is undertaking, including new senior secured credit facilities consisting of a new $1,500,000,000 revolving first-lien credit facility and a first-lien term loan facility (collectively, the “Senior Secured Credit Financings”), for which Delta will pay certain fees to the banks participating in such Senior Secured Credit Financings, including the Underwriters, on a pro rata basis according to their respective commitments in the new revolving credit facility. These fees include the fees to be paid by Delta for this offering of the Class AA Certificates and the Class A Certificates, which will be an amount equal to 1.5% percent of $381,973,000 or, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates, 1.5% of $500,000,000. Delta estimates that its out of pocket expenses for the offering will be approximately $2.8 million (exclusive of the ongoing costs of the Class AA Liquidity Facility, the Class A Liquidity Facility and, if applicable, the Class B Liquidity Facility, and certain other ongoing costs).

The Underwriters propose to offer the Class AA Certificates and the Class A Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members		Discount to Brokers/Dealers
Class AA		%		%
Class A		%		%

If Delta elects to offer Class B Certificates pursuant to this prospectus supplement through the Underwriters, Delta would provide the underwriting commission, the concession to selling group members (if any) and the discount to brokers/dealers (if any) in a company free writing prospectus. Delta reserves the right to offer Class B Certificates, if it does so at all, by means other than this prospectus supplement.

The Class AA Certificates and the Class A Certificates are a new issue of securities with no established trading market. Neither Delta nor any Trust intends to apply for listing of such Certificates on any securities exchange. Delta has been advised by one or more of the Underwriters that they presently intend to make a market in such Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in such Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Delta expects that the same will be true for any issuance of Class B Certificates. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class AA Certificates, the Class A Certificates or, if issued, the Class B Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates”.

Delta has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities and commodities trading, commercial and investment banking and financial advisory, investment management, investment research, principal investment, hedging, financing, derivatives and brokerage activities. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of Delta or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with Delta and its affiliates, including the provision of certain advisory services, making loans to Delta and its affiliates and serving as counterparties to certain fuel hedging and other derivative and hedging arrangements. The Underwriters and their respective affiliates have received, and in the future may receive, customary fees and expenses and commissions for these transactions.

It is expected that delivery of the Class AA Certificates and the Class A Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the    th business day following the date of pricing of the Certificates (such settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such Certificates on any day prior to the third business day before the date of initial delivery of such Certificates will be required, by virtue of the fact that such Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act with respect to the Class AA Certificates and the Class A Certificates and, if Delta elects to offer Class B Certificates pursuant to this prospectus supplement through the Underwriters, the Class B Certificates.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of such Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when such Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of such Certificates to be higher than it would otherwise be in the absence of such transactions. Neither Delta nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of such Certificates. These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Certificates. Accordingly, any person making or intending to make an offer in that Relevant Member State of Certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Underwriters have authorized, nor do we or they authorize, the making of any offer of Certificates in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of Certificates to the public described in this prospectus supplement may not be made in that Relevant Member State other than:

(a) to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Certificates shall require us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Certificates to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Certificates have not authorized and do not authorize the making of any offer of Certificates through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Certificates as contemplated in this prospectus supplement. Accordingly, no purchaser of the Certificates, other than the Underwriters, is authorized to make any further offer of the Certificates on behalf of the sellers or the Underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore and the Certificates will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of the SFA (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 275(2) of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; or (4) as specified in 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Class AA Certificates and the Class A Certificates and, if Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement, the validity of the Class B Certificates, is being passed upon for Delta by Debevoise & Plimpton LLP, New York, New York, and certain legal matters are being passed upon for the Underwriters by White & Case LLP, New York, New York. The respective counsel for Delta and the Underwriters will rely on the opinion of Shipman & Goodwin LLP, Hartford, Connecticut, counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, as applicable, and the valid and binding effect thereof, and on the opinion of Alan T. Rosselot, Assistant General Counsel of Delta, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by Delta.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. incorporated by reference in Delta Air Lines, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Delta Air Lines, Inc. for the three-month periods ended March 31, 2015 and March 31, 2014 and the three-month and six-month periods ended June 30, 2015 and June 30, 2014, incorporated herein by reference, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 15, 2015 and July 15, 2015, included in Delta Air Lines, Inc. Quarterly Report (Form 10-Q) for the quarters ended March 31, 2015 and June 30, 2015, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

60-Day Period	S-45
Act	S-109
Actual Disposition Event	S-70
Additional Certificates	S-91
Additional Equipment Notes	S-91
Additional Holder Buyout Right	S-44
Additional Trust	S-91
Adjusted Interest	S-92
Administration Expenses	S-66
Aircraft	S-2
Airframe	S-73
AISI	S-2
Applicable Fraction	S-67
Appraisal	S-65
Appraised Current Market Value	S-66
Appraisers	S-2
Assumed Aircraft Value	S-80
Assumed Amortization Schedule	S-40
Average Life Date	S-78
Bankruptcy Code	S-16
Base Rate	S-59
Basic Agreement	S-36
BK	S-2
Business Day	S-39
Cape Town Treaty	S-86
Cash Collateral Account	S-57
Cede	S-41
Certificate Account	S-39
Certificate Buyout Event	S-45
Certificate Owner	S-52
Certificate Owners	S-52
Certificateholders	S-36
Certificates	S-36
citizen of the United States	S-46
Class A Adjusted Interest	S-68
Class A Buyout Right	S-44
Class A Certificateholders	S-36
Class A Certificates	S-36
Class A Liquidity Facility	S-55
Class A Liquidity Provider	S-55
Class A Trust	S-36
Class A Trustee	S-36
Class AA Certificateholders	S-36
Class AA Certificates	S-36
Class AA Liquidity Facility	S-55

Class AA Liquidity Provider	S-55
Class AA Trust	S-36
Class AA Trustee	S-36
Class B Adjusted Interest	S-68
Class B Buyout Right	S-44
Class B Certificateholders	S-36
Class B Certificates	S-36
Class B Liquidity Facility	S-55
Class B Liquidity Provider	S-55
Class B Trust	S-36
Class B Trustee	S-36
Class Exemptions	S-102
Code	S-18
Collateral	S-38
Company	iii
company free writing prospectus	i
Controlling Party	S-62
Current Distribution Date	S-68
Deemed Disposition Event	S-70
Defaulted Operative Indenture	S-77
Definitive Certificates	S-53
Delta	iii
Delta Bankruptcy Event	S-65
Depreciation Assumption	S-80
Distribution Date	S-37
Dodd Frank Act	S-33
Downgrade Drawing	S-57
Downgrade Event	S-57
Drawing	S-59
DTC	S-41
DTC Participants	S-51
DTC Rules	S-52
Eligible A Pool Balance	S-69
Eligible B Pool Balance	S-69
Engine	S-73
Equipment Note Special Payment	S-66
Equipment Notes	S-75
ERISA	S-101
ERISA Plan	S-101
Event of Loss	S-90
Excess Liquidity Obligations	S-64
Exchange Act	v
Expected Distributions	S-68
FATCA	S-98
FFI Agreement	S-98

I-1

Final Distributions	S-63
Final Drawing	S-59
Final Legal Distribution Date	S-38
Final Maturity Date	S-77
Final Termination Notice	S-61
Financial Instruments and Exchange Law	S-108
General Account Regulations	S-103
Global Certificate	S-51
H.15(519)	S-78
IGA	S-98
Indenture	S-75
Indenture Events of Default	S-81
Indirect Participants	S-51
Intercreditor Agreement	S-62
Interest Drawings	S-55
Interim Restructuring Arrangement	S-65
Investment Company Act	iii, S-33
IRS	S-94
Issuance Date	S-40
Junior Additional Certificateholder	S-45
Junior Additional Certificates	S-45
LIBOR	S-60
Liquidity Event of Default	S-61
Liquidity Expenses	S-68
Liquidity Facilities	S-55
Liquidity Obligations	S-68
Liquidity Providers	S-55
Liquidity Threshold Rating	S-57
Loan Amount	S-88
Loan Trustee	S-75
Long-Term Rating	S-57
LTVs	S-3
Make-Whole Amount	S-78
Make-Whole Spread	S-78
Maximum Available Commitment	S-55
Maximum Commitment	S-56
MBA	S-2
Minimum Sale Price	S-64
Moody’s	S-57
Mortgage Convention	S-86
most recent H.15(519)	S-78
Non-Extension Drawing	S-58
Non-Extension Notice	S-58
Non-U.S. Certificateholder	S-97
Note Target Price	S-64
Noteholder	S-76
OID	S-95
Order	S-107
Participation Agreement	S-75
Pass Through Trust Agreements	S-36
Performing Equipment Note	S-56
Permitted Investments	S-42
Plan	S-101
Plan Asset Regulation	S-101

Pool Balance	S-39
Pool Factor	S-40
Post Default Appraisals	S-65
PTC Event of Default	S-45
PTCE	S-102
Rate Determination Notice	S-60
Rating Agencies	S-57
Refinancing Certificates	S-92
Refinancing Equipment Notes	S-92
Refinancing Trust	S-92
Regular Distribution Dates	S-37
Related Equipment Notes	S-76
Relevant Member State	S-106
Remaining Weighted Average Life	S-79
Replacement Facility	S-57
Required Amount	S-56
Restructuring Arrangement	S-65
Scheduled Payments	S-38
SEC	iv
Section 1110	S-16
Section 1110 Period	S-56
Senior Additional Certificateholder	S-45
Senior Additional Certificates	S-45
Senior Secured Credit Financings	S-104
Series A Equipment Notes	S-75
Series AA Equipment Notes	S-75
Series B Equipment Notes	S-75
SFA	S-108
Similar Law	S-101
Special Distribution Date	S-38
Special Payment	S-38
Special Payments Account	S-39
Special Termination Drawing	S-59
Special Termination Notice	S-61
Standard & Poor’s	S-57
Stated Interest Rate	S-37
Subordinated Certificateholders	S-96
Subordinated Certificates	S-96
Subordinated Trust	S-96
Subordination Agent	S-62
Termination Notice	S-61
Transportation Code	S-46
Treasury Yield	S-78
Triggering Event	S-43
Trust Indenture Act	S-47
Trust Property	S-36
Trust Supplement	S-36
Trustees	S-36
Trusts	S-36
U.S. Person	S-94
Underwriters	S-104
Underwriting Agreement	S-104
Volcker Rule	iii

I-2

APPENDIX II

APPRAISAL LETTERS

Mr. Kevin Hawkins

General Manager – Capital Markets

Delta Air Lines, Inc.

1030 Delta Boulevard, Dept. 956

Atlanta, GA 30354

Sight Unseen Half Life and Maintenance Condition Adjusted

Base Value Opinion

15 Aircraft Delta Air Lines Portfolio

AISI File No.: A5S050BVO-03

Report Date: 25 June 2015

Values as of: 25 June 2015

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

25 June 2015

Mr. Kevin Hawkins

General Manager – Capital Markets

Delta Air Lines, Inc.

1030 Delta Boulevard, Dept. 956

Atlanta, GA 30354

Subject:	AISI Sight Unseen Half Life and Maintenance Condition Adjusted Base Value Appraisal for 15 Selected Delta Air Lines Aircraft. AISI File number: A5S050BVO-03

Ref:	(a) Email messages Delta and Morgan Stanley to AISI; 22 - 25 June 2015 (b) AISI Quote for Delta Air Lines; 22 June 2015

Dear Mr. Hawkins:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen half life and maintenance condition adjusted base values as of 25 June 2015, in June 2015 U.S. Dollars, for a portfolio of 15 delivered B737-932ER aircraft, with CFM56-7B26E engines, at various and specified maximum takeoff weights, as identified and defined in Table I and reference (a) and (b) above (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 30 January 2013. AISI is a member of that organization and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

25 June 2015 AISI File No. A5S050BVO-03 Page - 2 -

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered with an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization, equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

25 June 2015 AISI File No. A5S050BVO-03 Page - 3 -

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuations

It is our considered opinion that the sight unseen half life and maintenance condition adjusted base values as of 25 June 2015 in June 2015 U.S. Dollars are as follows in Table I, subject to the assumptions, definitions, and disclaimers herein.

25 June 2015 AISI File No. A5S050BVO-03 Page - 4 -

TABLE I

AISI File A5S050BVO-03

Report Dated: 25 June 2015

Values as of: 25 June 2015

No	Type	MSN	Registration Number	DOM	Engine	MTOW	Half Life Base Value Jun-15 $MUS Dollars	Adjusted Base Value Jun-15 $MUS Dollars

1	737-932ER	31912	N801DZ	Sep-13	CFM56-7B26E	187,700	39.82	44.80

2	737-932ER	31917	N802DN	Oct-13	CFM56-7B26E	175,000	39.25	44.13

3	737-932ER	31919	N803DN	Oct-13	CFM56-7B26E	165,000	38.80	43.68

4	737-932ER	31918	N804DN	Oct-13	CFM56-7B26E	175,000	39.25	44.22

5	737-932ER	31913	N805DN	Nov-13	CFM56-7B26E	165,000	38.80	43.78

6	737-932ER	31914	N806DN	Nov-13	CFM56-7B26E	187,700	39.82	44.87

7	737-932ER	31921	N807DN	Nov-13	CFM56-7B26E	175,000	39.25	44.26

8	737-932ER	31920	N808DN	Nov-13	CFM56-7B26E	187,700	39.82	44.83

9	737-932ER	31915	N809DN	Dec-13	CFM56-7B26E	187,700	39.82	44.81

10	737-932ER	31922	N810DN	Dec-13	CFM56-7B26E	175,000	39.25	44.29

11	737-932ER	31916	N811DZ	Dec-13	CFM56-7B26E	165,000	38.80	43.91

12	737-932ER	31923	N812DN	Dec-13	CFM56-7B26E	165,000	38.80	43.91

13	737-932ER	31924	N814DN	Jan-14	CFM56-7B26E	187,700	41.51	46.71

14	737-932ER	31925	N813DN	Jan-14	CFM56-7B26E	175,000	40.94	46.18

15	737-932ER	31926	N815DN	Feb-14	CFM56-7B26E	187,700	41.51	46.74

TOTALS							595.44	671.12

25 June 2015 AISI File No. A5S050BVO-03 Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated 25 June 2015 in the client Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement under the caption “Experts”. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

July 29, 2015

Mr. Kevin Hawkins

Treasury

Delta Air Lines, Inc.

1030 Delta Boulevard, Dept. 856

Atlanta, GA 30320

Dear Mr. Hawkins:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the Base Values (BV) for 15 Boeing 737-932ER aircraft as of June 2015 in the Delta Fleet, which will be included in a proposed EETC transaction. Each aircraft is further identified by registration, MSN, engine model, maximum takeoff weight and date of manufacture in the attached Figure 1.

CONCLUSIONS

Based upon our knowledge of the B737 aircraft, our knowledge of the capabilities and uses to which they have been put in various parts of the world; our knowledge of the marketing of used aircraft; and our knowledge of aircraft generally, it is our opinion that the values in millions of U.S. dollars for each of the Aircraft is as shown in Figure 1.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

Mr. Kevin Hawkins

July 29, 2015

For comparison purposes it is the convention to assign “half-time” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events. The adjustments are based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time remaining to APU overhaul, time since heavy shop visit on the engines and for the life remaining on engine life limited parts. In this case, most of the aircraft are too new to have reached half-time (except for some “C” checks). An alternative methodology was used. Starting with the new price or full-life value, adjustments were deducted to account for the hours or cycles used since new and also a nominal deduction for depreciation since the time the aircraft was delivered. Based on industry information we have, primarily from Boeing, we believe the “C” check occurs every 5,200 hours. For many of these aircraft, more than 5,200 hours have accumulated. For these, we assume a “C” check was done at that time.

MARKET DISCUSSION & METHODOLOGY

For a newly delivered or nearly new aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

We do not know the new purchase price of the Aircraft but we do know the current published Boeing list price averages $99 million for the B737-900ER depending on the configuration and options. We also know that nobody pays list price and the discount is normally at least 15 percent with much larger discounts often applied for buyers placing large orders. Recent reports indicate it is not uncommon to see discounts of 35 to 45 percent from the list price. Because of confidential actual transaction prices some of our clients have shared with us, we are convinced a typical new price for a B737-900ER is $52.10 million. From this, we deducted $0.6 million for the lower takeoff weight aircraft and about $0.15 million per quarter to account for depreciation on the aircraft.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that as of the delivery date all Airworthiness Directives have been complied with. Further, we have assumed unless

Mr. Kevin Hawkins

July 29, 2015

otherwise stated, that each Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated July 29, 2015 in the Prospectus Supplement and to the references to BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz

President

ISTAT Senior Certified Appraiser

And Appraiser Fellow

JFK/kf

Attachment

Figure 1

Delta Airlines 2015-EETC

Full Life and Mt. Adj. Base Values

All Values in U.S. $ Millions

	Aircraft Type	Registration Number	Serial Number	Manufacture Date	Engine Type	MTOW (Lb)	BV Full-Life	Mt. Adj. BV

1	B737-932ER	N801DZ	31912	Sep-13	CFM56-7B26E	187,700	51.45	49.44
2	B737-932ER	N802DN	31917	Oct-13	CFM56-7B26E	175,000	51.00	48.84
3	B737-932ER	N803DN	31919	Oct-13	CFM56-7B26E	165,000	50.40	48.22
4	B737-932ER	N804DN	31918	Oct-13	CFM56-7B26E	175,000	51.00	48.90
5	B737-932ER	N805DN	31913	Nov-13	CFM56-7B26E	165,000	50.40	48.36
6	B737-932ER	N806DN	31914	Nov-13	CFM56-7B26E	187,700	51.60	49.60
7	B737-932ER	N807DN	31921	Nov-13	CFM56-7B26E	175,000	51.00	48.96
8	B737-932ER	N808DN	31920	Nov-13	CFM56-7B26E	187,700	51.60	49.56
9	B737-932ER	N809DN	31915	Dec-13	CFM56-7B26E	187,700	51.60	49.56
10	B737-932ER	N810DN	31922	Dec-13	CFM56-7B26E	175,000	51.00	49.02
11	B737-932ER	N811DZ	31916	Dec-13	CFM56-7B26E	165,000	50.40	48.46
12	B737-932ER	N812DN	31923	Dec-13	CFM56-7B26E	165,000	50.40	48.43
13	B737-932ER	N814DN	31924	Jan-14	CFM56-7B26E	187,700	51.75	49.92
14	B737-932ER	N813DN	31925	Jan-14	CFM56-7B26E	175,000	51.15	49.16
15	B737-932ER	N815DN	31926	Feb-14	CFM56-7B26E	187,700	51.75	49.93

aviation consulting

Desktop Appraisal of:

Fifteen (15) Boeing 737-932ER Aircraft

Client:

Delta Air Lines, Inc.

Date:

July 29, 2015

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel:  + 1 703 276 3200

Fax:  + 1 703 276 3201

Hong Kong 62/F & 66/F, The Center 99 Queens Road, Central Hong Kong Hong Kong Tel: + 852 2824 8414 Fax: + 852 3965 3222	www.mba.aero

I.	Introduction and Executive Summary

 Table of Contents:

Morten Beyer & Agnew (“mba”) has been retained by Delta Air Lines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Current Base Values of fifteen (15) Boeing 737-932ER aircraft, as of June 2015. The aircraft are fully identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual publication Future Aircraft Values (“FAV”) – Jet Transport Plus, April 2015.

Based on the information set forth in this report, it is our opinion that the total Current Base Value of the aircraft in this portfolio are as follows and as set forth in Section IV.

Current Base Value (US$)
(15) 737-932ER Total	$694,490 000

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs four ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual Future Aircraft Values (“FAV”), a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 2 of 14

III.	Current Market Conditions

General Market Observation – 2nd Quarter 2015

An essential consideration in any appraisal is market condition at the time the valuation is rendered. This section describes market conditions associated with the valuation. The first part of the section provides a general market commentary highlighting major factors currently influencing aircraft values. The second part contains mba’s view of the current market situation for the aircraft type valued in this analysis.

Passenger demand and jet fuel prices are two of the most significant factors influencing commercial transport aircraft values. Increases in passenger demand have a positive impact while changes in fuel prices have a different impact depending on the technology level of the asset. There are many other considerations that drive values of a specific aircraft type and model including: age, number of operators, regional distribution, total number in use, production status, and order backlog, among others.

Passenger demand has been shown over the years to have a strong correlation with Gross Domestic Product (“GDP”). As shown in the following chart, this correlation also extends to orders for new aircraft.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 3 of 14

Underlying all of this is the historical and future predicted passenger growth on the order of 5.0% per year by manufacturers and government agencies alike, which exceeds short term World Bank global GDP predictions. The International Air Transport Association (“IATA”) reports that for the 1st quarter 2015, global passenger traffic (RPK)1 showed year-on-year growth of 6.0% compared to 1st quarter 2014. Year-on-year comparison of 1st quarter 2015 shows a 6.3% increase in international RPK worldwide, and an increase in domestic RPK of 5.9% worldwide.

For regional total traffic, both international and domestic, according to IATA, Asia/Pacific carriers experienced the strongest YTD rate of increase, up 9.0%. Middle Eastern total air traffic YTD was up 8.6%, while Latin America saw a 6.2% increase. European total traffic YTD was at 5.0%. North America reported an YTD increase in total traffic of 3.0% and Africa showed a negative 0.9% YTD growth. All regions, except Africa, are showing positive traffic growth for the year. Passenger capacity (ASK)2 also showed growth across all regions, again except for Africa, commensurate with traffic growth, however international load factors slightly dropped by -0.1% from February to March 2015.

According to the IATA Air Freight Market Analysis, air freight volumes spiked in February to a 12.2% year-on-year increase as a result of the Lunar New Year and a modal shift due to sea port congestion in the U.S. The air freight volumes moderated in March to a more indicative year-on-year increase of 1.6%. IATA also believes the March decline is a reflection of economic weakness in Europe which dampens demand for manufactured goods shipped by Asia/Pacific carriers.

As of year-end 2014, Airbus had booked and 1,456 net orders, while Boeing booked 1,432 net orders. Also for 2014, Airbus delivered 629 aircraft and Boeing has delivered 723 aircraft. At the current order rate of approximately 120 aircraft (widebody and narrowbody) per month for each manufacturer and delivery rates of approximately 52 per month for Airbus and 60 per month for Boeing, the backlog for each manufacturer is growing at about 800 and 700 aircraft per year, respectively. The robust order and delivery figures have continued during 1Q15 where Boeing booked 110 net orders while delivering 184 aircraft, and Airbus booked 101 net orders with 134 deliveries. The Airbus delivery count is down slightly reflective of the decrease in the A330 production rate.

1 RPK – Revenue Passenger Kilometers

2 ASK – Available Seat Kilometers

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 4 of 14

Oil Prices during the latter half of 2014 dropped dramatically from a range of US$100.00 to US$125.00 per barrel for Brent Crude over the past three years to the lowest prices since 2009. Prices tumbled to approximately US$48.00 per barrel at the end of January 2015. Oil prices started to rise at the end of 1Q15 but questions about the next price plateau for oil remain.

Oil-price.net offers the opinion that the supply-demand balance will favor a lower plateau due to continued production for the major oil supplies and a reduction in demand worldwide. Based on all reports it seems that a new plateau will be in the range of US$70.00 ± 20.0%.

Overall for 2Q15, mba recognizes a continuing healthy marketplace for the industry. Operators consistently report profits, aircraft Market Values are aligning with Base Values, and even exceeding Base Value for certain types, and lower oil prices have made the operational cost of older generation and four engine aircraft more viable. A combination of growth and stability seems to be the consensus opinion for the short term. However, there are pockets of instability, such the economies of the Eurozone, Russia and Japan, and areas of political unrest, such as Ukraine and Syria, which can cause unpredictable conditions. All in all, the market is healthy with continued optimism for the near term.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 5 of 14

Boeing	737-900ER Current Market

The Boeing 737-900 entered into service in 2001 with Alaska Airlines and ended production four years later, in 2005. In 2007, the 737-900ER was introduced in place of the 737-900 non-ER and entered into service with Lion Air as the newest member of the 737NG family.

The 737-900ER features an additional pair of exit doors, as well as a flat rear pressure bulkhead to increase interior accommodation to 180 passengers, in a typical two class configuration, or up to 215 passengers in a single class. The aircraft has the same external dimensions as the 737-900 but features an increased Maximum Take Off Weight (“MTOW”) of 187,700 pounds, strengthened landing gear and wing structures, up to two optional auxiliary fuel tanks, and optional winglets. These improvements allow for a range of 3,265 nautical miles carrying 180 passengers with the installation of the two auxiliary fuel tanks and winglets.

Overview

Positive

●	Sole source engines ease remarketing to secondary operators.

●	Commonality with other 737NG variants may increase potential operator base when remarketing.

●	Relatively robust backlog.

Neutral

●	Introduction of 737 MAX variant delays clean sheet replacement, but will likely affect values of only the youngest 737-900ER aircraft produced.

Negative

●	Backlog going forward likely to fade in favor of 737 MAX, due to enter service in 2017.

●	Fleet concentration in hands of limited operators may have negative impact in future when the fleet moves on to second tier operators.

●	Program has not been as popular as that of its competitor, the A321-200.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 6 of 14

As of April 2015, there were 308 active 737-900ERs with 19 operators.

Fleet Status	737-900ER
Net Orders	508
Backlog	196
Delivered	312
Destroyed/Retired	0
Not in Service/Parked	4
Active Aircraft	308
Number of Operators	19
Average Daily Utilization (Hrs)	8.08
Average Fleet Age (Yrs)	2.94
Source: AerData April 2015

The 737-900ER fleet has grown steadily since its introduction in 2007. The chart below depicts 737-900ER fleet development by year, as of January of each year (2007 is not included as there were no active aircraft as of January 2007).

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 7 of 14

Recent Developments

In June 2015, Indonesian carrier Sriwijaya Air ordered two 737-900ER aircraft (boeing.com).

In February 2015, Alaska Airlines announced an order of six additional 737-900ER aircraft with deliveries anticipated between 2016 and 2017 (AviTrader).

In February 2015, Boeing delivered the first of eight 737-900ER aircraft to Okay Airways, the first Chinese carrier to receive the type (AviTrader).

Demographics & Availability

United Airlines operates the largest fleet of 737-900ERs, accounting for 36.9% of the type. Indonesia’s Lion Air is the second largest operator with 22.8% of the total fleet.

Boeing 737-900ER Passenger Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	Total %
UNITED AIRLINES	115		115	36.9%
LION AIR	71		71	22.8%
DELTA	39		39	12.5%
ALASKA AIRLINES	24		24	7.7%
TURKISH AIRLINES	11	1	12	3.8%
THAI LION AIR	9		9	2.9%
BATIK AIR	6		6	1.9%
KOREAN AIR	6		6	1.9%
MALINDO AIR	6		6	1.9%
EL AL	5		5	1.6%
UKRAINE INTERNATIONAL	4		4	1.3%
JETKONNECT	3		3	1.0%
SPICEJET	1	2	3	1.0%
OMAN AIR	2		2	0.6%
ANADOLUJET	2		2	0.6%
SOMON AIR	2		2	0.6%
CIT AEROSPACE		1	1	0.3%
OKAY AIRWAYS	1		1	0.3%
JET AIRWAYS	1		1	0.3%
Grand Total	308	4	312	100.0%
Source: AerData April 2015

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 8 of 14

North America is the most popular region with more than half of the 737-900ER world fleet. The Pacific Rim follows with 34.6% of the total fleet.

Boeing 737-900ER Passenger Aircraft Current Fleet by Region
Region	In Service	Parked	Total	Total %
North America	178	1	179	57.4%
Asia	106	2	108	34.6%
Europe	17	1	18	5.8%
Middle East	7		7	2.2%
Grand Total	308	4	312	100.0%
Source: AerData April 2015

According to Airfax, as of July 2015, there are no Boeing 737-900ER aircraft available for sale or lease.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 9 of 14

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Value redbook publication or its web based valuation service, redbookOnline.

Outlook

The short- to mid-term outlook for the 737-900ER is favorable, even prior to the Entry Into Service of the 737 MAX variants. The aircraft has seen increased interest as operators move towards larger equipment, although the A321-200 still sees more success at this time. Particularly as the 757-200s are phased out of the fleets of their current operators, the 737-900ER has the opportunity to fill the role of these aircraft. The long-term outlook will be shaped by the presumed success of the 737 MAX. While not a true clean sheet replacement, the modified variant represents a break in production and the last 737-900ERs manufactured will suffer the most from a value perspective. However, no technical obsolesence is expected for the foreseeable future as a result of the 737 MAX Entry Into Service.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 10 of 14

IV.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage; and

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 11 of 14

Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type

1	737-932ER	31912	N801DZ	Sep-13	187,700	CFM56-7B26E

2	737-932ER	31917	N802DN	Oct-13	175,000	CFM56-7B26E

3	737-932ER	31919	N803DN	Oct-13	165,000	CFM56-7B26E

4	737-932ER	31918	N804DN	Oct-13	175,000	CFM56-7B26E

5	737-932ER	31913	N805DN	Nov-13	165,000	CFM56-7B26E

6	737-932ER	31914	N806DN	Nov-13	187,700	CFM56-7B26E

7	737-932ER	31921	N807DN	Nov-13	175,000	CFM56-7B26E

8	737-932ER	31920	N808DN	Nov-13	187,700	CFM56-7B26E

9	737-932ER	31915	N809DN	Dec-13	187,700	CFM56-7B26E

10	737-932ER	31922	N810DN	Dec-13	175,000	CFM56-7B26E

11	737-932ER	31916	N811DZ	Dec-13	165,000	CFM56-7B26E

12	737-932ER	31923	N812DN	Dec-13	165,000	CFM56-7B26E

13	737-932ER	31924	N814DN	Jan-14	187,700	CFM56-7B26E

14	737-932ER	31925	N813DN	Jan-14	175,000	CFM56-7B26E

15	737-932ER	31926	N815DN	Feb-14	187,700	CFM56-7B26E

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 12 of 14

Portfolio Valuation (US$ Million)

No.	Aircraft Type	Serial Number	BV w/Newness	MTOW Adj.	3CBV

1	737-932ER	31912	$46.28	$0.00	$46.28

2	737-932ER	31917	$46.53	($0.72)	$45.81

3	737-932ER	31919	$46.53	($1.29)	$45.24

4	737-932ER	31918	$46.53	($0.72)	$45.81

5	737-932ER	31913	$46.78	($1.29)	$45.49

6	737-932ER	31914	$46.78	$0.00	$46.78

7	737-932ER	31921	$46.78	($0.72)	$46.06

8	737-932ER	31920	$46.78	$0.00	$46.78

9	737-932ER	31915	$47.04	$0.00	$47.04

10	737-932ER	31922	$47.04	($0.72)	$46.32

11	737-932ER	31916	$47.04	($1.29)	$45.75

12	737-932ER	31923	$47.04	($1.29)	$45.75

13	737-932ER	31924	$47.29	$0.00	$47.29

14	737-932ER	31925	$47.29	($0.76)	$46.53

15	737-932ER	31926	$47.56	$0.00	$47.56

TOTAL			$703.29	($8.80)	$694.49

Legend for Portfolio Valuation –
BV /w Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-off Weight Adjustment
CBV -	Current Base Value

3 Aircraft that have not yet reached a true half-life maintenance status are assumed to have inherent maintenance value that is not yet consumed from a full-life to half-life status.

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 13 of 14

V.	Covenants

This report has been prepared for the exclusive use of Delta Air Lines, Inc. and shall not be provided to other parties by mba without the express consent of Delta Air Lines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the subject aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This report represents the opinion of mba of the values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Delta Air Lines, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the use of this appraisal report in the Prospectus Supplement and to the reference to mba’s name in the caption “Experts”.

PREPARED BY:

Kim Seward

Senior Analyst – Valuations

Morten Beyer & Agnew

July 29, 2015

REVIEWED BY:

Thomas E. Burke

Managing Director – Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

Delta Air Lines, Inc. Job File #15089 (BV Only) Page 14 of 14

APPENDIX III

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth the LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date thereafter.

The LTVs specified in this Appendix III for the Series B Equipment Notes are based on the assumption that Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. The LTVs for Series B Equipment Notes, if and when Class B Certificates are offered and issued, may differ from what is set forth in this Appendix III.

The LTVs for the Issuance Date and each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the Assumed Aircraft Value on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes”.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

III-1

	N801DZ
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$46,280,000.00	$20,826,000.00	45.0%	$4,628,000.00	55.0%	$7,865,000.00	72.0%
January 30, 2016	45,541,489.36	20,366,724.60	44.7	4,525,938.80	54.7	7,600,281.99	71.3
July 30, 2016	44,802,978.72	19,907,498.40	44.4	4,423,888.53	54.3	7,335,203.85	70.7
January 30, 2017	44,064,468.09	19,448,323.85	44.1	4,321,849.74	53.9	7,070,182.52	70.0
July 30, 2017	43,325,957.45	18,989,203.55	43.8	4,219,823.01	53.6	6,805,220.85	69.3
January 30, 2018	42,587,446.81	18,530,140.30	43.5	4,117,808.96	53.2	6,540,321.93	68.5
July 30, 2018	41,848,936.17	18,071,137.07	43.2	4,015,808.24	52.8	6,275,489.02	67.8
January 30, 2019	41,110,425.53	17,612,197.05	42.8	3,913,821.57	52.4	6,010,725.63	67.0
July 30, 2019	40,371,914.89	17,153,323.67	42.5	3,811,849.70	51.9	5,746,035.54	66.2
January 30, 2020	39,633,404.26	16,694,520.61	42.1	3,709,893.47	51.5	5,481,422.78	65.3
July 30, 2020	38,894,893.62	16,235,791.81	41.7	3,607,953.73	51.0	5,216,891.70	64.4
January 30, 2021	38,156,382.98	15,777,141.52	41.3	3,506,031.45	50.5	4,952,446.98	63.5
July 30, 2021	37,417,872.34	15,318,574.34	40.9	3,404,127.63	50.0	4,688,093.65	62.6
January 30, 2022	36,679,361.70	14,860,095.20	40.5	3,302,243.38	49.5	4,423,837.16	61.6
July 30, 2022	35,940,851.06	14,401,709.45	40.1	3,200,379.88	49.0	4,159,683.38	60.5
January 30, 2023	35,202,340.43	13,943,422.87	39.6	3,098,538.42	48.4	3,895,638.68	59.5
July 30, 2023	34,463,829.79	13,485,241.76	39.1	2,996,720.39	47.8	0.00	0.0
January 30, 2024	33,725,319.15	13,027,172.92	38.6	2,894,927.32	47.2	0.00	0.0
July 30, 2024	32,986,808.51	12,569,223.78	38.1	2,793,160.84	46.6	0.00	0.0
January 30, 2025	32,248,297.87	12,111,402.42	37.6	2,691,422.76	45.9	0.00	0.0
July 30, 2025	31,509,787.23	11,653,717.67	37.0	2,589,715.04	45.2	0.00	0.0
January 30, 2026	30,771,276.60	11,196,179.21	36.4	2,488,039.82	44.5	0.00	0.0
July 30, 2026	30,032,765.96	10,738,797.62	35.8	2,386,399.47	43.7	0.00	0.0
January 30, 2027	29,294,255.32	10,281,584.57	35.1	2,284,796.57	42.9	0.00	0.0
July 30, 2027	28,555,744.68	0.00	0.0	0.00	0.0	0.00	0.0

III-2

	N802DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,810,000.00	$20,615,000.00	45.0%	$4,581,000.00	55.0%	$7,786,000.00	72.0%
January 30, 2016	45,078,989.36	20,159,888.81	44.7	4,479,975.29	54.7	7,523,096.76	71.3
July 30, 2016	44,347,978.72	19,705,326.31	44.4	4,378,961.40	54.3	7,260,710.64	70.7
January 30, 2017	43,616,968.09	19,250,814.94	44.1	4,277,958.88	53.9	6,998,380.75	70.0
July 30, 2017	42,885,957.45	18,796,357.28	43.8	4,176,968.28	53.6	6,736,109.92	69.3
January 30, 2018	42,154,946.81	18,341,956.07	43.5	4,075,990.24	53.2	6,473,901.20	68.5
July 30, 2018	41,423,936.17	17,887,614.28	43.2	3,975,025.40	52.8	6,211,757.82	67.8
January 30, 2019	40,692,925.53	17,433,335.07	42.8	3,874,074.46	52.4	5,949,683.26	67.0
July 30, 2019	39,961,914.89	16,979,121.81	42.5	3,773,138.18	51.9	5,687,681.25	66.2
January 30, 2020	39,230,904.26	16,524,978.16	42.1	3,672,217.37	51.5	5,425,755.78	65.3
July 30, 2020	38,499,893.62	16,070,908.01	41.7	3,571,312.89	51.0	5,163,911.17	64.4
January 30, 2021	37,768,882.98	15,616,915.58	41.3	3,470,425.69	50.5	4,902,152.03	63.5
July 30, 2021	37,037,872.34	15,163,005.41	40.9	3,369,556.76	50.0	4,640,483.37	62.6
January 30, 2022	36,306,861.70	14,709,182.39	40.5	3,268,707.20	49.5	4,378,910.55	61.6
July 30, 2022	35,575,851.06	14,255,451.81	40.1	3,167,878.18	49.0	4,117,439.40	60.5
January 30, 2023	34,844,840.43	13,801,819.40	39.6	3,067,070.98	48.4	3,856,076.23	59.5
July 30, 2023	34,113,829.79	13,348,291.38	39.1	2,966,286.97	47.8	0.00	0.0
January 30, 2024	33,382,819.15	12,894,874.50	38.6	2,865,527.67	47.2	0.00	0.0
July 30, 2024	32,651,808.51	12,441,576.09	38.1	2,764,794.69	46.6	0.00	0.0
January 30, 2025	31,920,797.87	11,988,404.17	37.6	2,664,089.81	45.9	0.00	0.0
July 30, 2025	31,189,787.23	11,535,367.47	37.0	2,563,414.99	45.2	0.00	0.0
January 30, 2026	30,458,776.60	11,082,475.57	36.4	2,462,772.35	44.5	0.00	0.0
July 30, 2026	29,727,765.96	10,629,738.96	35.8	2,362,164.21	43.7	0.00	0.0
January 30, 2027	28,996,755.32	10,177,169.16	35.1	2,261,593.15	42.9	0.00	0.0
July 30, 2027	28,265,744.68	0.00	0.0	0.00	0.0	0.00	0.0

III-3

	N803DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,240,000.00	$20,358,000.00	45.0%	$4,524,000.00	55.0%	$7,689,000.00	72.0%
January 30, 2016	44,518,085.11	19,909,045.40	44.7	4,424,232.31	54.7	7,429,489.14	71.3
July 30, 2016	43,796,170.21	19,460,138.89	44.4	4,324,475.31	54.3	7,170,367.81	70.7
January 30, 2017	43,074,255.32	19,011,282.86	44.1	4,224,729.53	53.9	6,911,302.01	70.0
July 30, 2017	42,352,340.43	18,562,479.88	43.8	4,124,995.53	53.6	6,652,294.54	69.3
January 30, 2018	41,630,425.53	18,113,732.65	43.5	4,025,273.92	53.2	6,393,348.40	68.5
July 30, 2018	40,908,510.64	17,665,044.10	43.2	3,925,565.36	52.8	6,134,466.79	67.8
January 30, 2019	40,186,595.74	17,216,417.34	42.8	3,825,870.52	52.4	5,875,653.15	67.0
July 30, 2019	39,464,680.85	16,767,855.72	42.5	3,726,190.16	51.9	5,616,911.15	66.2
January 30, 2020	38,742,765.96	16,319,362.84	42.1	3,626,525.08	51.5	5,358,244.74	65.3
July 30, 2020	38,020,851.06	15,870,942.55	41.7	3,526,876.12	51.0	5,099,658.18	64.4
January 30, 2021	37,298,936.17	15,422,599.02	41.3	3,427,244.23	50.5	4,841,156.04	63.5
July 30, 2021	36,577,021.28	14,974,336.71	40.9	3,327,630.38	50.0	4,582,743.23	62.6
January 30, 2022	35,855,106.38	14,526,160.47	40.5	3,228,035.66	49.5	4,324,425.09	61.6
July 30, 2022	35,133,191.49	14,078,075.52	40.1	3,128,461.23	49.0	4,066,207.35	60.5
January 30, 2023	34,411,276.60	13,630,087.53	39.6	3,028,908.34	48.4	3,808,096.24	59.5
July 30, 2023	33,689,361.70	13,182,202.62	39.1	2,929,378.36	47.8	0.00	0.0
January 30, 2024	32,967,446.81	12,734,427.47	38.6	2,829,872.77	47.2	0.00	0.0
July 30, 2024	32,245,531.91	12,286,769.31	38.1	2,730,393.18	46.6	0.00	0.0
January 30, 2025	31,523,617.02	11,839,236.07	37.6	2,630,941.35	45.9	0.00	0.0
July 30, 2025	30,801,702.13	11,391,836.38	37.0	2,531,519.19	45.2	0.00	0.0
January 30, 2026	30,079,787.23	10,944,579.67	36.4	2,432,128.82	44.5	0.00	0.0
July 30, 2026	29,357,872.34	10,497,476.33	35.8	2,332,772.52	43.7	0.00	0.0
January 30, 2027	28,635,957.45	10,050,537.72	35.1	2,233,452.83	42.9	0.00	0.0
July 30, 2027	27,914,042.55	0.00	0.0	0.00	0.0	0.00	0.0

III-4

	N804DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,810,000.00	$20,615,000.00	45.0%	$4,581,000.00	55.0%	$7,786,000.00	72.0%
January 30, 2016	45,078,989.36	20,159,888.81	44.7	4,479,975.29	54.7	7,523,096.76	71.3
July 30, 2016	44,347,978.72	19,705,326.31	44.4	4,378,961.40	54.3	7,260,710.64	70.7
January 30, 2017	43,616,968.09	19,250,814.94	44.1	4,277,958.88	53.9	6,998,380.75	70.0
July 30, 2017	42,885,957.45	18,796,357.28	43.8	4,176,968.28	53.6	6,736,109.92	69.3
January 30, 2018	42,154,946.81	18,341,956.07	43.5	4,075,990.24	53.2	6,473,901.20	68.5
July 30, 2018	41,423,936.17	17,887,614.28	43.2	3,975,025.40	52.8	6,211,757.82	67.8
January 30, 2019	40,692,925.53	17,433,335.07	42.8	3,874,074.46	52.4	5,949,683.26	67.0
July 30, 2019	39,961,914.89	16,979,121.81	42.5	3,773,138.18	51.9	5,687,681.25	66.2
January 30, 2020	39,230,904.26	16,524,978.16	42.1	3,672,217.37	51.5	5,425,755.78	65.3
July 30, 2020	38,499,893.62	16,070,908.01	41.7	3,571,312.89	51.0	5,163,911.17	64.4
January 30, 2021	37,768,882.98	15,616,915.58	41.3	3,470,425.69	50.5	4,902,152.03	63.5
July 30, 2021	37,037,872.34	15,163,005.41	40.9	3,369,556.76	50.0	4,640,483.37	62.6
January 30, 2022	36,306,861.70	14,709,182.39	40.5	3,268,707.20	49.5	4,378,910.55	61.6
July 30, 2022	35,575,851.06	14,255,451.81	40.1	3,167,878.18	49.0	4,117,439.40	60.5
January 30, 2023	34,844,840.43	13,801,819.40	39.6	3,067,070.98	48.4	3,856,076.23	59.5
July 30, 2023	34,113,829.79	13,348,291.38	39.1	2,966,286.97	47.8	0.00	0.0
January 30, 2024	33,382,819.15	12,894,874.50	38.6	2,865,527.67	47.2	0.00	0.0
July 30, 2024	32,651,808.51	12,441,576.09	38.1	2,764,794.69	46.6	0.00	0.0
January 30, 2025	31,920,797.87	11,988,404.17	37.6	2,664,089.81	45.9	0.00	0.0
July 30, 2025	31,189,787.23	11,535,367.47	37.0	2,563,414.99	45.2	0.00	0.0
January 30, 2026	30,458,776.60	11,082,475.57	36.4	2,462,772.35	44.5	0.00	0.0
July 30, 2026	29,727,765.96	10,629,738.96	35.8	2,362,164.21	43.7	0.00	0.0
January 30, 2027	28,996,755.32	10,177,169.16	35.1	2,261,593.15	42.9	0.00	0.0
July 30, 2027	28,265,744.68	0.00	0.0	0.00	0.0	0.00	0.0

III-5

	N805DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,490,000.00	$20,471,000.00	45.0%	$4,549,000.00	55.0%	$7,731,000.00	72.0%
January 30, 2016	45,490,000.00	20,343,697.91	44.7	4,520,821.76	54.7	7,591,689.09	71.3
July 30, 2016	44,764,095.74	19,890,221.36	44.4	4,420,049.19	54.3	7,328,837.88	70.7
January 30, 2017	44,038,191.49	19,436,726.39	44.1	4,319,272.53	53.9	7,065,966.42	70.0
July 30, 2017	43,312,287.23	18,983,212.08	43.8	4,218,491.57	53.6	6,803,073.67	69.3
January 30, 2018	42,586,382.98	18,529,677.42	43.5	4,117,706.09	53.2	6,540,158.55	68.5
July 30, 2018	41,860,478.72	18,076,121.35	43.2	4,016,915.86	52.8	6,277,219.89	67.8
January 30, 2019	41,134,574.47	17,622,542.74	42.8	3,916,120.61	52.4	6,014,256.43	67.0
July 30, 2019	40,408,670.21	17,168,940.37	42.5	3,815,320.08	51.9	5,751,266.83	66.2
January 30, 2020	39,682,765.96	16,715,312.92	42.1	3,714,513.98	51.5	5,488,249.66	65.3
July 30, 2020	38,956,861.70	16,261,658.98	41.7	3,613,702.00	51.0	5,225,203.35	64.4
January 30, 2021	38,230,957.45	15,807,977.04	41.3	3,512,883.79	50.5	4,962,126.25	63.5
July 30, 2021	37,505,053.19	15,354,265.47	40.9	3,412,058.99	50.0	4,699,016.56	62.6
January 30, 2022	36,779,148.94	14,900,522.50	40.5	3,311,227.22	49.5	4,435,872.33	61.6
July 30, 2022	36,053,244.68	14,446,746.23	40.1	3,210,388.05	49.0	4,172,691.47	60.5
January 30, 2023	35,327,340.43	13,992,934.58	39.6	3,109,541.02	48.4	3,909,471.71	59.5
July 30, 2023	34,601,436.17	13,539,085.32	39.1	3,008,685.63	47.8	0.00	0.0
January 30, 2024	33,875,531.91	13,085,196.03	38.6	2,907,821.34	47.2	0.00	0.0
July 30, 2024	33,149,627.66	12,631,264.05	38.1	2,806,947.57	46.6	0.00	0.0
January 30, 2025	32,423,723.40	12,177,286.49	37.6	2,706,063.67	45.9	0.00	0.0
July 30, 2025	31,697,819.15	11,723,260.22	37.0	2,605,168.94	45.2	0.00	0.0
January 30, 2026	30,971,914.89	11,269,181.78	36.4	2,504,262.62	44.5	0.00	0.0
July 30, 2026	30,246,010.64	10,815,047.39	35.8	2,403,343.86	43.7	0.00	0.0
January 30, 2027	29,520,106.38	10,360,852.90	35.1	2,302,411.76	42.9	0.00	0.0
July 30, 2027	28,794,202.13	0.00	0.0	0.00	0.0	0.00	0.0

III-6

	N806DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$46,780,000.00	$21,051,000.00	45.0%	$4,678,000.00	55.0%	$7,950,000.00	72.0%
January 30, 2016	46,780,000.00	20,920,602.07	44.7	4,649,022.68	54.7	7,806,973.30	71.3
July 30, 2016	46,033,510.64	20,454,265.89	44.4	4,545,392.42	54.3	7,536,668.19	70.7
January 30, 2017	45,287,021.28	19,987,910.76	44.1	4,441,757.95	53.9	7,266,342.25	70.0
July 30, 2017	44,540,531.91	19,521,535.74	43.8	4,338,119.05	53.6	6,995,994.42	69.3
January 30, 2018	43,794,042.55	19,055,139.80	43.5	4,234,475.51	53.2	6,725,623.59	68.5
July 30, 2018	43,047,553.19	18,588,721.85	43.2	4,130,827.08	52.8	6,455,228.54	67.8
January 30, 2019	42,301,063.83	18,122,280.71	42.8	4,027,173.49	52.4	6,184,808.00	67.0
July 30, 2019	41,554,574.47	17,655,815.13	42.5	3,923,514.47	51.9	5,914,360.57	66.2
January 30, 2020	40,808,085.11	17,189,323.77	42.1	3,819,849.73	51.5	5,643,884.79	65.3
July 30, 2020	40,061,595.74	16,722,805.17	41.7	3,716,178.93	51.0	5,373,379.05	64.4
January 30, 2021	39,315,106.38	16,256,257.77	41.3	3,612,501.73	50.5	5,102,841.64	63.5
July 30, 2021	38,568,617.02	15,789,679.90	40.9	3,508,817.76	50.0	4,832,270.71	62.6
January 30, 2022	37,822,127.66	15,323,069.74	40.5	3,405,126.61	49.5	4,561,664.27	61.6
July 30, 2022	37,075,638.30	14,856,425.33	40.1	3,301,427.85	49.0	4,291,020.16	60.5
January 30, 2023	36,329,148.94	14,389,744.55	39.6	3,197,721.01	48.4	4,020,336.04	59.5
July 30, 2023	35,582,659.57	13,923,025.09	39.1	3,094,005.58	47.8	0.00	0.0
January 30, 2024	34,836,170.21	13,456,264.46	38.6	2,990,280.99	47.2	0.00	0.0
July 30, 2024	34,089,680.85	12,989,459.93	38.1	2,886,546.65	46.6	0.00	0.0
January 30, 2025	33,343,191.49	12,522,608.53	37.6	2,782,801.90	45.9	0.00	0.0
July 30, 2025	32,596,702.13	12,055,707.04	37.0	2,679,046.01	45.2	0.00	0.0
January 30, 2026	31,850,212.77	11,588,751.89	36.4	2,575,278.20	44.5	0.00	0.0
July 30, 2026	31,103,723.40	11,121,739.22	35.8	2,471,497.60	43.7	0.00	0.0
January 30, 2027	30,357,234.04	10,654,664.73	35.1	2,367,703.27	42.9	0.00	0.0
July 30, 2027	29,610,744.68	0.00	0.0	0.00	0.0	0.00	0.0

III-7

	N807DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$46,060,000.00	$20,727,000.00	45.0%	$4,606,000.00	55.0%	$7,828,000.00	72.0%
January 30, 2016	45,336,544.50	20,275,070.69	44.7	4,505,571.26	54.7	7,566,079.36	71.3
July 30, 2016	44,613,089.01	19,823,123.89	44.4	4,405,138.64	54.3	7,304,114.85	70.7
January 30, 2017	43,889,633.51	19,371,158.74	44.1	4,304,701.94	53.9	7,042,130.16	70.0
July 30, 2017	43,166,178.01	18,919,174.30	43.8	4,204,260.96	53.6	6,780,124.25	69.3
January 30, 2018	42,442,722.51	18,467,169.59	43.5	4,103,815.47	53.2	6,518,096.05	68.5
July 30, 2018	41,719,267.02	18,015,143.55	43.2	4,003,365.23	52.8	6,256,044.38	67.8
January 30, 2019	40,995,811.52	17,563,095.04	42.8	3,902,910.01	52.4	5,993,968.00	67.0
July 30, 2019	40,272,356.02	17,111,022.84	42.5	3,802,449.52	51.9	5,731,865.57	66.2
January 30, 2020	39,548,900.52	16,658,925.65	42.1	3,701,983.48	51.5	5,469,735.65	65.3
July 30, 2020	38,825,445.03	16,206,802.07	41.7	3,601,511.57	51.0	5,207,576.71	64.4
January 30, 2021	38,101,989.53	15,754,650.58	41.3	3,501,033.46	50.5	4,945,387.07	63.5
July 30, 2021	37,378,534.03	15,302,469.55	40.9	3,400,548.79	50.0	4,683,164.95	62.6
January 30, 2022	36,655,078.53	14,850,257.23	40.5	3,300,057.16	49.5	4,420,908.40	61.6
July 30, 2022	35,931,623.04	14,398,011.72	40.1	3,199,558.16	49.0	4,158,615.36	60.5
January 30, 2023	35,208,167.54	13,945,730.96	39.6	3,099,051.32	48.4	3,896,283.54	59.5
July 30, 2023	34,484,712.04	13,493,412.71	39.1	2,998,536.16	47.8	0.00	0.0
January 30, 2024	33,761,256.54	13,041,054.56	38.6	2,898,012.12	47.2	0.00	0.0
July 30, 2024	33,037,801.05	12,588,653.87	38.1	2,797,478.64	46.6	0.00	0.0
January 30, 2025	32,314,345.55	12,136,207.76	37.6	2,696,935.06	45.9	0.00	0.0
July 30, 2025	31,590,890.05	11,683,713.09	37.0	2,596,380.69	45.2	0.00	0.0
January 30, 2026	30,867,434.55	11,231,166.44	36.4	2,495,814.76	44.5	0.00	0.0
July 30, 2026	30,143,979.06	10,778,564.02	35.8	2,395,236.45	43.7	0.00	0.0
January 30, 2027	29,420,523.56	10,325,901.70	35.1	2,294,644.82	42.9	0.00	0.0
July 30, 2027	28,697,068.06	0.00	0.0	0.00	0.0	0.00	0.0

III-8

	N808DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$46,780,000.00	$21,051,000.00	45.0%	$4,678,000.00	55.0%	$7,950,000.00	72.0%
January 30, 2016	46,045,235.60	20,592,006.23	44.7	4,576,001.38	54.7	7,684,350.69	71.3
July 30, 2016	45,310,471.20	20,132,994.70	44.4	4,473,998.82	54.3	7,418,291.20	70.7
January 30, 2017	44,575,706.81	19,673,964.52	44.1	4,371,992.12	53.9	7,152,211.22	70.0
July 30, 2017	43,840,942.41	19,214,914.76	43.8	4,269,981.06	53.6	6,886,109.69	69.3
January 30, 2018	43,106,178.01	18,755,844.41	43.5	4,167,965.42	53.2	6,619,985.52	68.5
July 30, 2018	42,371,413.61	18,296,752.39	43.2	4,065,944.98	52.8	6,353,837.52	67.8
January 30, 2019	41,636,649.21	17,837,637.56	42.8	3,963,919.46	52.4	6,087,664.42	67.0
July 30, 2019	40,901,884.82	17,378,498.66	42.5	3,861,888.59	51.9	5,821,464.86	66.2
January 30, 2020	40,167,120.42	16,919,334.39	42.1	3,759,852.09	51.5	5,555,237.38	65.3
July 30, 2020	39,432,356.02	16,460,143.31	41.7	3,657,809.62	51.0	5,288,980.42	64.4
January 30, 2021	38,697,591.62	16,000,923.88	41.3	3,555,760.86	50.5	5,022,692.29	63.5
July 30, 2021	37,962,827.23	15,541,674.46	40.9	3,453,705.44	50.0	4,756,371.17	62.6
January 30, 2022	37,228,062.83	15,082,393.26	40.5	3,351,642.95	49.5	4,490,015.09	61.6
July 30, 2022	36,493,298.43	14,623,078.34	40.1	3,249,572.96	49.0	4,223,621.94	60.5
January 30, 2023	35,758,534.03	14,163,727.62	39.6	3,147,495.03	48.4	3,957,189.40	59.5
July 30, 2023	35,023,769.63	13,704,338.83	39.1	3,045,408.63	47.8	0.00	0.0
January 30, 2024	34,289,005.24	13,244,909.52	38.6	2,943,313.23	47.2	0.00	0.0
July 30, 2024	33,554,240.84	12,785,437.00	38.1	2,841,208.22	46.6	0.00	0.0
January 30, 2025	32,819,476.44	12,325,918.35	37.6	2,739,092.97	45.9	0.00	0.0
July 30, 2025	32,084,712.04	11,866,350.38	37.0	2,636,966.75	45.2	0.00	0.0
January 30, 2026	31,349,947.64	11,406,729.61	36.4	2,534,828.80	44.5	0.00	0.0
July 30, 2026	30,615,183.25	10,947,052.21	35.8	2,432,678.27	43.7	0.00	0.0
January 30, 2027	29,880,418.85	10,487,313.98	35.1	2,330,514.22	42.9	0.00	0.0
July 30, 2027	29,145,654.45	0.00	0.0	0.00	0.0	0.00	0.0

III-9

	N809DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$47,040,000.00	$21,168,000.00	45.0%	$4,704,000.00	55.0%	$7,995,000.00	72.0%
January 30, 2016	46,301,151.83	20,706,455.17	44.7	4,601,434.48	54.7	7,727,059.77	71.3
July 30, 2016	45,562,303.66	20,244,892.49	44.4	4,498,865.00	54.3	7,459,521.55	70.7
January 30, 2017	44,823,455.50	19,783,311.05	44.1	4,396,291.35	53.9	7,191,962.71	70.0
July 30, 2017	44,084,607.33	19,321,709.93	43.8	4,293,713.32	53.6	6,924,382.21	69.3
January 30, 2018	43,345,759.16	18,860,088.10	43.5	4,191,130.69	53.2	6,656,778.94	68.5
July 30, 2018	42,606,910.99	18,398,444.48	43.2	4,088,543.22	52.8	6,389,151.71	67.8
January 30, 2019	41,868,062.83	17,936,777.91	42.8	3,985,950.65	52.4	6,121,499.23	67.0
July 30, 2019	41,129,214.66	17,475,087.16	42.5	3,883,352.70	51.9	5,853,820.16	66.2
January 30, 2020	40,390,366.49	17,013,370.88	42.1	3,780,749.08	51.5	5,586,113.01	65.3
July 30, 2020	39,651,518.32	16,551,627.64	41.7	3,678,139.48	51.0	5,318,376.21	64.4
January 30, 2021	38,912,670.16	16,089,855.91	41.3	3,575,523.54	50.5	5,050,608.07	63.5
July 30, 2021	38,173,821.99	15,628,054.01	40.9	3,472,900.89	50.0	4,782,806.75	62.6
January 30, 2022	37,434,973.82	15,166,220.15	40.5	3,370,271.15	49.5	4,514,970.29	61.6
July 30, 2022	36,696,125.65	14,704,352.40	40.1	3,267,633.87	49.0	4,247,096.53	60.5
January 30, 2023	35,957,277.49	14,242,448.64	39.6	3,164,988.59	48.4	3,979,183.19	59.5
July 30, 2023	35,218,429.32	13,780,506.60	39.1	3,062,334.80	47.8	0.00	0.0
January 30, 2024	34,479,581.15	13,318,523.81	38.6	2,959,671.96	47.2	0.00	0.0
July 30, 2024	33,740,732.98	12,856,497.57	38.1	2,856,999.46	46.6	0.00	0.0
January 30, 2025	33,001,884.82	12,394,424.95	37.6	2,754,316.65	45.9	0.00	0.0
July 30, 2025	32,263,036.65	11,932,302.73	37.0	2,651,622.83	45.2	0.00	0.0
January 30, 2026	31,524,188.48	11,470,127.42	36.4	2,548,917.21	44.5	0.00	0.0
July 30, 2026	30,785,340.31	11,007,895.17	35.8	2,446,198.93	43.7	0.00	0.0
January 30, 2027	30,046,492.15	10,545,601.74	35.1	2,343,467.05	42.9	0.00	0.0
July 30, 2027	29,307,643.98	0.00	0.0	0.00	0.0	0.00	0.0

III-10

	N810DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$46,320,000.00	$20,844,000.00	45.0%	$4,632,000.00	55.0%	$7,872,000.00	72.0%
January 30, 2016	45,592,460.73	20,389,519.64	44.7	4,531,004.36	54.7	7,608,788.45	71.3
July 30, 2016	44,864,921.47	19,935,021.68	44.4	4,430,004.82	54.3	7,345,345.20	70.7
January 30, 2017	44,137,382.20	19,480,505.27	44.1	4,329,001.17	53.9	7,081,881.65	70.0
July 30, 2017	43,409,842.93	19,025,969.47	43.8	4,227,993.22	53.6	6,818,396.77	69.3
January 30, 2018	42,682,303.66	18,571,413.28	43.5	4,126,980.73	53.2	6,554,889.47	68.5
July 30, 2018	41,954,764.40	18,116,835.63	43.2	4,025,963.47	52.8	6,291,358.57	67.8
January 30, 2019	41,227,225.13	17,662,235.39	42.8	3,924,941.20	52.4	6,027,802.82	67.0
July 30, 2019	40,499,685.86	17,207,611.33	42.5	3,823,913.63	51.9	5,764,220.87	66.2
January 30, 2020	39,772,146.60	16,752,962.14	42.1	3,722,880.48	51.5	5,500,611.28	65.3
July 30, 2020	39,044,607.33	16,298,286.40	41.7	3,621,841.42	51.0	5,236,972.49	64.4
January 30, 2021	38,317,068.06	15,843,582.60	41.3	3,520,796.13	50.5	4,973,302.84	63.5
July 30, 2021	37,589,528.80	15,388,849.10	40.9	3,419,744.24	50.0	4,709,600.53	62.6
January 30, 2022	36,861,989.53	14,934,084.13	40.5	3,318,685.36	49.5	4,445,863.60	61.6
July 30, 2022	36,134,450.26	14,479,285.78	40.1	3,217,619.06	49.0	4,182,089.95	60.5
January 30, 2023	35,406,910.99	14,024,451.97	39.6	3,116,544.88	48.4	3,918,277.32	59.5
July 30, 2023	34,679,371.73	13,569,580.48	39.1	3,015,462.33	47.8	0.00	0.0
January 30, 2024	33,951,832.46	13,114,668.85	38.6	2,914,370.86	47.2	0.00	0.0
July 30, 2024	33,224,293.19	12,659,714.44	38.1	2,813,269.88	46.6	0.00	0.0
January 30, 2025	32,496,753.93	12,204,714.36	37.6	2,712,158.75	45.9	0.00	0.0
July 30, 2025	31,769,214.66	11,749,665.45	37.0	2,611,036.77	45.2	0.00	0.0
January 30, 2026	31,041,675.39	11,294,564.25	36.4	2,509,903.17	44.5	0.00	0.0
July 30, 2026	30,314,136.13	10,839,406.98	35.8	2,408,757.11	43.7	0.00	0.0
January 30, 2027	29,586,596.86	10,384,189.47	35.1	2,307,597.66	42.9	0.00	0.0
July 30, 2027	28,859,057.59	0.00	0.0	0.00	0.0	0.00	0.0

III-11

	N811DZ
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,750,000.00	$20,588,000.00	45.0%	$4,575,000.00	55.0%	$7,775,000.00	72.0%
January 30, 2016	45,031,413.61	20,138,612.33	44.7	4,475,247.19	54.7	7,515,156.99	71.3
July 30, 2016	44,312,827.23	19,689,707.30	44.4	4,375,490.51	54.3	7,254,955.59	70.7
January 30, 2017	43,594,240.84	19,240,784.03	44.1	4,275,729.78	53.9	6,994,734.14	70.0
July 30, 2017	42,875,654.45	18,791,841.61	43.8	4,175,964.80	53.6	6,734,491.63	69.3
January 30, 2018	42,157,068.06	18,342,879.05	43.5	4,076,195.34	53.2	6,474,226.97	68.5
July 30, 2018	41,438,481.68	17,893,895.30	43.2	3,976,421.18	52.8	6,213,939.00	67.8
January 30, 2019	40,719,895.29	17,444,889.23	42.8	3,876,642.05	52.4	5,953,626.49	67.0
July 30, 2019	40,001,308.90	16,995,859.64	42.5	3,776,857.70	51.9	5,693,288.10	66.2
January 30, 2020	39,282,722.51	16,546,805.22	42.1	3,677,067.83	51.5	5,432,922.41	65.3
July 30, 2020	38,564,136.13	16,097,724.59	41.7	3,577,272.13	51.0	5,172,527.88	64.4
January 30, 2021	37,845,549.74	15,648,616.24	41.3	3,477,470.27	50.5	4,912,102.87	63.5
July 30, 2021	37,126,963.35	15,199,478.55	40.9	3,377,661.90	50.0	4,651,645.60	62.6
January 30, 2022	36,408,376.96	14,750,309.78	40.5	3,277,846.62	49.5	4,391,154.14	61.6
July 30, 2022	35,689,790.58	14,301,108.04	40.1	3,178,024.01	49.0	4,130,626.41	60.5
January 30, 2023	34,971,204.19	13,851,871.28	39.6	3,078,193.62	48.4	3,870,060.18	59.5
July 30, 2023	34,252,617.80	13,402,597.30	39.1	2,978,354.96	47.8	0.00	0.0
January 30, 2024	33,534,031.41	12,953,283.68	38.6	2,878,507.48	47.2	0.00	0.0
July 30, 2024	32,815,445.03	12,503,927.80	38.1	2,778,650.62	46.6	0.00	0.0
January 30, 2025	32,096,858.64	12,054,526.81	37.6	2,678,783.74	45.9	0.00	0.0
July 30, 2025	31,378,272.25	11,605,077.60	37.0	2,578,906.13	45.2	0.00	0.0
January 30, 2026	30,659,685.86	11,155,576.74	36.4	2,479,017.05	44.5	0.00	0.0
July 30, 2026	29,941,099.48	10,706,020.49	35.8	2,379,115.67	43.7	0.00	0.0
January 30, 2027	29,222,513.09	10,256,404.75	35.1	2,279,201.06	42.9	0.00	0.0
July 30, 2027	28,503,926.70	0.00	0.0	0.00	0.0	0.00	0.0

III-12

	N812DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,750,000.00	$20,588,000.00	45.0%	$4,575,000.00	55.0%	$7,775,000.00	72.0%
January 30, 2016	45,031,413.61	20,138,612.33	44.7	4,475,247.19	54.7	7,515,156.99	71.3
July 30, 2016	44,312,827.23	19,689,707.30	44.4	4,375,490.51	54.3	7,254,955.59	70.7
January 30, 2017	43,594,240.84	19,240,784.03	44.1	4,275,729.78	53.9	6,994,734.14	70.0
July 30, 2017	42,875,654.45	18,791,841.61	43.8	4,175,964.80	53.6	6,734,491.63	69.3
January 30, 2018	42,157,068.06	18,342,879.05	43.5	4,076,195.34	53.2	6,474,226.97	68.5
July 30, 2018	41,438,481.68	17,893,895.30	43.2	3,976,421.18	52.8	6,213,939.00	67.8
January 30, 2019	40,719,895.29	17,444,889.23	42.8	3,876,642.05	52.4	5,953,626.49	67.0
July 30, 2019	40,001,308.90	16,995,859.64	42.5	3,776,857.70	51.9	5,693,288.10	66.2
January 30, 2020	39,282,722.51	16,546,805.22	42.1	3,677,067.83	51.5	5,432,922.41	65.3
July 30, 2020	38,564,136.13	16,097,724.59	41.7	3,577,272.13	51.0	5,172,527.88	64.4
January 30, 2021	37,845,549.74	15,648,616.24	41.3	3,477,470.27	50.5	4,912,102.87	63.5
July 30, 2021	37,126,963.35	15,199,478.55	40.9	3,377,661.90	50.0	4,651,645.60	62.6
January 30, 2022	36,408,376.96	14,750,309.78	40.5	3,277,846.62	49.5	4,391,154.14	61.6
July 30, 2022	35,689,790.58	14,301,108.04	40.1	3,178,024.01	49.0	4,130,626.41	60.5
January 30, 2023	34,971,204.19	13,851,871.28	39.6	3,078,193.62	48.4	3,870,060.18	59.5
July 30, 2023	34,252,617.80	13,402,597.30	39.1	2,978,354.96	47.8	0.00	0.0
January 30, 2024	33,534,031.41	12,953,283.68	38.6	2,878,507.48	47.2	0.00	0.0
July 30, 2024	32,815,445.03	12,503,927.80	38.1	2,778,650.62	46.6	0.00	0.0
January 30, 2025	32,096,858.64	12,054,526.81	37.6	2,678,783.74	45.9	0.00	0.0
July 30, 2025	31,378,272.25	11,605,077.60	37.0	2,578,906.13	45.2	0.00	0.0
January 30, 2026	30,659,685.86	11,155,576.74	36.4	2,479,017.05	44.5	0.00	0.0
July 30, 2026	29,941,099.48	10,706,020.49	35.8	2,379,115.67	43.7	0.00	0.0
January 30, 2027	29,222,513.09	10,256,404.75	35.1	2,279,201.06	42.9	0.00	0.0
July 30, 2027	28,503,926.70	0.00	0.0	0.00	0.0	0.00	0.0

III-13

	N814DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$47,290,000.00	$21,281,000.00	45.0%	$4,729,000.00	55.0%	$8,036,000.00	72.0%
January 30, 2016	46,547,225.13	20,816,502.24	44.7	4,625,889.39	54.7	7,768,126.21	71.3
July 30, 2016	45,804,450.26	20,352,486.52	44.4	4,522,774.78	54.3	7,499,166.12	70.7
January 30, 2017	45,061,675.39	19,888,451.95	44.1	4,419,655.99	53.9	7,230,185.30	70.0
July 30, 2017	44,318,900.52	19,424,397.59	43.8	4,316,532.80	53.6	6,961,182.71	69.3
January 30, 2018	43,576,125.65	18,960,322.41	43.5	4,213,404.98	53.2	6,692,157.23	68.5
July 30, 2018	42,833,350.79	18,496,225.33	43.2	4,110,272.29	52.8	6,423,107.66	67.8
January 30, 2019	42,090,575.92	18,032,105.17	42.8	4,007,134.48	52.4	6,154,032.71	67.0
July 30, 2019	41,347,801.05	17,567,960.71	42.5	3,903,991.27	51.9	5,884,931.02	66.2
January 30, 2020	40,605,026.18	17,103,790.58	42.1	3,800,842.35	51.5	5,615,801.11	65.3
July 30, 2020	39,862,251.31	16,639,593.35	41.7	3,697,687.41	51.0	5,346,641.39	64.4
January 30, 2021	39,119,476.44	16,175,367.47	41.3	3,594,526.10	50.5	5,077,450.16	63.5
July 30, 2021	38,376,701.57	15,711,111.27	40.9	3,491,358.06	50.0	4,808,225.58	62.6
January 30, 2022	37,633,926.70	15,246,822.94	40.5	3,388,182.88	49.5	4,538,965.66	61.6
July 30, 2022	36,891,151.83	14,782,500.53	40.1	3,285,000.12	49.0	4,269,668.26	60.5
January 30, 2023	36,148,376.96	14,318,141.92	39.6	3,181,809.32	48.4	4,000,331.06	59.5
July 30, 2023	35,405,602.09	13,853,744.84	39.1	3,078,609.96	47.8	0.00	0.0
January 30, 2024	34,662,827.23	13,389,306.78	38.6	2,975,401.51	47.2	0.00	0.0
July 30, 2024	33,920,052.36	12,924,825.04	38.1	2,872,183.34	46.6	0.00	0.0
January 30, 2025	33,177,277.49	12,460,296.68	37.6	2,768,954.82	45.9	0.00	0.0
July 30, 2025	32,434,502.62	11,995,718.46	37.0	2,665,715.21	45.2	0.00	0.0
January 30, 2026	31,691,727.75	11,531,086.86	36.4	2,562,463.75	44.5	0.00	0.0
July 30, 2026	30,948,952.88	11,066,398.01	35.8	2,459,199.56	43.7	0.00	0.0
January 30, 2027	30,206,178.01	10,601,647.67	35.1	2,355,921.70	42.9	0.00	0.0
July 30, 2027	29,463,403.14	0.00	0.0	0.00	0.0	0.00	0.0

III-14

	N813DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$46,530,000.00	$20,939,000.00	45.0%	$4,653,000.00	55.0%	$7,907,000.00	72.0%
January 30, 2016	45,799,162.30	20,481,959.17	44.7	4,551,546.48	54.7	7,643,284.25	71.3
July 30, 2016	45,068,324.61	20,025,400.67	44.4	4,450,089.04	54.3	7,378,646.64	70.7
January 30, 2017	44,337,486.91	19,568,823.63	44.1	4,348,627.47	53.9	7,113,988.63	70.0
July 30, 2017	43,606,649.21	19,112,227.10	43.8	4,247,161.58	53.6	6,849,309.19	69.3
January 30, 2018	42,875,811.52	18,655,610.10	43.5	4,145,691.13	53.2	6,584,607.23	68.5
July 30, 2018	42,144,973.82	18,198,971.55	43.2	4,044,215.90	52.8	6,319,881.57	67.8
January 30, 2019	41,414,136.13	17,742,310.29	42.8	3,942,735.62	52.4	6,055,130.94	67.0
July 30, 2019	40,683,298.43	17,285,625.11	42.5	3,841,250.03	51.9	5,790,353.99	66.2
January 30, 2020	39,952,460.73	16,828,914.69	42.1	3,739,758.82	51.5	5,525,549.28	65.3
July 30, 2020	39,221,623.04	16,372,177.60	41.7	3,638,261.69	51.0	5,260,715.25	64.4
January 30, 2021	38,490,785.34	15,915,412.32	41.3	3,536,758.29	50.5	4,995,850.20	63.5
July 30, 2021	37,759,947.64	15,458,617.20	40.9	3,435,248.27	50.0	4,730,952.34	62.6
January 30, 2022	37,029,109.95	15,001,790.47	40.5	3,333,731.22	49.5	4,466,019.71	61.6
July 30, 2022	36,298,272.25	14,544,930.21	40.1	3,232,206.71	49.0	4,201,050.21	60.5
January 30, 2023	35,567,434.55	14,088,034.33	39.6	3,130,674.30	48.4	3,936,041.53	59.5
July 30, 2023	34,836,596.86	13,631,100.60	39.1	3,029,133.47	47.8	0.00	0.0
January 30, 2024	34,105,759.16	13,174,126.55	38.6	2,927,583.68	47.2	0.00	0.0
July 30, 2024	33,374,921.47	12,717,109.52	38.1	2,826,024.34	46.6	0.00	0.0
January 30, 2025	32,644,083.77	12,260,046.61	37.6	2,724,454.80	45.9	0.00	0.0
July 30, 2025	31,913,246.07	11,802,934.66	37.0	2,622,874.37	45.2	0.00	0.0
January 30, 2026	31,182,408.38	11,345,770.18	36.4	2,521,282.26	44.5	0.00	0.0
July 30, 2026	30,451,570.68	10,888,549.37	35.8	2,419,677.64	43.7	0.00	0.0
January 30, 2027	29,720,732.98	10,431,268.05	35.1	2,318,059.57	42.9	0.00	0.0
July 30, 2027	28,989,895.29	0.00	0.0	0.00	0.0	0.00	0.0

III-15

	N815DN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$47,560,000.00	$21,402,000.00	45.0%	$4,756,000.00	55.0%	$8,082,000.00	72.0%
January 30, 2016	46,812,984.29	20,935,353.06	44.7	4,652,300.68	54.7	7,812,477.95	71.3
July 30, 2016	46,065,968.59	20,468,688.07	44.4	4,548,597.35	54.3	7,541,982.25	70.7
January 30, 2017	45,318,952.88	20,002,004.12	44.1	4,444,889.80	53.9	7,271,465.70	70.0
July 30, 2017	44,571,937.17	19,535,300.26	43.8	4,341,177.84	53.6	7,000,927.26	69.3
January 30, 2018	43,824,921.47	19,068,575.46	43.5	4,237,461.21	53.2	6,730,365.78	68.5
July 30, 2018	43,077,905.76	18,601,828.64	43.2	4,133,739.70	52.8	6,459,780.08	67.8
January 30, 2019	42,330,890.05	18,135,058.62	42.8	4,030,013.03	52.4	6,189,168.87	67.0
July 30, 2019	41,583,874.35	17,668,264.14	42.5	3,926,280.92	51.9	5,918,530.75	66.2
January 30, 2020	40,836,858.64	17,201,443.86	42.1	3,822,543.08	51.5	5,647,864.26	65.3
July 30, 2020	40,089,842.93	16,734,596.32	41.7	3,718,799.18	51.0	5,377,167.79	64.4
January 30, 2021	39,342,827.23	16,267,719.96	41.3	3,615,048.88	50.5	5,106,439.62	63.5
July 30, 2021	38,595,811.52	15,800,813.11	40.9	3,511,291.80	50.0	4,835,677.92	62.6
January 30, 2022	37,848,795.81	15,333,873.95	40.5	3,407,527.54	49.5	4,564,880.67	61.6
July 30, 2022	37,101,780.10	14,866,900.51	40.1	3,303,755.67	49.0	4,294,045.73	60.5
January 30, 2023	36,354,764.40	14,399,890.67	39.6	3,199,975.70	48.4	4,023,170.76	59.5
July 30, 2023	35,607,748.69	13,932,842.13	39.1	3,096,187.14	47.8	0.00	0.0
January 30, 2024	34,860,732.98	13,465,752.39	38.6	2,992,389.42	47.2	0.00	0.0
July 30, 2024	34,113,717.28	12,998,618.72	38.1	2,888,581.94	46.6	0.00	0.0
January 30, 2025	33,366,701.57	12,531,438.15	37.6	2,784,764.03	45.9	0.00	0.0
July 30, 2025	32,619,685.86	12,064,207.44	37.0	2,680,934.99	45.2	0.00	0.0
January 30, 2026	31,872,670.16	11,596,923.05	36.4	2,577,094.01	44.5	0.00	0.0
July 30, 2026	31,125,654.45	11,129,581.09	35.8	2,473,240.24	43.7	0.00	0.0
January 30, 2027	30,378,638.74	10,662,177.27	35.1	2,369,372.73	42.9	0.00	0.0
July 30, 2027	29,631,623.04	0.00	0.0	0.00	0.0	0.00	0.0

III-16

APPENDIX IV

EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The scheduled principal payments specified in this Appendix IV for the Series B Equipment Notes are based on the assumption that Class B Certificates are issued concurrently with the Class AA Certificates and the Class A Certificates on the terms and conditions described in this prospectus supplement. The scheduled principal payments of Series B Equipment Notes, if and when Class B Certificates are offered and issued, may differ from what is set forth in this Appendix IV.

	N801DZ
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$459,275.40	$20,366,724.60	$102,061.20	$4,525,938.80	$264,718.01	$7,600,281.99
July 30, 2016	459,226.20	19,907,498.40	102,050.27	4,423,888.53	265,078.14	7,335,203.85
January 30, 2017	459,174.55	19,448,323.85	102,038.79	4,321,849.74	265,021.33	7,070,182.52
July 30, 2017	459,120.30	18,989,203.55	102,026.73	4,219,823.01	264,961.67	6,805,220.85
January 30, 2018	459,063.25	18,530,140.30	102,014.05	4,117,808.96	264,898.92	6,540,321.93
July 30, 2018	459,003.23	18,071,137.07	102,000.72	4,015,808.24	264,832.91	6,275,489.02
January 30, 2019	458,940.02	17,612,197.05	101,986.67	3,913,821.57	264,763.39	6,010,725.63
July 30, 2019	458,873.38	17,153,323.67	101,971.87	3,811,849.70	264,690.09	5,746,035.54
January 30, 2020	458,803.06	16,694,520.61	101,956.23	3,709,893.47	264,612.76	5,481,422.78
July 30, 2020	458,728.80	16,235,791.81	101,939.74	3,607,953.73	264,531.08	5,216,891.70
January 30, 2021	458,650.29	15,777,141.52	101,922.28	3,506,031.45	264,444.72	4,952,446.98
July 30, 2021	458,567.18	15,318,574.34	101,903.82	3,404,127.63	264,353.33	4,688,093.65
January 30, 2022	458,479.14	14,860,095.20	101,884.25	3,302,243.38	264,256.49	4,423,837.16
July 30, 2022	458,385.75	14,401,709.45	101,863.50	3,200,379.88	264,153.78	4,159,683.38
January 30, 2023	458,286.58	13,943,422.87	101,841.46	3,098,538.42	264,044.70	3,895,638.68
July 30, 2023	458,181.11	13,485,241.76	101,818.03	2,996,720.39	3,895,638.68	0.00
January 30, 2024	458,068.84	13,027,172.92	101,793.07	2,894,927.32	0.00	0.00
July 30, 2024	457,949.14	12,569,223.78	101,766.48	2,793,160.84	0.00	0.00
January 30, 2025	457,821.36	12,111,402.42	101,738.08	2,691,422.76	0.00	0.00
July 30, 2025	457,684.75	11,653,717.67	101,707.72	2,589,715.04	0.00	0.00
January 30, 2026	457,538.46	11,196,179.21	101,675.22	2,488,039.82	0.00	0.00
July 30, 2026	457,381.59	10,738,797.62	101,640.35	2,386,399.47	0.00	0.00
January 30, 2027	457,213.05	10,281,584.57	101,602.90	2,284,796.57	0.00	0.00
July 30, 2027	10,281,584.57	0.00	2,284,796.57	0.00	0.00	0.00

	N802DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$455,111.19	$20,159,888.81	$101,024.71	$4,479,975.29	$262,903.24	$7,523,096.76
July 30, 2016	454,562.50	19,705,326.31	101,013.89	4,378,961.40	262,386.12	7,260,710.64
January 30, 2017	454,511.37	19,250,814.94	101,002.52	4,277,958.88	262,329.89	6,998,380.75
July 30, 2017	454,457.66	18,796,357.28	100,990.60	4,176,968.28	262,270.83	6,736,109.92
January 30, 2018	454,401.21	18,341,956.07	100,978.04	4,075,990.24	262,208.72	6,473,901.20
July 30, 2018	454,341.79	17,887,614.28	100,964.84	3,975,025.40	262,143.38	6,211,757.82
January 30, 2019	454,279.21	17,433,335.07	100,950.94	3,874,074.46	262,074.56	5,949,683.26
July 30, 2019	454,213.26	16,979,121.81	100,936.28	3,773,138.18	262,002.01	5,687,681.25
January 30, 2020	454,143.65	16,524,978.16	100,920.81	3,672,217.37	261,925.47	5,425,755.78
July 30, 2020	454,070.15	16,070,908.01	100,904.48	3,571,312.89	261,844.61	5,163,911.17
January 30, 2021	453,992.43	15,616,915.58	100,887.20	3,470,425.69	261,759.14	4,902,152.03
July 30, 2021	453,910.17	15,163,005.41	100,868.93	3,369,556.76	261,668.66	4,640,483.37
January 30, 2022	453,823.02	14,709,182.39	100,849.56	3,268,707.20	261,572.82	4,378,910.55
July 30, 2022	453,730.58	14,255,451.81	100,829.02	3,167,878.18	261,471.15	4,117,439.40
January 30, 2023	453,632.41	13,801,819.40	100,807.20	3,067,070.98	261,363.17	3,856,076.23
July 30, 2023	453,528.02	13,348,291.38	100,784.01	2,966,286.97	3,856,076.23	0.00
January 30, 2024	453,416.88	12,894,874.50	100,759.30	2,865,527.67	0.00	0.00
July 30, 2024	453,298.41	12,441,576.09	100,732.98	2,764,794.69	0.00	0.00
January 30, 2025	453,171.92	11,988,404.17	100,704.88	2,664,089.81	0.00	0.00
July 30, 2025	453,036.70	11,535,367.47	100,674.82	2,563,414.99	0.00	0.00
January 30, 2026	452,891.90	11,082,475.57	100,642.64	2,462,772.35	0.00	0.00
July 30, 2026	452,736.61	10,629,738.96	100,608.14	2,362,164.21	0.00	0.00
January 30, 2027	452,569.80	10,177,169.16	100,571.06	2,261,593.15	0.00	0.00
July 30, 2027	10,177,169.16	0.00	2,261,593.15	0.00	0.00	0.00

	N803DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$448,954.60	$19,909,045.40	$99,767.69	$4,424,232.31	$259,510.86	$7,429,489.14
July 30, 2016	448,906.51	19,460,138.89	99,757.00	4,324,475.31	259,121.33	7,170,367.81
January 30, 2017	448,856.03	19,011,282.86	99,745.78	4,224,729.53	259,065.80	6,911,302.01
July 30, 2017	448,802.98	18,562,479.88	99,734.00	4,124,995.53	259,007.47	6,652,294.54
January 30, 2018	448,747.23	18,113,732.65	99,721.61	4,025,273.92	258,946.14	6,393,348.40
July 30, 2018	448,688.55	17,665,044.10	99,708.56	3,925,565.36	258,881.61	6,134,466.79
January 30, 2019	448,626.76	17,216,417.34	99,694.84	3,825,870.52	258,813.64	5,875,653.15
July 30, 2019	448,561.62	16,767,855.72	99,680.36	3,726,190.16	258,742.00	5,616,911.15
January 30, 2020	448,492.88	16,319,362.84	99,665.08	3,626,525.08	258,666.41	5,358,244.74
July 30, 2020	448,420.29	15,870,942.55	99,648.96	3,526,876.12	258,586.56	5,099,658.18
January 30, 2021	448,343.53	15,422,599.02	99,631.89	3,427,244.23	258,502.14	4,841,156.04
July 30, 2021	448,262.31	14,974,336.71	99,613.85	3,327,630.38	258,412.81	4,582,743.23
January 30, 2022	448,176.24	14,526,160.47	99,594.72	3,228,035.66	258,318.14	4,324,425.09
July 30, 2022	448,084.95	14,078,075.52	99,574.43	3,128,461.23	258,217.74	4,066,207.35
January 30, 2023	447,987.99	13,630,087.53	99,552.89	3,028,908.34	258,111.11	3,808,096.24
July 30, 2023	447,884.91	13,182,202.62	99,529.98	2,929,378.36	3,808,096.24	0.00
January 30, 2024	447,775.15	12,734,427.47	99,505.59	2,829,872.77	0.00	0.00
July 30, 2024	447,658.16	12,286,769.31	99,479.59	2,730,393.18	0.00	0.00
January 30, 2025	447,533.24	11,839,236.07	99,451.83	2,630,941.35	0.00	0.00
July 30, 2025	447,399.69	11,391,836.38	99,422.16	2,531,519.19	0.00	0.00
January 30, 2026	447,256.71	10,944,579.67	99,390.37	2,432,128.82	0.00	0.00
July 30, 2026	447,103.34	10,497,476.33	99,356.30	2,332,772.52	0.00	0.00
January 30, 2027	446,938.61	10,050,537.72	99,319.69	2,233,452.83	0.00	0.00
July 30, 2027	10,050,537.72	0.00	2,233,452.83	0.00	0.00	0.00

	N804DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$455,111.19	$20,159,888.81	$101,024.71	$4,479,975.29	$262,903.24	$7,523,096.76
July 30, 2016	454,562.50	19,705,326.31	101,013.89	4,378,961.40	262,386.12	7,260,710.64
January 30, 2017	454,511.37	19,250,814.94	101,002.52	4,277,958.88	262,329.89	6,998,380.75
July 30, 2017	454,457.66	18,796,357.28	100,990.60	4,176,968.28	262,270.83	6,736,109.92
January 30, 2018	454,401.21	18,341,956.07	100,978.04	4,075,990.24	262,208.72	6,473,901.20
July 30, 2018	454,341.79	17,887,614.28	100,964.84	3,975,025.40	262,143.38	6,211,757.82
January 30, 2019	454,279.21	17,433,335.07	100,950.94	3,874,074.46	262,074.56	5,949,683.26
July 30, 2019	454,213.26	16,979,121.81	100,936.28	3,773,138.18	262,002.01	5,687,681.25
January 30, 2020	454,143.65	16,524,978.16	100,920.81	3,672,217.37	261,925.47	5,425,755.78
July 30, 2020	454,070.15	16,070,908.01	100,904.48	3,571,312.89	261,844.61	5,163,911.17
January 30, 2021	453,992.43	15,616,915.58	100,887.20	3,470,425.69	261,759.14	4,902,152.03
July 30, 2021	453,910.17	15,163,005.41	100,868.93	3,369,556.76	261,668.66	4,640,483.37
January 30, 2022	453,823.02	14,709,182.39	100,849.56	3,268,707.20	261,572.82	4,378,910.55
July 30, 2022	453,730.58	14,255,451.81	100,829.02	3,167,878.18	261,471.15	4,117,439.40
January 30, 2023	453,632.41	13,801,819.40	100,807.20	3,067,070.98	261,363.17	3,856,076.23
July 30, 2023	453,528.02	13,348,291.38	100,784.01	2,966,286.97	3,856,076.23	0.00
January 30, 2024	453,416.88	12,894,874.50	100,759.30	2,865,527.67	0.00	0.00
July 30, 2024	453,298.41	12,441,576.09	100,732.98	2,764,794.69	0.00	0.00
January 30, 2025	453,171.92	11,988,404.17	100,704.88	2,664,089.81	0.00	0.00
July 30, 2025	453,036.70	11,535,367.47	100,674.82	2,563,414.99	0.00	0.00
January 30, 2026	452,891.90	11,082,475.57	100,642.64	2,462,772.35	0.00	0.00
July 30, 2026	452,736.61	10,629,738.96	100,608.14	2,362,164.21	0.00	0.00
January 30, 2027	452,569.80	10,177,169.16	100,571.06	2,261,593.15	0.00	0.00
July 30, 2027	10,177,169.16	0.00	2,261,593.15	0.00	0.00	0.00

	N805DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$127,302.09	$20,343,697.91	$28,178.24	$4,520,821.76	$139,310.91	$7,591,689.09
July 30, 2016	453,476.55	19,890,221.36	100,772.57	4,420,049.19	262,851.21	7,328,837.88
January 30, 2017	453,494.97	19,436,726.39	100,776.66	4,319,272.53	262,871.46	7,065,966.42
July 30, 2017	453,514.31	18,983,212.08	100,780.96	4,218,491.57	262,892.75	6,803,073.67
January 30, 2018	453,534.66	18,529,677.42	100,785.48	4,117,706.09	262,915.12	6,540,158.55
July 30, 2018	453,556.07	18,076,121.35	100,790.23	4,016,915.86	262,938.66	6,277,219.89
January 30, 2019	453,578.61	17,622,542.74	100,795.25	3,916,120.61	262,963.46	6,014,256.43
July 30, 2019	453,602.37	17,168,940.37	100,800.53	3,815,320.08	262,989.60	5,751,266.83
January 30, 2020	453,627.45	16,715,312.92	100,806.10	3,714,513.98	263,017.17	5,488,249.66
July 30, 2020	453,653.94	16,261,658.98	100,811.98	3,613,702.00	263,046.31	5,225,203.35
January 30, 2021	453,681.94	15,807,977.04	100,818.21	3,512,883.79	263,077.10	4,962,126.25
July 30, 2021	453,711.57	15,354,265.47	100,824.80	3,412,058.99	263,109.69	4,699,016.56
January 30, 2022	453,742.97	14,900,522.50	100,831.77	3,311,227.22	263,144.23	4,435,872.33
July 30, 2022	453,776.27	14,446,746.23	100,839.17	3,210,388.05	263,180.86	4,172,691.47
January 30, 2023	453,811.65	13,992,934.58	100,847.03	3,109,541.02	263,219.76	3,909,471.71
July 30, 2023	453,849.26	13,539,085.32	100,855.39	3,008,685.63	3,909,471.71	0.00
January 30, 2024	453,889.29	13,085,196.03	100,864.29	2,907,821.34	0.00	0.00
July 30, 2024	453,931.98	12,631,264.05	100,873.77	2,806,947.57	0.00	0.00
January 30, 2025	453,977.56	12,177,286.49	100,883.90	2,706,063.67	0.00	0.00
July 30, 2025	454,026.27	11,723,260.22	100,894.73	2,605,168.94	0.00	0.00
January 30, 2026	454,078.44	11,269,181.78	100,906.32	2,504,262.62	0.00	0.00
July 30, 2026	454,134.39	10,815,047.39	100,918.76	2,403,343.86	0.00	0.00
January 30, 2027	454,194.49	10,360,852.90	100,932.10	2,302,411.76	0.00	0.00
July 30, 2027	10,360,852.90	0.00	2,302,411.76	0.00	0.00	0.00

	N806DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$130,397.93	$20,920,602.07	$28,977.32	$4,649,022.68	$143,026.70	$7,806,973.30
July 30, 2016	466,336.18	20,454,265.89	103,630.26	4,545,392.42	270,305.11	7,536,668.19
January 30, 2017	466,355.13	19,987,910.76	103,634.47	4,441,757.95	270,325.94	7,266,342.25
July 30, 2017	466,375.02	19,521,535.74	103,638.90	4,338,119.05	270,347.83	6,995,994.42
January 30, 2018	466,395.94	19,055,139.80	103,643.54	4,234,475.51	270,370.83	6,725,623.59
July 30, 2018	466,417.95	18,588,721.85	103,648.43	4,130,827.08	270,395.05	6,455,228.54
January 30, 2019	466,441.14	18,122,280.71	103,653.59	4,027,173.49	270,420.54	6,184,808.00
July 30, 2019	466,465.58	17,655,815.13	103,659.02	3,923,514.47	270,447.43	5,914,360.57
January 30, 2020	466,491.36	17,189,323.77	103,664.74	3,819,849.73	270,475.78	5,643,884.79
July 30, 2020	466,518.60	16,722,805.17	103,670.80	3,716,178.93	270,505.74	5,373,379.05
January 30, 2021	466,547.40	16,256,257.77	103,677.20	3,612,501.73	270,537.41	5,102,841.64
July 30, 2021	466,577.87	15,789,679.90	103,683.97	3,508,817.76	270,570.93	4,832,270.71
January 30, 2022	466,610.16	15,323,069.74	103,691.15	3,405,126.61	270,606.44	4,561,664.27
July 30, 2022	466,644.41	14,856,425.33	103,698.76	3,301,427.85	270,644.11	4,291,020.16
January 30, 2023	466,680.78	14,389,744.55	103,706.84	3,197,721.01	270,684.12	4,020,336.04
July 30, 2023	466,719.46	13,923,025.09	103,715.43	3,094,005.58	4,020,336.04	0.00
January 30, 2024	466,760.63	13,456,264.46	103,724.59	2,990,280.99	0.00	0.00
July 30, 2024	466,804.53	12,989,459.93	103,734.34	2,886,546.65	0.00	0.00
January 30, 2025	466,851.40	12,522,608.53	103,744.75	2,782,801.90	0.00	0.00
July 30, 2025	466,901.49	12,055,707.04	103,755.89	2,679,046.01	0.00	0.00
January 30, 2026	466,955.15	11,588,751.89	103,767.81	2,575,278.20	0.00	0.00
July 30, 2026	467,012.67	11,121,739.22	103,780.60	2,471,497.60	0.00	0.00
January 30, 2027	467,074.49	10,654,664.73	103,794.33	2,367,703.27	0.00	0.00
July 30, 2027	10,654,664.73	0.00	2,367,703.27	0.00	0.00	0.00

	N807DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$451,929.31	$20,275,070.69	$100,428.74	$4,505,571.26	$261,920.64	$7,566,079.36
July 30, 2016	451,946.80	19,823,123.89	100,432.62	4,405,138.64	261,964.51	7,304,114.85
January 30, 2017	451,965.15	19,371,158.74	100,436.70	4,304,701.94	261,984.69	7,042,130.16
July 30, 2017	451,984.44	18,919,174.30	100,440.98	4,204,260.96	262,005.91	6,780,124.25
January 30, 2018	452,004.71	18,467,169.59	100,445.49	4,103,815.47	262,028.20	6,518,096.05
July 30, 2018	452,026.04	18,015,143.55	100,450.24	4,003,365.23	262,051.67	6,256,044.38
January 30, 2019	452,048.51	17,563,095.04	100,455.22	3,902,910.01	262,076.38	5,993,968.00
July 30, 2019	452,072.20	17,111,022.84	100,460.49	3,802,449.52	262,102.43	5,731,865.57
January 30, 2020	452,097.19	16,658,925.65	100,466.04	3,701,983.48	262,129.92	5,469,735.65
July 30, 2020	452,123.58	16,206,802.07	100,471.91	3,601,511.57	262,158.94	5,207,576.71
January 30, 2021	452,151.49	15,754,650.58	100,478.11	3,501,033.46	262,189.64	4,945,387.07
July 30, 2021	452,181.03	15,302,469.55	100,484.67	3,400,548.79	262,222.12	4,683,164.95
January 30, 2022	452,212.32	14,850,257.23	100,491.63	3,300,057.16	262,256.55	4,420,908.40
July 30, 2022	452,245.51	14,398,011.72	100,499.00	3,199,558.16	262,293.04	4,158,615.36
January 30, 2023	452,280.76	13,945,730.96	100,506.84	3,099,051.32	262,331.82	3,896,283.54
July 30, 2023	452,318.25	13,493,412.71	100,515.16	2,998,536.16	3,896,283.54	0.00
January 30, 2024	452,358.15	13,041,054.56	100,524.04	2,898,012.12	0.00	0.00
July 30, 2024	452,400.69	12,588,653.87	100,533.48	2,797,478.64	0.00	0.00
January 30, 2025	452,446.11	12,136,207.76	100,543.58	2,696,935.06	0.00	0.00
July 30, 2025	452,494.67	11,683,713.09	100,554.37	2,596,380.69	0.00	0.00
January 30, 2026	452,546.65	11,231,166.44	100,565.93	2,495,814.76	0.00	0.00
July 30, 2026	452,602.42	10,778,564.02	100,578.31	2,395,236.45	0.00	0.00
January 30, 2027	452,662.32	10,325,901.70	100,591.63	2,294,644.82	0.00	0.00
July 30, 2027	10,325,901.70	0.00	2,294,644.82	0.00	0.00	0.00

	N808DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$458,993.77	$20,592,006.23	$101,998.62	$4,576,001.38	$265,649.31	$7,684,350.69
July 30, 2016	459,011.53	20,132,994.70	102,002.56	4,473,998.82	266,059.49	7,418,291.20
January 30, 2017	459,030.18	19,673,964.52	102,006.70	4,371,992.12	266,079.98	7,152,211.22
July 30, 2017	459,049.76	19,214,914.76	102,011.06	4,269,981.06	266,101.53	6,886,109.69
January 30, 2018	459,070.35	18,755,844.41	102,015.64	4,167,965.42	266,124.17	6,619,985.52
July 30, 2018	459,092.02	18,296,752.39	102,020.44	4,065,944.98	266,148.00	6,353,837.52
January 30, 2019	459,114.83	17,837,637.56	102,025.52	3,963,919.46	266,173.10	6,087,664.42
July 30, 2019	459,138.90	17,378,498.66	102,030.87	3,861,888.59	266,199.56	5,821,464.86
January 30, 2020	459,164.27	16,919,334.39	102,036.50	3,759,852.09	266,227.48	5,555,237.38
July 30, 2020	459,191.08	16,460,143.31	102,042.47	3,657,809.62	266,256.96	5,288,980.42
January 30, 2021	459,219.43	16,000,923.88	102,048.76	3,555,760.86	266,288.13	5,022,692.29
July 30, 2021	459,249.42	15,541,674.46	102,055.42	3,453,705.44	266,321.12	4,756,371.17
January 30, 2022	459,281.20	15,082,393.26	102,062.49	3,351,642.95	266,356.08	4,490,015.09
July 30, 2022	459,314.92	14,623,078.34	102,069.99	3,249,572.96	266,393.15	4,223,621.94
January 30, 2023	459,350.72	14,163,727.62	102,077.93	3,147,495.03	266,432.54	3,957,189.40
July 30, 2023	459,388.79	13,704,338.83	102,086.40	3,045,408.63	3,957,189.40	0.00
January 30, 2024	459,429.31	13,244,909.52	102,095.40	2,943,313.23	0.00	0.00
July 30, 2024	459,472.52	12,785,437.00	102,105.01	2,841,208.22	0.00	0.00
January 30, 2025	459,518.65	12,325,918.35	102,115.25	2,739,092.97	0.00	0.00
July 30, 2025	459,567.97	11,866,350.38	102,126.22	2,636,966.75	0.00	0.00
January 30, 2026	459,620.77	11,406,729.61	102,137.95	2,534,828.80	0.00	0.00
July 30, 2026	459,677.40	10,947,052.21	102,150.53	2,432,678.27	0.00	0.00
January 30, 2027	459,738.23	10,487,313.98	102,164.05	2,330,514.22	0.00	0.00
July 30, 2027	10,487,313.98	0.00	2,330,514.22	0.00	0.00	0.00

	N809DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$461,544.83	$20,706,455.17	$102,565.52	$4,601,434.48	$267,940.23	$7,727,059.77
July 30, 2016	461,562.68	20,244,892.49	102,569.48	4,498,865.00	267,538.22	7,459,521.55
January 30, 2017	461,581.44	19,783,311.05	102,573.65	4,396,291.35	267,558.84	7,191,962.71
July 30, 2017	461,601.12	19,321,709.93	102,578.03	4,293,713.32	267,580.50	6,924,382.21
January 30, 2018	461,621.83	18,860,088.10	102,582.63	4,191,130.69	267,603.27	6,656,778.94
July 30, 2018	461,643.62	18,398,444.48	102,587.47	4,088,543.22	267,627.23	6,389,151.71
January 30, 2019	461,666.57	17,936,777.91	102,592.57	3,985,950.65	267,652.48	6,121,499.23
July 30, 2019	461,690.75	17,475,087.16	102,597.95	3,883,352.70	267,679.07	5,853,820.16
January 30, 2020	461,716.28	17,013,370.88	102,603.62	3,780,749.08	267,707.15	5,586,113.01
July 30, 2020	461,743.24	16,551,627.64	102,609.60	3,678,139.48	267,736.80	5,318,376.21
January 30, 2021	461,771.73	16,089,855.91	102,615.94	3,575,523.54	267,768.14	5,050,608.07
July 30, 2021	461,801.90	15,628,054.01	102,622.65	3,472,900.89	267,801.32	4,782,806.75
January 30, 2022	461,833.86	15,166,220.15	102,629.74	3,370,271.15	267,836.46	4,514,970.29
July 30, 2022	461,867.75	14,704,352.40	102,637.28	3,267,633.87	267,873.76	4,247,096.53
January 30, 2023	461,903.76	14,242,448.64	102,645.28	3,164,988.59	267,913.34	3,979,183.19
July 30, 2023	461,942.04	13,780,506.60	102,653.79	3,062,334.80	3,979,183.19	0.00
January 30, 2024	461,982.79	13,318,523.81	102,662.84	2,959,671.96	0.00	0.00
July 30, 2024	462,026.24	12,856,497.57	102,672.50	2,856,999.46	0.00	0.00
January 30, 2025	462,072.62	12,394,424.95	102,682.81	2,754,316.65	0.00	0.00
July 30, 2025	462,122.22	11,932,302.73	102,693.82	2,651,622.83	0.00	0.00
January 30, 2026	462,175.31	11,470,127.42	102,705.62	2,548,917.21	0.00	0.00
July 30, 2026	462,232.25	11,007,895.17	102,718.28	2,446,198.93	0.00	0.00
January 30, 2027	462,293.43	10,545,601.74	102,731.88	2,343,467.05	0.00	0.00
July 30, 2027	10,545,601.74	0.00	2,343,467.05	0.00	0.00	0.00

	N810DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$454,480.36	$20,389,519.64	$100,995.64	$4,531,004.36	$263,211.55	$7,608,788.45
July 30, 2016	454,497.96	19,935,021.68	100,999.54	4,430,004.82	263,443.25	7,345,345.20
January 30, 2017	454,516.41	19,480,505.27	101,003.65	4,329,001.17	263,463.55	7,081,881.65
July 30, 2017	454,535.80	19,025,969.47	101,007.95	4,227,993.22	263,484.88	6,818,396.77
January 30, 2018	454,556.19	18,571,413.28	101,012.49	4,126,980.73	263,507.30	6,554,889.47
July 30, 2018	454,577.65	18,116,835.63	101,017.26	4,025,963.47	263,530.90	6,291,358.57
January 30, 2019	454,600.24	17,662,235.39	101,022.27	3,924,941.20	263,555.75	6,027,802.82
July 30, 2019	454,624.06	17,207,611.33	101,027.57	3,823,913.63	263,581.95	5,764,220.87
January 30, 2020	454,649.19	16,752,962.14	101,033.15	3,722,880.48	263,609.59	5,500,611.28
July 30, 2020	454,675.74	16,298,286.40	101,039.06	3,621,841.42	263,638.79	5,236,972.49
January 30, 2021	454,703.80	15,843,582.60	101,045.29	3,520,796.13	263,669.65	4,973,302.84
July 30, 2021	454,733.50	15,388,849.10	101,051.89	3,419,744.24	263,702.31	4,709,600.53
January 30, 2022	454,764.97	14,934,084.13	101,058.88	3,318,685.36	263,736.93	4,445,863.60
July 30, 2022	454,798.35	14,479,285.78	101,066.30	3,217,619.06	263,773.65	4,182,089.95
January 30, 2023	454,833.81	14,024,451.97	101,074.18	3,116,544.88	263,812.63	3,918,277.32
July 30, 2023	454,871.49	13,569,580.48	101,082.55	3,015,462.33	3,918,277.32	0.00
January 30, 2024	454,911.63	13,114,668.85	101,091.47	2,914,370.86	0.00	0.00
July 30, 2024	454,954.41	12,659,714.44	101,100.98	2,813,269.88	0.00	0.00
January 30, 2025	455,000.08	12,204,714.36	101,111.13	2,712,158.75	0.00	0.00
July 30, 2025	455,048.91	11,749,665.45	101,121.98	2,611,036.77	0.00	0.00
January 30, 2026	455,101.20	11,294,564.25	101,133.60	2,509,903.17	0.00	0.00
July 30, 2026	455,157.27	10,839,406.98	101,146.06	2,408,757.11	0.00	0.00
January 30, 2027	455,217.51	10,384,189.47	101,159.45	2,307,597.66	0.00	0.00
July 30, 2027	10,384,189.47	0.00	2,307,597.66	0.00	0.00	0.00

	N811DZ
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$449,387.67	$20,138,612.33	$99,752.81	$4,475,247.19	$259,843.01	$7,515,156.99
July 30, 2016	448,905.03	19,689,707.30	99,756.68	4,375,490.51	260,201.40	7,254,955.59
January 30, 2017	448,923.27	19,240,784.03	99,760.73	4,275,729.78	260,221.45	6,994,734.14
July 30, 2017	448,942.42	18,791,841.61	99,764.98	4,175,964.80	260,242.51	6,734,491.63
January 30, 2018	448,962.56	18,342,879.05	99,769.46	4,076,195.34	260,264.66	6,474,226.97
July 30, 2018	448,983.75	17,893,895.30	99,774.16	3,976,421.18	260,287.97	6,213,939.00
January 30, 2019	449,006.07	17,444,889.23	99,779.13	3,876,642.05	260,312.51	5,953,626.49
July 30, 2019	449,029.59	16,995,859.64	99,784.35	3,776,857.70	260,338.39	5,693,288.10
January 30, 2020	449,054.42	16,546,805.22	99,789.87	3,677,067.83	260,365.69	5,432,922.41
July 30, 2020	449,080.63	16,097,724.59	99,795.70	3,577,272.13	260,394.53	5,172,527.88
January 30, 2021	449,108.35	15,648,616.24	99,801.86	3,477,470.27	260,425.01	4,912,102.87
July 30, 2021	449,137.69	15,199,478.55	99,808.37	3,377,661.90	260,457.27	4,651,645.60
January 30, 2022	449,168.77	14,750,309.78	99,815.28	3,277,846.62	260,491.46	4,391,154.14
July 30, 2022	449,201.74	14,301,108.04	99,822.61	3,178,024.01	260,527.73	4,130,626.41
January 30, 2023	449,236.76	13,851,871.28	99,830.39	3,078,193.62	260,566.23	3,870,060.18
July 30, 2023	449,273.98	13,402,597.30	99,838.66	2,978,354.96	3,870,060.18	0.00
January 30, 2024	449,313.62	12,953,283.68	99,847.48	2,878,507.48	0.00	0.00
July 30, 2024	449,355.88	12,503,927.80	99,856.86	2,778,650.62	0.00	0.00
January 30, 2025	449,400.99	12,054,526.81	99,866.88	2,678,783.74	0.00	0.00
July 30, 2025	449,449.21	11,605,077.60	99,877.61	2,578,906.13	0.00	0.00
January 30, 2026	449,500.86	11,155,576.74	99,889.08	2,479,017.05	0.00	0.00
July 30, 2026	449,556.25	10,706,020.49	99,901.38	2,379,115.67	0.00	0.00
January 30, 2027	449,615.74	10,256,404.75	99,914.61	2,279,201.06	0.00	0.00
July 30, 2027	10,256,404.75	0.00	2,279,201.06	0.00	0.00	0.00

	N812DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$449,387.67	$20,138,612.33	$99,752.81	$4,475,247.19	$259,843.01	$7,515,156.99
July 30, 2016	448,905.03	19,689,707.30	99,756.68	4,375,490.51	260,201.40	7,254,955.59
January 30, 2017	448,923.27	19,240,784.03	99,760.73	4,275,729.78	260,221.45	6,994,734.14
July 30, 2017	448,942.42	18,791,841.61	99,764.98	4,175,964.80	260,242.51	6,734,491.63
January 30, 2018	448,962.56	18,342,879.05	99,769.46	4,076,195.34	260,264.66	6,474,226.97
July 30, 2018	448,983.75	17,893,895.30	99,774.16	3,976,421.18	260,287.97	6,213,939.00
January 30, 2019	449,006.07	17,444,889.23	99,779.13	3,876,642.05	260,312.51	5,953,626.49
July 30, 2019	449,029.59	16,995,859.64	99,784.35	3,776,857.70	260,338.39	5,693,288.10
January 30, 2020	449,054.42	16,546,805.22	99,789.87	3,677,067.83	260,365.69	5,432,922.41
July 30, 2020	449,080.63	16,097,724.59	99,795.70	3,577,272.13	260,394.53	5,172,527.88
January 30, 2021	449,108.35	15,648,616.24	99,801.86	3,477,470.27	260,425.01	4,912,102.87
July 30, 2021	449,137.69	15,199,478.55	99,808.37	3,377,661.90	260,457.27	4,651,645.60
January 30, 2022	449,168.77	14,750,309.78	99,815.28	3,277,846.62	260,491.46	4,391,154.14
July 30, 2022	449,201.74	14,301,108.04	99,822.61	3,178,024.01	260,527.73	4,130,626.41
January 30, 2023	449,236.76	13,851,871.28	99,830.39	3,078,193.62	260,566.23	3,870,060.18
July 30, 2023	449,273.98	13,402,597.30	99,838.66	2,978,354.96	3,870,060.18	0.00
January 30, 2024	449,313.62	12,953,283.68	99,847.48	2,878,507.48	0.00	0.00
July 30, 2024	449,355.88	12,503,927.80	99,856.86	2,778,650.62	0.00	0.00
January 30, 2025	449,400.99	12,054,526.81	99,866.88	2,678,783.74	0.00	0.00
July 30, 2025	449,449.21	11,605,077.60	99,877.61	2,578,906.13	0.00	0.00
January 30, 2026	449,500.86	11,155,576.74	99,889.08	2,479,017.05	0.00	0.00
July 30, 2026	449,556.25	10,706,020.49	99,901.38	2,379,115.67	0.00	0.00
January 30, 2027	449,615.74	10,256,404.75	99,914.61	2,279,201.06	0.00	0.00
July 30, 2027	10,256,404.75	0.00	2,279,201.06	0.00	0.00	0.00

	N814DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$464,497.76	$20,816,502.24	$103,110.61	$4,625,889.39	$267,873.79	$7,768,126.21
July 30, 2016	464,015.72	20,352,486.52	103,114.61	4,522,774.78	268,960.09	7,499,166.12
January 30, 2017	464,034.57	19,888,451.95	103,118.79	4,419,655.99	268,980.82	7,230,185.30
July 30, 2017	464,054.36	19,424,397.59	103,123.19	4,316,532.80	269,002.59	6,961,182.71
January 30, 2018	464,075.18	18,960,322.41	103,127.82	4,213,404.98	269,025.48	6,692,157.23
July 30, 2018	464,097.08	18,496,225.33	103,132.69	4,110,272.29	269,049.57	6,423,107.66
January 30, 2019	464,120.16	18,032,105.17	103,137.81	4,007,134.48	269,074.95	6,154,032.71
July 30, 2019	464,144.46	17,567,960.71	103,143.21	3,903,991.27	269,101.69	5,884,931.02
January 30, 2020	464,170.13	17,103,790.58	103,148.92	3,800,842.35	269,129.91	5,615,801.11
July 30, 2020	464,197.23	16,639,593.35	103,154.94	3,697,687.41	269,159.72	5,346,641.39
January 30, 2021	464,225.88	16,175,367.47	103,161.31	3,594,526.10	269,191.23	5,077,450.16
July 30, 2021	464,256.20	15,711,111.27	103,168.04	3,491,358.06	269,224.58	4,808,225.58
January 30, 2022	464,288.33	15,246,822.94	103,175.18	3,388,182.88	269,259.92	4,538,965.66
July 30, 2022	464,322.41	14,782,500.53	103,182.76	3,285,000.12	269,297.40	4,269,668.26
January 30, 2023	464,358.61	14,318,141.92	103,190.80	3,181,809.32	269,337.20	4,000,331.06
July 30, 2023	464,397.08	13,853,744.84	103,199.36	3,078,609.96	4,000,331.06	0.00
January 30, 2024	464,438.06	13,389,306.78	103,208.45	2,975,401.51	0.00	0.00
July 30, 2024	464,481.74	12,924,825.04	103,218.17	2,872,183.34	0.00	0.00
January 30, 2025	464,528.36	12,460,296.68	103,228.52	2,768,954.82	0.00	0.00
July 30, 2025	464,578.22	11,995,718.46	103,239.61	2,665,715.21	0.00	0.00
January 30, 2026	464,631.60	11,531,086.86	103,251.46	2,562,463.75	0.00	0.00
July 30, 2026	464,688.85	11,066,398.01	103,264.19	2,459,199.56	0.00	0.00
January 30, 2027	464,750.34	10,601,647.67	103,277.86	2,355,921.70	0.00	0.00
July 30, 2027	10,601,647.67	0.00	2,355,921.70	0.00	0.00	0.00

	N813DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$457,040.83	$20,481,959.17	$101,453.52	$4,551,546.48	$263,715.75	$7,643,284.25
July 30, 2016	456,558.50	20,025,400.67	101,457.44	4,450,089.04	264,637.61	7,378,646.64
January 30, 2017	456,577.04	19,568,823.63	101,461.57	4,348,627.47	264,658.01	7,113,988.63
July 30, 2017	456,596.53	19,112,227.10	101,465.89	4,247,161.58	264,679.44	6,849,309.19
January 30, 2018	456,617.00	18,655,610.10	101,470.45	4,145,691.13	264,701.96	6,584,607.23
July 30, 2018	456,638.55	18,198,971.55	101,475.23	4,044,215.90	264,725.66	6,319,881.57
January 30, 2019	456,661.26	17,742,310.29	101,480.28	3,942,735.62	264,750.63	6,055,130.94
July 30, 2019	456,685.18	17,285,625.11	101,485.59	3,841,250.03	264,776.95	5,790,353.99
January 30, 2020	456,710.42	16,828,914.69	101,491.21	3,739,758.82	264,804.71	5,525,549.28
July 30, 2020	456,737.09	16,372,177.60	101,497.13	3,638,261.69	264,834.03	5,260,715.25
January 30, 2021	456,765.28	15,915,412.32	101,503.40	3,536,758.29	264,865.05	4,995,850.20
July 30, 2021	456,795.12	15,458,617.20	101,510.02	3,435,248.27	264,897.86	4,730,952.34
January 30, 2022	456,826.73	15,001,790.47	101,517.05	3,333,731.22	264,932.63	4,466,019.71
July 30, 2022	456,860.26	14,544,930.21	101,524.51	3,232,206.71	264,969.50	4,201,050.21
January 30, 2023	456,895.88	14,088,034.33	101,532.41	3,130,674.30	265,008.68	3,936,041.53
July 30, 2023	456,933.73	13,631,100.60	101,540.83	3,029,133.47	3,936,041.53	0.00
January 30, 2024	456,974.05	13,174,126.55	101,549.79	2,927,583.68	0.00	0.00
July 30, 2024	457,017.03	12,717,109.52	101,559.34	2,826,024.34	0.00	0.00
January 30, 2025	457,062.91	12,260,046.61	101,569.54	2,724,454.80	0.00	0.00
July 30, 2025	457,111.95	11,802,934.66	101,580.43	2,622,874.37	0.00	0.00
January 30, 2026	457,164.48	11,345,770.18	101,592.11	2,521,282.26	0.00	0.00
July 30, 2026	457,220.81	10,888,549.37	101,604.62	2,419,677.64	0.00	0.00
January 30, 2027	457,281.32	10,431,268.05	101,618.07	2,318,059.57	0.00	0.00
July 30, 2027	10,431,268.05	0.00	2,318,059.57	0.00	0.00	0.00

	N815DN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
January 30, 2016	$466,646.94	$20,935,353.06	$103,699.32	$4,652,300.68	$269,522.05	$7,812,477.95
July 30, 2016	466,664.99	20,468,688.07	103,703.33	4,548,597.35	270,495.70	7,541,982.25
January 30, 2017	466,683.95	20,002,004.12	103,707.55	4,444,889.80	270,516.55	7,271,465.70
July 30, 2017	466,703.86	19,535,300.26	103,711.96	4,341,177.84	270,538.44	7,000,927.26
January 30, 2018	466,724.80	19,068,575.46	103,716.63	4,237,461.21	270,561.48	6,730,365.78
July 30, 2018	466,746.82	18,601,828.64	103,721.51	4,133,739.70	270,585.70	6,459,780.08
January 30, 2019	466,770.02	18,135,058.62	103,726.67	4,030,013.03	270,611.21	6,189,168.87
July 30, 2019	466,794.48	17,668,264.14	103,732.11	3,926,280.92	270,638.12	5,918,530.75
January 30, 2020	466,820.28	17,201,443.86	103,737.84	3,822,543.08	270,666.49	5,647,864.26
July 30, 2020	466,847.54	16,734,596.32	103,743.90	3,718,799.18	270,696.47	5,377,167.79
January 30, 2021	466,876.36	16,267,719.96	103,750.30	3,615,048.88	270,728.17	5,106,439.62
July 30, 2021	466,906.85	15,800,813.11	103,757.08	3,511,291.80	270,761.70	4,835,677.92
January 30, 2022	466,939.16	15,333,873.95	103,764.26	3,407,527.54	270,797.25	4,564,880.67
July 30, 2022	466,973.44	14,866,900.51	103,771.87	3,303,755.67	270,834.94	4,294,045.73
January 30, 2023	467,009.84	14,399,890.67	103,779.97	3,199,975.70	270,874.97	4,023,170.76
July 30, 2023	467,048.54	13,932,842.13	103,788.56	3,096,187.14	4,023,170.76	0.00
January 30, 2024	467,089.74	13,465,752.39	103,797.72	2,992,389.42	0.00	0.00
July 30, 2024	467,133.67	12,998,618.72	103,807.48	2,888,581.94	0.00	0.00
January 30, 2025	467,180.57	12,531,438.15	103,817.91	2,784,764.03	0.00	0.00
July 30, 2025	467,230.71	12,064,207.44	103,829.04	2,680,934.99	0.00	0.00
January 30, 2026	467,284.39	11,596,923.05	103,840.98	2,577,094.01	0.00	0.00
July 30, 2026	467,341.96	11,129,581.09	103,853.77	2,473,240.24	0.00	0.00
January 30, 2027	467,403.82	10,662,177.27	103,867.51	2,369,372.73	0.00	0.00
July 30, 2027	10,662,177.27	0.00	2,369,372.73	0.00	0.00	0.00

PROSPECTUS

Delta Air Lines, Inc.

Pass Through Certificates

This prospectus relates to pass through trusts to be formed by Delta Air Lines, Inc. with a national or state bank or trust company, as trustee, which may offer for sale, from time to time, pass through certificates of one or more classes or series under this prospectus and one or more related prospectus supplements. The property of a trust will include equipment notes issued by:

•	Delta to finance or refinance all or a portion of the purchase price of an aircraft or other aircraft related assets owned or to be purchased by Delta; or

•	one or more owner trustees to finance or refinance a portion of the purchase price of an aircraft or other aircraft related assets that have been or will be leased to Delta.

The interest rate, final maturity date and ranking or priority of payment of any equipment notes will be described in the applicable prospectus supplement.

The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates. Equipment notes issued by any owner trustee will be without recourse to Delta.

We will describe the specific terms of any offering of these securities and any credit enhancements therefor in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell the pass through certificates directly, through agents we select from time to time, to or through underwriters, dealers or other third parties we select, or by means of other methods described in a prospectus supplement. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2015

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information.”

In this prospectus, references to “Delta,” the “Company,” “we,” “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects,” “believes,” “plans,” “anticipates,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. Known material risk factors applicable to Delta, other than risks that could apply to any issuer or offering, are described under the heading “Risk Factors” in the applicable prospectus supplement. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and at our website at http://www.delta.com. The contents of our website are not incorporated into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015; and

•	Current Reports on Form 8-K filed on February 20, 2015, July 13, 2015, July 24, 2015 and July 27, 2015.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus.

Any party to whom this prospectus is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. Our global route network gives us a presence in every major domestic and international market. Our route network is centered around a system of hub and international gateway airports that we operate in Amsterdam, Atlanta, Detroit, Los Angeles, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or gateway to domestic and international cities and to other hubs or gateways. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network.

Other key characteristics of our route network include:

•	our international joint ventures, particularly our transatlantic joint venture with Air France-KLM and Alitalia and our transatlantic joint venture with Virgin Atlantic;

•	our alliances with other foreign airlines, including Aeroméxico and GOL and our membership in SkyTeam, a global airline alliance; and

•	agreements with multiple domestic regional carriers, which operate as Delta Connection®.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings represents income before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt costs, the portion of rent expense representative of the interest factor and preferred stock dividends.

	Six Months
	Ended		Year Ended
	June 30		December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	12.60	5.08	2.41	3.64	1.90	1.63	1.46

USE OF PROCEEDS

Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Except as set forth in an applicable prospectus supplement, each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement between Delta and the trustee.

Except as set forth in an applicable prospectus supplement, the equipment notes are or will be issued by:

•	Delta to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by Delta (“owned aircraft notes”); or

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to Delta (“leased aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by Delta, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to Delta.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other aircraft related equipment or personal property owned or to be owned by, or leased or to be leased to, Delta. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement. Also, to the extent set forth in the applicable prospectus supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. An aircraft owned by us may also be subject to other financing arrangements that will be described in the applicable prospectus supplement.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, letter of credit, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

PLAN OF DISTRIBUTION

We may sell the pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sales.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

VALIDITY OF PASS THROUGH CERTIFICATES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for Delta by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and White & Case LLP will rely on the opinions of Shipman & Goodwin LLP, Hartford, Connecticut, counsel for the trustee, as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel, a Deputy General Counsel, an Associate General Counsel or an Assistant General Counsel of Delta as to certain matters relating to the authorization, execution and delivery of the pass through trust agreement by Delta.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. incorporated by reference in Delta Air Lines, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Delta Air Lines, Inc. for the three-month periods ended March 31, 2015 and March 31, 2014 and the three-month and six-month periods ended June 30, 2015 and June 30, 2014, incorporated herein by reference, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 15, 2015 and July 15, 2015, included in Delta Air Lines, Inc. Quarterly Report (Form 10-Q) for the quarters ended March 31, 2015 and June 30, 2015, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.